UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Tyson Foods, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Tyson Foods, Inc.
2200 West Don Tyson Parkway
Springdale, Arkansas 72762-6999
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
February 11, 2021
To Tyson Foods, Inc. Shareholders:
Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Tyson Foods, Inc., a Delaware corporation (the “Company”), will be held virtually via the internet on Thursday, February 11, 2021 at 10:00 a.m., Central time, for the following purposes:
1.To elect the fifteen (15) director nominees named in the accompanying Proxy Statement to the Company’s Board of Directors;
2.To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending October 2, 2021;
3.To approve the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan, a copy of which is attached to the accompanying proxy statement as Exhibit A;
4.To consider and act upon the three shareholder proposals described in the accompanying Proxy Statement, if properly presented at the Annual Meeting; and
5.To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on December 14, 2020, the record date for the Annual Meeting, will be entitled to attend and vote at the Annual Meeting and any adjournments or postponements thereof. As part of our precautions regarding the COVID-19 (coronavirus) pandemic, we are sensitive to the public health and travel concerns that our shareholders may have, as well as any quarantines or other protocols that governments may impose. As a result, the meeting will be held in a virtual meeting format only via webcast. There will not be a physical meeting location. You or your proxyholder will be able to attend the meeting online, examine a list of our stockholders of record, submit your questions and vote your shares electronically by visiting virtualshareholdermeeting.com/TSN2021 (which we refer to as the “virtual meeting website”).

To attend the Annual Meeting if you are a shareholder of record, you will need the 11 or 16-digit control number included in your Notice of Internet Availability of Proxy Materials to participate in the Annual Meeting. To attend the Annual Meeting if you are a beneficial owner of shares in street name, you will need the 11 or 16-digit control number included in your Notice of Internet Availability of Proxy Materials.

The Annual Meeting webcast will begin promptly at 10:00 a.m. Central time, on February 11, 2021. Online access to the virtual meeting website will begin at 9:45 a.m., Central time, and we encourage you to access the meeting prior to the start time. You will not be able to attend the Annual Meeting if you don’t have Internet access.

This year we will again take advantage of the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials over the Internet. As a result, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders rather than a full paper set of the proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the Internet, as well as instructions on how shareholders may obtain a paper copy of our proxy materials. This process substantially reduces the costs associated with printing and distributing our proxy materials. To make it easier for you to vote, Internet and telephone voting are available. The instructions on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card, describe how to use these convenient services.

By Order of the Board of Directors
Amy Tu
Secretary
Springdale, Arkansas
December 23, 2020
YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE AS SOON AS POSSIBLE BY INTERNET, TELEPHONE OR MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF A PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES VIA THE VIRTUAL MEETING WEBSITE IN THE EVENT YOU SHOULD ATTEND THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON FEBRUARY 11, 2021: The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended October 3, 2020 are also available at http://ir.tyson.com or http://www.proxyvote.com.

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement but does not contain all of the information you should consider before voting your shares. For more complete information regarding the proposals to be voted on at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Tyson Foods, Inc., a Delaware corporation (the “Company”), and our fiscal year 2020 performance, please review the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended October 3, 2020.

INFORMATION ABOUT OUR ANNUAL MEETING

Date and Time:	Thursday, February 11, 2021 at 10:00 a.m., Central time

Place:	Virtually via the internet at virtualshareholdermeeting.com/TSN2021

Record Date:	December 14, 2020

Attendance/Voting:	Only shareholders of record at the close of business on the Record Date will be entitled to attend and vote at the virtual Annual Meeting and any adjournments or postponements thereof. Each share of Class A Common Stock will entitle the holder to one vote for each director nominee and one vote for each other proposal, and each share of Class B Common Stock will entitle the holder to ten votes for each director nominee and ten votes for each other proposal.

Advance Voting:	Even if you plan to attend the Annual Meeting via the virtual meeting website, please vote right away using one of the following advance voting methods:
•Visit the website listed on your proxy card/voting instruction form to vote by Internet.
•If you have requested a paper copy of the proxy materials, call the telephone number on your proxy card/voting instruction form to vote by telephone.
•If you have requested a paper copy of the proxy materials, sign, date and return your proxy card/voting instruction form in the enclosed envelope to vote by mail.

PROPOSALS AND VOTING RECOMMENDATIONS

Voting Items	Board Recommendation	Votes Required for Approval	Page No.
Election of directors	FOR All Nominees	Majority of votes cast	8
Ratification of selection of independent registered public accounting firm	FOR	Majority of votes cast	18
Amendment and Restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan	FOR	Majority of votes cast	19
Shareholder proposals	AGAINST	Majority of votes cast	24

DIRECTOR NOMINEES
The following table contains information about the candidates who have been nominated for election to the Board of Directors, including committee assignments, during fiscal year 2020. Each nominee, except for Maria Claudia Borras, is currently a director of the Company. Additional biographical information about the nominees can be found in the Proxy Statement in the section titled “Election of Directors.” Effective February 18, 2020, the Board of Directors increased its size from twelve (12) to thirteen (13) and appointed Les R. Baledge as a member of the Board of Directors. Effective May 21, 2020, the Board of Directors increased its size from thirteen (13) to fourteen (14) and appointed David J. Bronczek as a member of the Board of Directors. Effective October 3, 2020, Noel White was appointed Executive Vice Chairman of the Board of Directors. On November 19, 2020, the Board of Directors increased its size from fourteen (14) to fifteen (15) and nominated Maria Claudia Borras to be elected as a member of the Board of Directors at the Annual Meeting. Ms. Borras was nominated for election by the Board of Directors following a third party search conducted under the direction of the Governance and Nominating Committee of the Board of Directors.

				Committee Assignments
Name	Age	Director Since	Independent	Audit	Compensation and Leadership Development	Governance and Nominating	Strategy and Acquisitions	Executive
John H. Tyson m	67	1984	No					✓
Les R. Baledge	63	2020	Yes			✓
Gaurdie E. Banister Jr.	63	2011	Yes		✓*		✓
Dean Banks	47	2017	No
Mike Beebe	73	2015	Yes	✓		✓
David J. Bronczek	66	2020	Yes
Mikel A. Durham	57	2015	Yes			✓	✓*
Jonathan D. Mariner :	66	2019	Yes	✓*
Kevin M. McNamara † :	64	2007	Yes	✓	✓			✓
Cheryl S. Miller :	48	2016	Yes	✓
Jeffrey K. Schomburger	58	2016	Yes		✓		✓
Robert Thurber	73	2009	Yes			✓*
Barbara A. Tyson	71	1988	Yes					✓
Noel Whites	62	2018	No
m Chairman of the Board † Lead Independent Director and Vice Chairman of the Board *Committee Chairperson : Audit Committee Financial Expert sExecutive Vice Chairman of the Board

FISCAL YEAR 2020 BUSINESS HIGHLIGHTS
The Company’s total sales in fiscal year 2020 were $43.2 billion. Operating income for the same period was $3.1 billion. The Board of Directors increased dividends on our common stock by 12% over fiscal year 2019 dividends.

GOVERNANCE HIGHLIGHTS
The Company is committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens the Board of Directors and management accountability, and helps build public trust in the Company. Some of the Company’s key governance features include:
•11 of 14 director nominees during fiscal year 2020 were independent
•Board and committee meeting attendance in excess of 96%
•Deferred shares for directors and strong ownership requirements for directors and senior officers
•Majority-independent board committees
•Robust policies and procedures, including our Code of Conduct
•Board makeup highlighted by strong leadership, diversity and experience
•Regular executive sessions of independent directors

The following table contains certain information about the Board of Directors and its committees during fiscal year 2020.

	Number of Members at the End of Fiscal Year 2020	Independent Membership	Number of Meetings During Fiscal Year 2020
Board of Directors	14	79%	12 (and 3 written consents)
Audit Committee	4	100%	4
Compensation and Leadership Development Committee	3	100%	5 (and 1 written consent)
Governance and Nominating Committee	4	100%	9
Strategy and Acquisitions Committee	3	100%	5 (and 1 written consent)
Executive Committee	3	67%	0

EXECUTIVE COMPENSATION SUMMARY
Our executive compensation program is rooted in maintaining a strong link between pay and performance, which we believe results in a better alignment of compensation with corporate goals and shareholder interests. Through our executive compensation program, we emphasize attainment of Company goals, both short- and long-term, and seek to foster a commitment to performance that enhances sustainable shareholder value. Our key executive compensation practices include the following:

•High percentage of pay is variable and at risk
•Substantial stock ownership guidelines
•Balanced mix of short- and long-term incentives
•Performance targets set at challenging levels that seek to balance short- and long-term goals
We provide a compensation package designed to attract, motivate and retain superior executive talent for the long-term. We believe that total compensation opportunities should reflect each executive officer’s role, skills, experience level and individual contributions to the Company and be competitive with the organizations with which we compete for talent. We also believe that as an executive officer’s responsibility increases, a significant portion of his or her compensation should be dependent on Company earnings and performance goals. In fiscal year 2020, approximately two-thirds of the target total compensation opportunity for our continuing named executive officers was at-risk.
Detailed information regarding our executive compensation programs, practices and philosophy can be found in the Proxy Statement under the section titled “Compensation Discussion and Analysis” and the compensation tables of the Proxy Statement.

HOW PAY IS TIED TO COMPANY PERFORMANCE
Incentive payments under the Company’s cash performance incentive payment plan are based on performance measures established by the Compensation and Leadership Development Committee. For fiscal year 2020, the committee selected Adjusted Operating Income, which is operating income before interest and taxes and takes into account unusual or unique items, as the performance measure under the plan. The committee believes Adjusted Operating Income is an appropriate measure of Company performance to utilize in making performance-based compensation decisions because it is a good indicator of value creation and is used by senior management to evaluate the day-to-day performance of the business. Adjusted Operating Income for purposes of incentive payments for fiscal year 2020 was $3.237 billion, which generally resulted in performance incentive payment eligibility for our NEOs at approximately 99% of each of their respective target annual incentive payment amounts.

Performance stock grants under the Company’s equity compensation plans are also based on performance measures chosen by the committee. For fiscal year 2020, the committee selected the achievement of a 3-year cumulative Adjusted Operating Income performance goal measured from the beginning of fiscal year 2020, and a comparison of the relative total shareholder return on the Company’s Class A Common Stock to the total shareholder return of a compensation peer group over the same 3-year period. Each performance criterion accounts for one-half of the performance stock award. Three-year cumulative Adjusted Operating Income was selected to further focus our executive officers on what we believe to be the drivers of long-term value creation and relative total shareholder return was selected to assess and motivate our executive officers to outperform peer group companies and further align their interests with shareholder value creation.

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RECENT EVENTS

Supplier Misrepresentations in Beef Segment. As previously disclosed in a Current Report on Form 8-K filed December 21, 2020, the Company discovered that one of its cattle suppliers made misrepresentations regarding the number of cattle the supplier purchased on behalf of the Company’s Beef segment. As a result of the discovery of these misrepresentations by the cattle supplier, among other things, the Company’s management performed an assessment of the effectiveness of its internal control over financial reporting (“ICFR”) and concluded that ICFR was not effective as of the end of fiscal year 2020 because of the identification of a material weakness in ICFR relating to the physical existence of live cattle inventory. For additional information regarding the foregoing, please see our Current Report on Form 8-K filed on December 21, 2020. The Audit Committee and the Board are committed to maintaining a strong internal control environment and implementing measures designed to help ensure that control deficiencies contributing to the identified material weakness are remediated as soon as possible.

Tyson Foods, Inc.
2200 West Don Tyson Parkway
Springdale, Arkansas 72762-6999
PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held
February 11, 2021
GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING
Why am I receiving these proxy materials?
Tyson Foods, Inc., a Delaware corporation (the “Company”), has made these materials available to you in connection with the solicitation of proxies on behalf of the Company by the Board of Directors (the “Board”) of the Company, for use at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held via the internet at virtualshareholdermeeting.com/TSN2021, on Thursday, February 11, 2021 at 10:00 a.m., Central time. These materials were first sent or made available to shareholders on December 23, 2020. You are invited to attend the Annual Meeting and are requested to vote on the matters described in this Proxy Statement.
What is included in the proxy materials?
These materials include:
•this Proxy Statement for the Annual Meeting; and
•the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2020.
If you request printed versions of these materials be sent to you by mail, these materials will also include a proxy card and voting instruction form for the Annual Meeting.
Why did I receive a one-page notice in the mail regarding the Internet availability of the proxy materials instead of a full set of the proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials over the Internet. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request a printed set of our proxy materials, including a proxy card. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce our costs and the environmental impact of the Annual Meeting.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability of Proxy Materials provides you with instructions regarding how to view the proxy materials for the Annual Meeting on the Internet and how to instruct the Company to send future proxy materials, including the Notice of Internet Availability of Proxy Materials, to you electronically by email. The Company’s proxy materials are also available on the Company’s Investor Relations website at http://ir.tyson.com.
If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials electronically will remain in effect until you terminate it.

What items will be voted on at the Annual Meeting?
The following matters will be presented for shareholder consideration and voting at the Annual Meeting:
•To elect the fifteen (15) director nominees named in this Proxy Statement to the Board;
•To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending October 2, 2021;
•To approve the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan, a copy of which is attached to the accompanying proxy statement as Exhibit A;
•To consider and act upon the shareholder proposals described in this Proxy Statement, if properly presented at the Annual Meeting; and
•To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
What are the Board’s voting recommendations?
The Board recommends that you vote your shares:
•FOR the election of each of the director nominees named in this Proxy Statement to the Board;
•FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 2, 2021;
•FOR the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan, a copy of which is attached to the accompanying proxy statement as Exhibit A; and
•AGAINST each of the shareholder proposals.
What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., you are considered the shareholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by the Company. As a shareholder of record, you can vote your shares via the Internet, telephone, mail or by attending the virtual meeting. If you request printed copies of the proxy materials by mail, you will also receive a proxy card.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will also receive a voting instruction form from the organization holding your shares.
If I am a shareholder of record of the Company’s shares, how do I vote using the Company’s proxy materials?
There are four ways to vote using the Company’s proxy materials:
•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you request printed copies of the proxy materials be sent to you by mail, by following the instructions provided with the proxy card.
•By telephone. If you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by calling the toll-free number found on the proxy card.
•By mail. If you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.
•During the virtual Annual Meeting. You may vote via the virtual meeting website during the Annual Meeting. If you desire to vote via the virtual meeting website during the Annual Meeting, you will need to follow the instructions provided during the webcast on the virtual meeting website and you will need the 11 or 16-digit control number included in your Notice of Internet Availability of Proxy Materials.

If I am a beneficial owner of shares held in street name, how do I vote using the Company’s proxy materials?
There are four ways to vote using the Company’s proxy materials:
•Via the Internet. You may vote by proxy via the Internet by visiting http://www.proxyvote.com and entering the control number found in the Notice of Internet Availability of Proxy Materials, or, if you request printed copies of the proxy materials be sent to you by mail, by following the instructions provided in the voting instruction form you received from the organization holding your shares.
•By telephone. If you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by calling the toll-free number found on the voting instruction form you received from the organization holding your shares.
•By mail. If you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by filling out the voting instruction form you received from the organization that holds your shares and sending it back in the envelope provided.
•During the virtual Annual Meeting. You may vote via the virtual meeting website during the Annual Meeting. If you desire to vote via the virtual meeting website during the Annual Meeting, you will need to follow the instructions provided during the webcast on the virtual meeting website and you will need the 11 or 16-digit control number included in your Notice of Internet Availability of Proxy Materials.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting via the virtual meeting website. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s corporate secretary at 2200 West Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999, a written notice of revocation prior to the Annual Meeting.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:
•as necessary to meet applicable legal requirements;
•to allow for the tabulation and certification of votes; and
•to facilitate a successful proxy solicitation.
Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by Broadridge Financial Solutions, Inc., the inspector of the Annual Meeting, and published within four business days following conclusion of the Annual Meeting.
How can I attend the Annual Meeting?
Only persons owning shares at the close of business on December 14, 2020, the record date for the Annual Meeting, will be entitled to attend and vote via the virtual meeting website at the Annual Meeting and any adjournments or postponements thereof. If you plan to attend the Annual Meeting via virtual meeting website, visit virtualshareholdermeeting.com/TSN2021. Online access for the virtual Annual Meeting will begin at 9:45 a.m., Central time. We encourage you to access the Annual Meeting prior to the start time. Please allow ample time to log in and establish connectivity. Visit www.proxyvote.com in advance of the virtual Annual Meeting where you can submit questions and also access copies of our proxy materials. If you plan to participate, submit questions or vote during the virtual Annual Meeting, you will need the 11 or 16-digit control number included in your Notice of Internet Availability of Proxy Materials. A replay of the Annual Meeting will be viewable as soon as practical after the Annual Meeting at http://ir.tyson.com.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call: 844-986-0822 inside the U.S. and 303-562-9302 for international calls.

How can I submit questions during the Annual Meeting?

You can submit questions in advance of or during the Annual Meeting at virtualshareholdermeeting.com/TSN2021. We will respond to questions in writing, if pertinent to meeting matters, within seven days of the Annual Meeting. You can also access copies of our proxy materials by visiting www.proxyvote.com.

OUTSTANDING STOCK AND VOTING RIGHTS
Generally. As of December 14, 2020, the outstanding shares of the Company’s capital stock consisted of 294,792,739 shares of Class A Common Stock, $0.10 par value (“Class A Common Stock”), and 70,010,355 shares of Class B Common Stock, $0.10 par value (“Class B Common Stock”). The holders of record of the shares of Class A Common Stock and Class B Common Stock outstanding at the close of business on December 14, 2020, the record date for the Annual Meeting, will vote together as a single class on all matters submitted to shareholders and such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof. Each share of Class A Common Stock will entitle the holder to one vote on all such matters and each share of Class B Common Stock will entitle the holder to ten votes on all such matters.
Quorum. The holders of a majority of the voting power of the Company’s outstanding Class A Common Stock and Class B Common Stock, treated as a single class, must be present in person or represented by proxy to hold the Annual Meeting. Attendance at the virtual Annual Meeting has been deemed by the Board to constitute presence in person at the Annual Meeting for purposes of establishing a quorum and voting on all matters submitted to shareholders and such other matters as may properly come before the Annual Meeting.
Approval Standards. The Company’s by-laws provide that in an uncontested election of directors, each director nominee will be elected by a majority of the votes cast for his or her election at the meeting. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. In a contested election (an election in which the number of nominees exceeds the number of directors to be elected), the directors will be elected by a plurality of the votes cast on the election of directors. The election of directors to be held at the Annual Meeting is an uncontested election, thus the majority vote standard will apply.
A majority of the votes cast at the Annual Meeting is also required to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company for the fiscal year ending October 2, 2021, to approve the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan and to approve each of the shareholder proposals.
The form of proxy card or voting instruction form provides a method for shareholders to vote for, against or to abstain from voting with respect to (i) each director nominee, (ii) the ratification of the selection of PwC as the Company’s independent registered public accounting firm, (iii) the approval of the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan, and (iv) each shareholder proposal.
Broker Non-Votes and Abstentions. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks or other similar organizations holding shares in street name for customers who are beneficial owners of such shares are prohibited from voting or giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Broker non-votes will be counted for quorum purposes but will not be counted as votes cast either for or against a proposal. In other words, broker non-votes are not considered “votes cast.” The election of directors, the approval of the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan and the shareholder proposals are considered “non-routine” matters under applicable NYSE rules and, therefore, if you hold your shares through a bank, broker or other similar organization, the organization may not vote your shares on these matters absent specific instructions from you. As such, there may be broker non-votes with respect to these matters. However, broker non-votes will have no impact on the outcome of these matters because, as stated above, they are not considered “votes cast” for voting purposes. On the other hand, the ratification of the selection of PwC as the Company’s independent registered public accounting firm is considered a “routine” matter under the current rules of the NYSE, therefore, the organization that holds your shares may vote on this matter without instructions from you and no broker non-votes will occur with respect to this matter.
As with broker non-votes, abstentions are counted for quorum purposes but will not be counted as votes cast either for or against a proposal except with respect to the approval of the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan. In other words, abstentions are not considered “votes cast.” Accordingly, abstentions will have no impact on the outcome of the proposals contained in this Proxy Statement except with respect to the approval of the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan. Abstentions will be counted as votes cast against the approval of the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The table below sets forth certain information as of December 14, 2020 regarding the only persons known by the Company to own, directly or indirectly, more than 5% of either of its two classes of Common Stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Class B Common Stock	Tyson Limited Partnership 2200 West Don Tyson Parkway Springdale, AR 72762-6999	70,000,000	(1)	99.99%
Class A Common Stock	T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	32,208,076	(2)	10.93%
Class A Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	28,025,156	(3)	9.51%
Class A Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	22,016,455	(4)	7.47%
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(1)70,000,000 shares of Class B Common Stock and 2,743,680 shares of Class A Common Stock are owned of record by the Tyson Limited Partnership, a Delaware limited partnership (“TLP”). The limited partners (and their respective partnership interests in the TLP) are as follows: the DT Family 2009, LLC (53.4881%), the BT 2015 Fund (45.2549%) and the JCC Family, LLC (.1257%). Trusts for the descendants of Don Tyson, including Mr. John H. Tyson, Chairman of the Board of the Company, are the sole members of the DT Family 2009, LLC and the JCC Family, LLC. Ms. Barbara A. Tyson, a director of the Company, is the sole income beneficiary of and has limited dispositive power with respect to the BT 2015 Fund. Mr. John H. Tyson is one of the contingent beneficiaries of the BT 2015 Fund. The general partners of the TLP, who in the aggregate have a 1.1313% partnership interest in the TLP, are Mr. John H. Tyson, the Barbara Tyson GP Revocable Trust of which Ms. Tyson is the trustee, Mr. Harry C. Erwin, III and the Donald J. Tyson Revocable Trust of which Mr. John H. Tyson, Mr. Erwin and Mr. John R. Tyson are the trustees. A managing general partner of the TLP has the exclusive right, subject to certain restrictions, to do all things on behalf of the TLP necessary to manage, conduct, control and operate the TLP’s business, including the right to vote all shares or other securities held by the TLP, as well as the right to mortgage, pledge or grant security interests in any assets of the TLP. However, the TLP has no managing general partner at this time. Until a new managing general partner is selected, the management rights of the managing general partner may be exercised by a majority of the percentage interests of the general partners, which no single general partner currently possesses. The percentage of general partnership interests of the TLP are as follows: Donald J. Tyson Revocable Trust (44.44%); Mr. John H. Tyson (33.33%); Barbara Tyson GP Revocable Trust (11.115%); and Mr. Erwin (11.115%). The TLP terminates December 31, 2040. The descendants of Don Tyson, including Mr. John H. Tyson, are the sole beneficiaries of the Donald J. Tyson Revocable Trust. Ms. Tyson is the sole beneficiary of the Barbara Tyson GP Revocable Trust. Additionally, the TLP may be dissolved upon the occurrence of certain events, including (i) a written determination by the managing general partner that the projected future revenues of the TLP will be insufficient to enable payment of costs and expenses, or that such future revenues will be such that continued operation of the TLP will not be in the best interest of the partners, (ii) an election to dissolve the TLP by the managing general partner that is approved by the affirmative vote of a majority in percentage interest of all general partners, or (iii) the sale of all or substantially all of the TLP’s assets and properties. The withdrawal of the managing general partner or any other general partner (unless such partner is the sole remaining general partner) will not cause the dissolution of the TLP. Upon dissolution of the TLP, each partner, including all limited partners, will receive in cash or otherwise, after payment of creditors, loans from any partner, and return of capital account balances, their respective percentage interests in the TLP assets.
(2)This amount includes 14,691,695 shares and 32,146,026 shares in which the holder exercises sole voting power and sole dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on or about April 13, 2020, by T. Rowe Price Associates, Inc. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G/A.
(3)This amount includes 439,663 shares, 89,973 shares, 27,524,620 shares and 500,536 shares in which the holder exercises sole voting power, shared voting power, sole dispositive power and shared dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on or about February 12, 2020, by The Vanguard Group. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G/A.
(4)This amount includes 19,077,606 shares and 22,016,455 shares in which the holder exercises sole voting power and sole dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on or about February 6, 2020, by BlackRock, Inc. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G/A.

SECURITY OWNERSHIP OF MANAGEMENT
The table below sets forth information with respect to the beneficial ownership of Class A Common Stock, as of December 14, 2020, by the Company’s director nominees, named executive officers and by all directors and executive officers as a group (who, individually or collectively, do not directly own any shares of Class B Common Stock):

Name of Beneficial Owner	Amount and Nature Of Beneficial Ownership (#)(1)	Percent of Class
John H. Tyson (2)(3)(4)	3,646,645	1.24%
Les R. Baledge (5)	24,000	*
Gaurdie E. Banister Jr. (5)	29,652	*
Dean Banks (4)(5)	57,781	*
Mike Beebe (5)	8,990	*
Maria Claudia Borras	0	*
David J. Bronczek (5)	0	*
Mikel A. Durham (5)	5,169	*
Jonathan D. Mariner (5)	0	*
Kevin M. McNamara (5)	30,262	*
Cheryl S. Miller (5)	4,323	*
Jeffrey K. Schomburger (5)	4,994	*
Robert Thurber (5)	13,926	*
Barbara A. Tyson (2)(5)	202,267	*
Noel White (4)	359,508	*
Stewart Glendinning (4)	121,051	*
Chris Langholz (4)	77,010	*
All Director Nominees and Executive Officers as a Group (28 persons)	5,377,309	1.82%
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*    Indicates less than 1%.
(1)    The amounts in this column include beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly, the shares shown in the table include shares owned directly, shares held in such person's account under the Company's Employee Stock Purchase Plan, shares owned by certain of the individual's family members and shares held by the individual as a trustee or in a fiduciary or other similar capacity, unless otherwise disclaimed and/or described below. The amounts in this column also include shares subject to options exercisable on or within 60 days of December 14, 2020, held by Mr. Glendinning (12,591), Mr. Banks (20,976), and the other executive officers as a group (5,090).
(2)    The amounts in these rows do not include any shares of Class A Common Stock or Class B Common Stock owned by the TLP, of which Mr. Tyson and Ms. Tyson are general partners. The TLP owns 99.99% of the outstanding shares of Class B Common Stock and 0.93% of the outstanding shares of Class A Common Stock, which results in the TLP controlling 70.63% of the aggregate vote of Class A Common Stock and Class B Common Stock. When combined with the total ownership of directors and executive officers as a group, the aggregate voting percentage increases to 71.18%. The TLP and its ownership of such stock are further described in footnote 1 to the table titled “Security Ownership of Certain Beneficial Owners” in this Proxy Statement.
(3)    Mr. Tyson’s amount includes 1,555,844 shares pledged as security for loans.
(4)    The amounts in these rows do not include restricted stock units, which vest in two annual installments subject to the NEO’s continued employment through the applicable vesting dates, granted to each of Mr. Tyson (17,781); Mr. Banks (13,582); Mr. Glendinning (8,643); Mr. Langholz (6,174); and Mr. White (18,686), and the other executive officers as a group (54,906).
(5)    The amounts in these rows do not include grants of deferred stock awards of Class A Common Stock made on the date(s) of re-election to the Board by shareholders (see the section titled “Director Compensation for Fiscal Year 2020” in this Proxy Statement) to each of Mr. Baledge (2,040); Mr. Banister (11,835); Mr. Banks (4,928); Mr. Beebe (2,860); Mr. Bronczek (2,053); Ms. Durham (9,837); Mr. Mariner (3,644); Mr. McNamara (55,057); Ms. Miller (4,821); Mr. Schomburger (6,977); Mr. Thurber (42,762); and Ms. Tyson (33,685).

ELECTION OF DIRECTORS
The number of directors that will serve on the Board following the Annual Meeting is expected to be fifteen (15) but may be changed in the manner provided in the Company’s by-laws. Each director is elected until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified. Our by-laws provide that no person shall be nominated to serve as a director after he or she has passed his or her 72nd birthday (the “Retirement Age By-law”), unless the Board has voted, on an annual basis, to waive or continue to waive the Retirement Age By-law for a nominee.
Set forth below is biographical information for each director nominee chosen by the Board to stand for election at the Annual Meeting. The slate consists of twelve (12) independent director nominees and three non-independent director nominees. Each of the director nominees, except Maria Claudia Borras, is currently serving as a director of the Company and, except for Ms. Borras and Messrs. Baledge and Bronczek, were elected at the 2020 annual meeting of shareholders. The Board recommends that each director nominee be elected at the Annual Meeting.

John H. Tyson, 67, is Chairman of the Board. Mr. Tyson has been a member of the Board since 1984, has served as Chairman since 1998, and served as Chief Executive Officer from 2000 until 2006. Mr. Tyson has devoted his professional career to the Company and brings extensive understanding of the Company, its operations and the protein and food processing industries to the Board. Through his leadership experience gained as Chief Executive Officer, Mr. Tyson provides the Board with critical insight into the Company’s business. In addition, Mr. Tyson, through his association with the Tyson Limited Partnership and his individual shareholding interests, has a substantial personal interest in the Company. The Board believes that Mr. Tyson’s leadership experience and knowledge of the Company acquired through his years of service to the Company and his personal stake in its success qualify him to serve on the Board.
John H. Tyson

Les R. Baledge, 63, a private investor, was executive vice president and general counsel of the Company from 1999 to his retirement in 2004. Prior to joining the Company, Mr. Baledge practiced corporate and finance law with Kutak Rock LLP and Rose Law Firm, both located in Little Rock, Arkansas. In addition, he previously served on the boards of BMP Sunstone Corp. and Fairfield Communities, Inc. Mr. Baledge has been a member of the Board since February 2020. The Board believes that Mr. Baledge’s experience as a former executive of the Company and his expertise in legal, regulatory and compliance matters qualify him to serve on the Board.
Les R. Baledge

Gaurdie E. Banister Jr., 63, is the founder and CEO of Different Points of View, a family global executive advisory and consulting firm. The company provides advice and counsel on matters ranging from strategic planning and leadership to safety and operational excellence in diverse industries. From 2007 until 2015, Mr. Banister served as President and CEO of Aera Energy LLC, a $5 billion oil and gas venture jointly owned by Shell and ExxonMobil. Prior to joining Aera Energy, Mr. Banister held a variety of executive positions with Shell. Mr. Banister also serves on the boards of Dow Inc. and Russell Reynolds Associates. Mr. Banister served on the board of the Bristow Group from 2017 to 2019 and on the board of Marathon Oil Corporation from 2015 to 2018. Mr. Banister has been a member of the Board since 2011. The Board believes that his more than 35 years in the oil and gas industry, which included significant involvement in international business, strategic planning, and mergers and acquisitions, along with his leadership experience as a CEO of California’s largest oil and gas producers, qualify him to serve on the Board.
Gaurdie E. Banister Jr.

Dean Banks, 47, has served as the Company's President and Chief Executive Officer since October 3, 2020, having previously assumed the role of President effective December 20, 2019 and he has been a member of the Board since 2017. Prior to joining the Company as President, Mr. Banks was a Project Lead and on the Leadership Team at X (formerly Google [x]), an Alphabet Inc. company, since 2016, prior to which he was a managing partner and interim CEO at SEED Ventures since 2015. He has also previously served in leadership and consulting roles with IntraCelluar Technologies, now Vergent Bioscience, where he remains a board member; Cleveland Clinic Innovations and the Ohio Orthopedic Commercialization Center; OrthoHelix (acquired by Tornier, Inc.); Connective Orthopaedics; Highland Capital Partners; Cytyc Corporation (acquired by Hologic); and Ethicon Endo-Surgery, a Johnson & Johnson company. Mr. Banks was the founding CEO and serves on the board of Vergent Bioscience, which develops molecular imaging probes for life science research and development. He formerly served on the board of Connective Orthopaedics and as Chairman of Stratifund, Inc, an online crowdfunding educational platform. The Board believes that his substantial experience as a recognized leader in the innovation and technology industries, together with his expertise in corporate and business development and venture capital investment, qualify him to serve on the Board.
Dean Banks

Mike Beebe, 73, currently serves as a member of the Governors’ Council of the Bipartisan Policy Center (“BPC”) in Washington, D.C. Prior to joining the BPC, he served as the Governor of the State of Arkansas from 2007 to 2015. Prior to the governorship, he served as the state’s Attorney General from 2003 to 2007, prior to which he served as a state senator for 20 years. Mr. Beebe also serves on the board of Home BancShares, Inc. Mr. Beebe has been a member of the Board since 2015. The Board believes that his extensive leadership experience, ability to collaborate and his long-time support and understanding of business qualify him to serve on the Board. In consideration of these qualities and Mr. Beebe's tenure on the Board, the Board waived the Retirement Age By-law and nominated him to serve on the Board for the coming year.
Mike Beebe

Maria Claudia Borras, 51, is Executive Vice President, Oilfield Services at Baker Hughes Company, an international industrial service company and one of the world's largest oilfield services companies. Ms. Borras has served in this position since 2017, prior to which she served as Chief Commercial Officer for General Electric Company’s Oil and Gas operations since 2015. Prior to this role, Ms. Borras served in various other executive and management roles, both domestic and international, at Baker Hughes Inc. since 1994. In her current position, Ms. Borras leads approximately 30,000 employees across over 120 countries. During her over 25-year career, Ms. Borras has gained deep experience within industrial manufacturing and services and complex project environments, while successfully improving underperforming businesses, growing market share, and helping deliver sustainable results. The Board believes that Ms. Borras’s successful record and broad experience in organizational transformations, process improvements, and growth strategies, as well as her extensive experience overseeing operations in multiple countries, qualify her to serve on the Board.
Maria Claudia Borras

David J. Bronczek, 66, previously served as president and chief operating officer of FedEx Corporation, the global logistics and transportation company, until his retirement in 2019. He worked at FedEx for more than 40 years, starting as a courier and progressing into the company’s management ranks. His roles included leading FedEx Express in Canada, Europe, the Middle East and Africa, and later serving for 17 years as president and CEO of FedEx Express. Mr. Bronczek also has experience as an independent public company director, currently serving on the board of Yellowstone Acquisition Co. since October 2020, where he is the chair of its compensation committee and a member of its audit committee, and previously served on the board of International Paper from 2006 to 2019. Mr. Bronczek has been a member of the Board since May 2020. The Board believes that his extensive experience managing the logistical operations of a large, global company qualify him to serve on the Board.
David J. Bronczek

Mikel A. Durham, 57, is Chief Executive Officer of American Seafoods Group, a private company that harvests and markets a diverse array of seafood products and develops innovative new products for human and animal nutrition and cosmetic and other industrial applications, having served in that capacity since 2017. She previously served as the Chief Commercial Officer of CSM Bakery Solutions LLC (“CSM”), a global bakery supply manufacturer from 2014 to 2016. Ms. Durham has been a member of the Board since 2015. The Board believes her background in branded consumer packaged goods, deep understanding of the foodservice industry and experience leading international growth strategies qualify her to serve on the Board.
Mikel A. Durham

Jonathan D. Mariner	Jonathan D. Mariner, 66, has been the Chief Administrative Officer of Enjoy Technologies, a private startup based in Menlo Park, California, since December 1, 2020, and is the founder and president of TaxDay, LLC, a private software firm. Mr. Mariner previously served, on an interim basis in 2019, as the Head of Regional Sports Networks for the Walt Disney Company. In addition, he served as chief investment officer for Major League Baseball from 2015 to 2016 and as chief financial officer from 2002 to 2014, where he led the league’s accounting, treasury and budgeting functions, completed more than a dozen franchise purchase and sale transactions, and helped create the league’s strategic investment fund. Prior to his position at Major League Baseball, Jonathan was the CFO for the Florida Marlins Baseball Club, Florida Panthers Hockey Club and Dolphins Stadium. Mr. Mariner was elected to the board of Rocket Companies, Inc., a technology-driven real estate, mortgage and financial services business in November 2020, where he also serves as the chair of its audit committee. He also previously served as a director for Ultimate Software, a software company engaged in research, development, and delivery of human capital management technology, from 2017 to 2019, where he served as the chair of its audit committee and on the compensation committee and has also served on audit committees of private companies, including McGraw Hill Education and Little League International. He has been a member of the Board since 2019. The Board believes that Mr. Mariner’s financial expertise and management experience as both a principal financial officer and director of other public and private companies qualify him to serve on the Board.

Kevin M. McNamara, 64, is the founding principal of McNamara Family Ventures, a family investment office providing venture and growth capital to health care companies. He is currently a director at SignifyHealth (formerly CenseoHealth), a nationwide leader in physician in-home health assessments, after having served as its Chief Executive Officer from 2015 to June 2018. Mr. McNamara also serves on the board of Luminex Corporation. Mr. McNamara has been a member of the Board since 2007, has served as Lead Independent Directors since September 2019 and was appointed Vice Chairman of the Board in February 2020. Mr. McNamara’s financial expertise and professional experience are critical to the Board and its committees. His experience overseeing financial reporting processes, internal accounting and financial controls, as well as managing independent auditor engagements, qualifies him as an “audit committee financial expert” within the meaning of the regulations of the SEC. The Board believes that Mr. McNamara’s financial expertise and management experience as both a principal financial officer and director of other public companies qualify him to serve on the Board.
Kevin M. McNamara

Cheryl S. Miller, 48, will become the Executive Vice President and Chief Financial Officer of JM Family Enterprises, a diversified automotive company, effective January 4, 2021. She previously served as President and Chief Executive Officer of AutoNation, Inc., a publicly-traded automotive retailer with major metropolitan franchises and e-commerce operations from July 2019 to April 2020, prior to which she served as Executive Vice President and Chief Financial Officer of AutoNation since 2014, and as its Treasurer and Vice President of Investor Relations since 2010. Ms. Miller also served on the Board of AutoNation, Inc. from July 2019 to July 2020. Ms. Miller has been a member of the Board since 2016. Her experience overseeing financial reporting processes, internal accounting and financial controls, as well as managing independent auditor engagements, qualifies her as an “audit committee financial expert” within the meaning of the regulations of the SEC. The Board believes that Ms. Miller’s more than 20 years of corporate finance experience, financial statement expertise and deep understanding of public company shareholder matters qualify her to serve on the Board.
Cheryl S. Miller

Jeffrey K. Schomburger, 58, retired as Global Sales Officer, Customer Business Development, for The Procter & Gamble Company (P&G) in 2019, a position he held since 2015. He previously held numerous leadership positions with P&G since joining the company in 1984, including President of P&G’s global Walmart team from 2005 to 2015. Mr. Schomburger has been a member of the Board since 2016. The Board believes that Mr. Schomburger’s deep understanding of the branded consumer packaged goods business and his extensive management experience qualify him to serve on the Board.
Jeffrey K. Schomburger

Robert Thurber, 73, currently retired, served as Vice President of purchasing for Sysco Corporation, which markets and distributes food products to restaurants, healthcare and educational facilities, hotels and inns, and other foodservice and hospitality businesses from 1987 to 2007. Mr. Thurber currently serves as a director of Church Brothers, LLC, a grower, processor, and shipper of fresh vegetables located in Salinas, California. Mr. Thurber served as director of Capstone Bancshares, Inc. until 2015. Mr. Thurber has been a member of the Board since 2009. Mr. Thurber’s experience at a leading marketer and distributor of food products to the foodservice industry is particularly relevant given the Company’s position as a leading supplier of high quality protein and other food products to the foodservice industry. The Board benefits greatly from Mr. Thurber’s extensive understanding of the foodservice industry, which provides him the insight necessary to address the challenges, opportunities and operations of the Company’s complex business operations. The Board believes these attributes qualify him to serve on the Board. In consideration of these qualities and Mr. Thurber's tenure on the Board, the Board waived the Retirement Age By-law and nominated him to serve on the Board for the coming year.
Robert Thurber

Barbara A. Tyson, 71, served as Vice President of the Company until 2002, when she retired and became a consultant to the Company. She ceased serving as a consultant in 2011. Ms. Tyson has been a member of the Board since 1988. Through her years of experience as both an officer and director of the Company, Ms. Tyson developed an understanding of the Company and its operations, which allows her to assist the Board in its development of the Company’s long-term strategy. Ms. Tyson, as the sole income beneficiary of the BT 2015 Fund, also has a substantial personal interest in the Company. The Board believes that Ms. Tyson’s management experience, understanding of the Company and personal interest in the Company’s success qualify her to serve on the Board.
Barbara A. Tyson

Noel White, 62, has served as Executive Vice Chairman of the Board since October 3, 2020, prior to which he served as Chief Executive Officer of the Company from September 2018 to October 3, 2020, and as President from September 2018 to December 2019. Mr. White has been a member of the Board since October 2018. Prior to his appointment as President and Chief Executive Officer, he served as a Group President Fresh Meats and International and Chief Operations Officer for the Company in 2017, prior to which he served as a President, Poultry since 2013 after serving as a Senior Group Vice President, Fresh Meats since 2009. The Board believes Mr. White's more than 35 years of experience in the food industry with the Company and IBP, inc. (which was acquired by the Company in 2001) and his successful tenure in senior leadership roles with the Company qualify him to serve on the Board.
Noel White
Board Recommendation
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE SLATE OF DIRECTORS NOMINATED BY THE BOARD.
PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH COMPANY NOMINEE UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required
Approval of a nominee for director requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class.
Shareholders are not entitled to cumulate voting with respect to the election of directors. The Board contemplates that all of the director nominees will be able to stand for election, but should any director nominee become unavailable for election, all proxies will be voted for the election of a substitute nominated by the Board (unless the Board chooses to reduce the number of directors on the Board).

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Family and Other Relationships. Barbara A. Tyson is the aunt of John H. Tyson, and John H. Tyson’s son, John R. Tyson, is an executive officer of the Company. There are no other family relationships among the director nominees or the Company’s executive officers. By reason of its beneficial ownership of the Company’s common stock, the TLP is deemed to be a controlling person of the Company. Other than the TLP, none of the companies or organizations listed in the director nominees’ biographies above is a parent, subsidiary or affiliate of the Company.

Director Independence. After reviewing all relevant relationships of the directors, the Board has determined that each of director nominees Mr. Baledge, Mr. Banister, Mr. Beebe, Ms. Borras, Mr. Bronczek, Ms. Durham, Mr. Mariner, Mr. McNamara, Ms. Miller, Mr. Schomburger, Mr. Thurber and Ms. Tyson qualify as independent directors in accordance with the NYSE corporate governance rules. In making its independence determinations, the Board considered all relevant transactions, relationships or arrangements disclosed in this Proxy Statement under the section titled “Certain Transactions” and the following:

•Ms. Durham is Chief Executive Officer of American Seafoods Group. In fiscal year 2019, the Company acquired MFG (USA) Holdings, Inc., a subsidiary of which is a customer of American Seafoods Group. During fiscal years 2020 and 2019, which included prior- and post-acquisition periods, this subsidiary paid American Seafoods Group $6,725,715 and $7,774,866, respectively for direct purchases of fish for the manufacture of certain products for a customer of the Company, and such amount represented less than two percent (2%) of American Seafoods Group’s gross revenues for the comparable period. In fiscal year 2018, there were no payments to American Seafoods Group. Under the NYSE rules, a director may be considered independent if payments made to an entity with which the director is affiliated are less than the greater of $1,000,000 or two percent (2%) of the affiliated entity's gross revenues in any of the last three fiscal years. Ms. Durham did not personally benefit from any of the purchases. Based on the foregoing facts, the Board has determined that Ms. Durham did not have a direct or indirect material interest in the transactions and this relationship does not affect Ms. Durham's independence.

Board and Shareholder Meetings. The Board held twelve meetings and undertook three actions by written consent during fiscal year 2020. Directors’ attendance rate during fiscal year 2020 for all Board and committee meetings was 96.4%. All directors attended at least 75% of the Board and committee meetings they were eligible to attend during fiscal year 2020. The Company expects all directors to attend each annual meeting of shareholders. All directors as of the 2020 annual meeting of shareholders attended the meeting.

Executive Sessions; Lead Independent Director. Independent directors meet in executive session without management present each time the Board holds its regularly scheduled quarterly meetings, and these sessions are presided over by the Lead Independent Director. Mr. McNamara served as the Lead Independent Director for fiscal year 2020. The independent directors held four executive sessions during fiscal year 2020. In addition, each Board committee regularly holds an executive session after each quarterly meeting with the chair of the committee presiding over the executive session.

Leadership Structure. The Board’s current leadership structure consists of a Chairman of the Board, a Vice Chairman and Lead Independent Director and an Executive Vice Chairman of the Board. The Company’s by-laws were amended in fiscal year 2020 to provide for, among other amendments, the authority of the Board to appoint one or more Vice Chairmen. Pursuant to the Company’s Corporate Governance Principles, the Board is permitted to either separate or combine the positions of Chief Executive Officer and Chairman of the Board as it deems appropriate from time to time. Since 2006, these positions have been held by separate individuals. The Lead Independent Director is annually selected by the Board from among the independent directors. The Board reviews the continued appropriateness and effectiveness of this leadership structure at least annually. At the present time, the Board believes that separation of the positions of Chief Executive Officer and Chairman of the Board, combined with the roles of the Vice Chairman and Lead Independent Director and Executive Vice Chairman, improves the ability of the Board to exercise its oversight role over management, provides multiple opportunities for discussion and evaluation of management decisions and the direction of the Company, and ensures a significant role for non-management directors in the oversight and leadership of the Company. The Board understands that maintaining qualified independent and non-management directors on the Board is an integral part of effective corporate governance. Accordingly, it believes the current leadership structure of the Board strikes an appropriate balance between independent directors, management and directors affiliated with the TLP, the Company’s controlling shareholder, which allows the Board to effectively represent the best interests of the Company’s entire shareholder base.

Risk Oversight. Management has the primary responsibility for identifying and managing the risks facing the Company, subject to the oversight of the Board. The Board’s committees assist in discharging its risk oversight role by performing the subject matter responsibilities outlined below in the descriptions of each committee. The Board retains full oversight responsibility for all subject matters not specifically assigned to a committee, including risks presented by competition, regulation, general industry trends and capital structure and allocation. Management conducts an enterprise risk assessment with monitoring on a regular basis as well as an evaluation and alignment of its risk mitigation activities. Management reviews the results of these periodic assessments with the appropriate committees of the Board.

The Board’s administration of its risk oversight function has not specifically affected the Board’s leadership structure. In establishing the Board’s current leadership structure, risk oversight was one factor among many considered by the Board, and the Board believes that the current leadership structure is conducive to and appropriate for its risk oversight function. The Board regularly reviews its leadership structure and evaluates whether it, and the Board as a whole, is functioning effectively. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight function, it may make changes it deems appropriate.

Audit Committee. The Audit Committee’s primary function is to assist the Board in fulfilling its responsibilities through regular review and oversight of the Company’s financial reporting, audit and accounting processes, financial statements, compliance with legal and regulatory requirements, disclosure controls and matters involving the Company’s independent registered public accounting firm and internal auditor. See the section titled “Report of the Audit Committee” in this Proxy Statement. During fiscal year 2020, the Audit Committee members were Mr. Mariner, as chairperson, Mr. Beebe, Mr. McNamara and Ms. Miller. On November 19, 2020, Messrs. Beebe’s and McNamara’s committee assignment concluded and Mr. Bronczek was appointed to the committee. Each of the foregoing individuals qualifies as an “independent” director under the SEC rules and the NYSE listing standards relating to audit committees. The Board has determined each member of the Audit Committee is knowledgeable and qualified to review financial statements. In addition, the Board has determined that each of Mr. Mariner, Ms. Miller and Mr. McNamara qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC. The Audit Committee held four meetings during fiscal year 2020.

Compensation and Leadership Development Committee. The Compensation and Leadership Development Committee’s primary functions are to (i) review and oversee the Company’s compensation policies and strategy, (ii) oversee the administration of the Company’s employee benefit plans, and (iii) oversee the development, retention and succession of the Company’s executive officers. The present members of the Compensation and Leadership Development Committee are Mr. Banister, as chairperson, Mr. McNamara and Mr. Schomburger. Each member of the Compensation and Leadership Development Committee qualifies as an “independent” director under the SEC rules and the NYSE listing standards relating to compensation committees. In addition, each member of the Compensation and Leadership Development Committee meets the definition of “outside director” under Section 162(m) of the Internal Revenue Code, as in effect prior to the 2017 changes in the tax law (“Section 162(m)”) and “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation and Leadership Development Committee held five meetings and undertook one action by written consent during fiscal year 2020.

Although the Compensation and Leadership Development Committee is currently composed entirely of independent directors, is governed by a charter in accordance with NYSE rules, and intends to conduct annual performance evaluations, the Company has elected to rely on the “controlled company” exemption from certain of the NYSE corporate governance rules applicable to compensation committees, including the requirements that the Compensation and Leadership Development Committee:

•determine and approve the compensation of the Chief Executive Officer; and

•take into consideration any factors relevant to a person’s independence from management before selecting such person as a compensation consultant, legal counsel or other adviser to the Compensation and Leadership Development Committee.

While the Company has elected not to implement NYSE corporate governance rules requiring the Compensation and Leadership Development Committee to determine the compensation of the Chief Executive Officer, the Compensation and Leadership Development Committee has approved the employment contracts and total compensation for our Chief Executive Officer since 2003. For more information regarding the duties of the Compensation and Leadership Development Committee, see the subsection titled “How We Determine Compensation—Role of the Compensation and Leadership Development Committee” under the section titled “Compensation Discussion and Analysis” in this Proxy Statement.

Governance and Nominating Committee. The Governance and Nominating Committee’s primary functions are to (i) review and recommend to the Board Corporate Governance Principles applicable to the Company; (ii) review and recommend to the Board a Code of Conduct applicable to the Company; (iii) oversee and review related party and other special transactions between the Company and its directors, executive officers or their affiliates; (iv) identify, evaluate and recommend individuals qualified to be directors of the Company for either appointment to the Board or to stand for election at a meeting of the shareholders; and (v) oversee the annual performance evaluation of the Board and its committees and management.

During fiscal year 2020 the members of the Governance and Nominating Committee were Mr. Thurber, as chairperson, Mr. Baledge (since February 2020), Mr. Beebe and Ms. Durham. On November 19, 2020, Ms. Durham’s committee assignment concluded and Mr. Bronczek was appointed to the committee.The Governance and Nominating Committee held nine meetings during fiscal year 2020.

While the Company has not established minimum qualifications for director nominations, the Company has established, and the Governance and Nominating Committee charter contains, criteria by which the Governance and Nominating Committee is to evaluate candidates for recommendation to the Board. In evaluating candidates, the Governance and Nominating Committee takes into account the applicable requirements for directors under the Exchange Act, the rules and regulations promulgated thereunder and the listing standards of the NYSE. The Governance and Nominating Committee also may take into consideration the factors and criteria set forth in the Company’s Corporate Governance Principles and by-laws and such other factors or criteria that the Governance and Nominating Committee deems appropriate in evaluating a candidate, including but not limited to the applicable requirements for members of committees of the Board. While the Governance and Nominating Committee does not have a formal policy on diversity with regard to its consideration of nominees, it considers diversity in its selection process and seeks to nominate candidates with a diverse range of views, backgrounds, leadership and business experiences.

The Governance and Nominating Committee may consider candidates suggested by management or other members of the Board. In addition, the Governance and Nominating Committee may consider shareholder recommendations for candidates to the Board. In order to recommend a candidate to the Board, shareholders should submit the recommendation to the Chairman of the Governance and Nominating Committee in the manner described in the section of this Proxy Statement titled “Shareholder Communications.” Shareholders who wish to nominate a candidate to the Board must submit such nominations in accordance with the Company’s by-laws as discussed below in the section of this Proxy Statement titled “Shareholder Proposals and Director Nominations.”

Strategy and Acquisitions Committee. The Strategy and Acquisitions Committee’s primary purpose is to assist the Board in fulfilling its oversight responsibilities relating to long-term strategy for the Company, risks and opportunities relating to such strategy, and strategic decisions regarding investments, acquisitions and divestitures by the Company. Among other things, the Strategy and Acquisitions Committee is required to develop, together with the Chief Executive Officer and enterprise leadership team, and recommend to the Board an annual strategic plan and long-term strategy and to continuously monitor the Company’s progress against such plan. The present members of the Strategy and Acquisitions Committee are Ms. Durham, as chairperson, Mr. Banister and Mr. Schomburger. During fiscal year 2020, the Strategy and Acquisitions Committee members were Ms. Durham, as chairperson, Mr. Banister and Mr. Schomburger. Mr. Banks was also a member of the Strategy and Acquisitions Committee until November 14, 2019. The Strategy and Acquisitions Committee held five meetings and undertook one action by written consent during fiscal year 2020.

Executive Committee. The Executive Committee’s primary function is to act on behalf of the Board during intervals between regularly scheduled meetings of the Board. The Executive Committee may exercise all powers of the Board, except as otherwise provided by law and the Company’s by-laws; however, its actions are typically ministerial, such as approving (i) the opening and closing of bank accounts and (ii) amendments to benefit plans for which Compensation and Leadership Development Committee approval is not required. All actions taken by the Executive Committee between meetings of the Board are reviewed for ratification by the Board at the following quarterly Board meeting. The members of the Executive Committee are Mr. Tyson, Mr. McNamara and Ms. Tyson. There were no meetings or actions by written consent undertaken by the Executive Committee during fiscal year 2020.

Corporate Governance Principles; Committee Charters; Code of Conduct. The Board has adopted Corporate Governance Principles, and each of the board committees, other than the Executive Committee, has adopted a written charter. The Board has also adopted a Code of Conduct applicable to all directors, officers and employees. Copies of these corporate governance documents are available on the Company’s Investor Relations website at http://ir.tyson.com and in print to any shareholder who sends a request to Tyson Foods, Inc., Attention: Secretary, 2200 West Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999.

Compensation Committee Interlocks and Insider Participation. The present members of the Compensation and Leadership Development Committee are Mr. Banister, as chairperson, Mr. McNamara and Mr. Schomburger. All members of the Compensation and Leadership Development Committee during fiscal year 2020 were independent directors, and no member was an officer or employee of the Company or a former officer or employee of the Company. No member of the Compensation and Leadership Development Committee serving during fiscal year 2020 was party to a transaction, relationship or arrangement requiring disclosure under Item 404 of Regulation S-K. During fiscal year 2020, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation and Leadership Development Committee or Board.

Response to Material Weakness in Internal Control Over Financial Reporting. As previously disclosed in a Current Report on Form 8-K filed December 21, 2020, the Company discovered that one of its cattle suppliers made misrepresentations regarding the number of cattle the supplier purchased on behalf of the Company’s Beef segment. As a result of the discovery of these misrepresentations by the cattle supplier, among other things, the Company’s management performed an assessment of the effectiveness of its internal control over financial reporting (“ICFR”) and concluded that ICFR was not effective as of the end of fiscal year 2020 because of the identification of a material weakness in ICFR relating to the physical existence of live cattle inventory. The Company expects to amend its Form 10-K for the fiscal year ended October 3, 2020 to amend, among other things, management’s assessment of the Company’s ICFR and its disclosure controls and procedures to indicate that they were not effective as of October 3, 2020 because of the identification of the material weakness in ICFR. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), will also amend its opinion on the Company’s ICFR to state that the Company’s ICFR as of October 3, 2020 was not effective. For additional information regarding the foregoing, please see our Current Report on Form 8-K filed by us on December 21, 2020.

The Audit Committee, working together with our management team, has been actively engaged in overseeing the remediation of the identified material weakness in ICFR. Specifically, upon identification of the material weakness, management began an evaluation of the related control environment, is developing a remediation plan, and has begun implementation of some of the internal control changes that were identified as part of that plan. The Audit Committee and the Board are committed to maintaining a strong internal control environment and implementing measures designed to help ensure that control deficiencies contributing to the identified material weakness are remediated as soon as possible.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2020
In fiscal year 2020, the Company’s Director Compensation Policy provided the following elements of compensation to non-employee directors:
•An annual retainer of $105,000 (payable in quarterly installments).
•A grant of a deferred stock award for shares of Class A Common Stock having a value of $160,000 (with an additional $110,000 in value to the Lead Independent Director and Vice Chairman) on the date of election or re-election as a director at the Annual Meeting, which award does not become payable until 180 days after the director ceases to serve on the Board. The director may elect different deferral and distribution options, including having the award distributed on the date of election or re-election, as applicable.
•An additional annual retainer (payable in quarterly installments) for each of the following positions in the amounts shown:

Lead Independent Director and Vice Chairman	$125,000
Chairperson of the Audit Committee	$20,000
Chairperson of the Compensation and Leadership Development Committee	$20,000
Chairperson of the Governance and Nominating Committee	$20,000
Chairperson of the Strategy and Acquisitions Committee	$20,000
Each non-employee director also had the option to defer any portion of his or her cash retainer (which would be credited with interest semi-annually) or to receive Class A Common Stock in lieu of the cash retainer. None of our non-employee directors opted to defer any portion of the cash retainer or receive Class A Common Stock in lieu of the cash retainer.
The fiscal year 2020 non-employee director compensation program remained the same as compared to the Company’s fiscal year 2019 program, with the exception of the additional retainers paid to the Company’s Lead Independent Director and Vice Chairman. The additional retainers paid for such service were determined by the Compensation and Leadership Development Committee with input from the Company’s compensation consultant, Korn Ferry.

The table below summarizes the total compensation earned or paid by the Company to non-employee directors with respect to fiscal year 2020.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Les R. Baledge(3)	78,750	160,000	0	0	0	0	238,750
Gaurdie E. Banister Jr.	125,000	160,000	0	0	0	0	285,000
Mike Beebe	105,000	160,000	0	0	0	0	265,000
David J. Bronczek(4)	52,500	120,000	0	0	0	0	172,500
Mikel A. Durham	125,000	160,000	0	0	0	0	285,000
Jonathan Mariner	125,000	160,000	0	0	0	0	285,000
Kevin M. McNamara(5)	205,000	270,000	0	0	0	0	475,000
Cheryl S. Miller	105,000	160,000	0	0	0	0	265,000
Jeffrey K. Schomburger	105,000	160,000	0	0	0	0	265,000
Robert Thurber(6)	125,000	160,000	0	0	0	1,756	286,756
Barbara A. Tyson(7)	105,000	160,000	0	0	0	25,100	290,100
_______________________________
(1)The amounts in this column represent the grant date fair value of deferred stock awards granted in fiscal year 2020. The Company has determined the fair value of these awards in accordance with the stock-based compensation accounting rules set forth in Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in the calculation of the amounts shown are included in Note 15 to our audited consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended October 3, 2020. Recipients of these awards are entitled to dividends during the deferral period. These dividends are converted to additional shares and credited to each recipient, who then receives these additional shares upon distribution.
(2)As of the last day of fiscal year 2020, outstanding deferred stock awards, per individual elections, for individuals serving as non-employee directors during fiscal year 2020 were as follows: Mr. Baledge (2,040); Mr. Banister (11,835); Mr. Beebe (2,860); Mr. Bronczek (2,053); Ms. Durham (9,837); Mr. Mariner (3,644); Mr. McNamara (55,057); Ms. Miller (4,821); Mr. Schomburger (6,977); Mr. Thurber (42,762); and Ms. Tyson (33,685).
(3)Mr. Baledge was elected to the board in February 2020.  He received quarterly retainers during fiscal year 2020 for his participation in three quarterly meeting cycles.
(4)Mr. Bronczek was elected to the board in May 2020.  He received quarterly retainers during fiscal year 2020 for his participation in two quarterly meeting cycles.  As director stock awards are granted in February of each year following director elections, his stock award was prorated for the nine months of that grant year.
(5)Mr. McNamara was elected Lead Independent Director and Vice Chairman in February 2020. He received quarterly retainers in connection with this role for three quarterly meeting cycles.
(6)The amount in the other compensation column represents imputed income for spousal travel and taxes reimbursed ($691) to the recipient in connection with the use of Company-owned aircraft.
(7)The amount in the other compensation column includes the Executive Rewards Allowance, pursuant to which she receives an annual cash allowance of $12,000, and premiums paid by the Company for a health insurance plan for Ms. Tyson.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending October 2, 2021. Shareholders are asked to ratify this selection at the Annual Meeting. Representatives of PwC will be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Audit Fees
The fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for each of the fiscal years ended October 3, 2020 and September 28, 2019, and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and for services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements for each of those fiscal years were $5,468,899 and $7,377,322, respectively.
Audit-Related Fees
Aggregate fees billed or expected to be billed by PwC for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements for each of the fiscal years ended October 3, 2020 and September 28, 2019, and not included in the audit fees listed above, were $47,500 and $227,160, respectively. For the fiscal years ended October 3, 2020 and September 28, 2019, these services comprise engagements to perform audits of employee benefit plans, a due diligence project and audit work related to information systems and new accounting pronouncements in the year prior to implementation.
Tax Fees
Aggregate fees billed or expected to be billed by PwC for tax compliance, tax advice and tax planning, which included expatriate tax services, federal research and development credit consulting and tax audit assistance, for each of the fiscal years ended October 3, 2020 and September 28, 2019, were $332,798 and $493,569, respectively.
All Other Fees
For each of the fiscal years ended October 3, 2020 and September 28, 2019, PwC billed the Company $2,700 and $6,300, respectively, for services rendered, other than those services covered in the sections captioned “Audit Fees,” “Audit-Related Fees” and “Tax Fees.” These amounts were for on-line research tools for accounting and financial reporting rules and guidance.
None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.
Audit Committee Pre-Approval Policy
The Audit Committee has adopted policies and procedures for the pre-approval of all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The Audit Committee charter provides that the Audit Committee must approve in advance all audit services to be performed by the independent registered public accounting firm. The Audit Committee has approved a separate written policy for the approval of engagements for non-audit services to be performed by the independent registered public accounting firm. For non-audit services, any person requesting that such services be performed by the independent registered public accounting firm must prepare a written explanation of the project (including the scope, deliverables and expected benefits), the reason for choosing the independent registered public accounting firm over other service providers, the estimated costs, the estimated timing and duration of the project and other pertinent information. Non-audit services must first be pre-approved by each of the Company’s Chief Accounting Officer and Chief Financial Officer before being submitted for pre-approval to the Audit Committee, and then the Audit Committee or a designated member of the Audit Committee must pre-approve the proposed engagement before the engagement can proceed. The requirement for Audit Committee pre-approval of an engagement for non-audit services may be waived only if (i) the aggregate amount of all such non-audit services provided is less than five percent (5%) of the total amount paid by the Company to the independent registered public accounting firm during the fiscal year when the services are provided; (ii) the services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) the services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit of the fiscal year in which the non-audit services were provided.

Board Recommendation

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS OF THE COMPANY RECOMMEND THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 2, 2021.
PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.
Vote Required
Ratification of PwC as the Company’s independent registered public accounting firm for the fiscal year ending October 2, 2021, requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class. Ratification of the selection of PwC by shareholders is not required by law. However, as a matter of policy, such selection is being submitted to the shareholders for ratification at the Annual Meeting. If the shareholders fail to ratify the selection of this firm, the Board will reconsider the matter.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
TYSON FOODS, INC. 2000 STOCK INCENTIVE PLAN

Shareholders are being asked to approve the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan (“Stock Incentive Plan”). The primary purposes of amending and restating the Stock Incentive Plan are (1) to seek an increase in the number of shares reserved for issuance under the Stock Incentive Plan, (2) to reflect recent amendments to Section 162(m) of the Internal Revenue Code (the “Code”), which eliminate the deductibility previously available under Section 162(m) of the Code of qualified performance-based compensation paid to certain officers of the Company and (3) to clarify that awards granted under the Stock Incentive Plan do not automatically vest solely on the basis of a change in control of the Company. Shareholder approval, if granted, will also extend until 2030 the period during which incentive stock options may be granted under the plan, subject to any future further extensions.

The Stock Incentive Plan, as amended and restated, has been approved by the Compensation and Leadership Development Committee and the Board.

The following description of the Stock Incentive Plan is qualified in its entirety by reference to the applicable provisions of the plan document, which is attached as Exhibit A.

Purpose

The purpose of the Stock Incentive Plan is to (a) provide incentives to officers, employees, directors, consultants and other service providers of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers, employees, directors, consultants and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of our Class A Common Stock, or to receive compensation which is based upon appreciation in the value of our Class A Common Stock; and (c) provide a means of obtaining, rewarding and retaining such key personnel.

The Board believes that the Stock Incentive Plan is an important compensatory device fostering the long-term growth and profitability of the Company and encouraging stock ownership by officers, employees, directors, consultants and other service providers while at the same time providing a complementary means of hiring, rewarding and retaining key personnel. The amendment and restatement of the Stock Incentive Plan increases the number of shares of Class A Common Stock available for issuance under the Stock Incentive Plan from 90,000,000 to 93,000,000, subject to future adjustment as provided in the Stock Incentive Plan for certain changes in the Company's capital structure.

General Description of the Stock Incentive Plan

The Stock Incentive Plan was originally approved by the shareholders of the Company on January 12, 2001, was amended and restated on November 19, 2004, was amended and restated again effective February 1, 2013, and was amended and restated again effective February 8, 2018. The Stock Incentive Plan has an indefinite term.

The Stock Incentive Plan allows the Compensation and Leadership Development Committee the discretion to award a variety of equity-based incentives, including options to purchase shares of Class A Common Stock, stock appreciation rights, and other stock-based awards (including stock awards, performance unit awards, dividend equivalent rights and phantom shares to purchase or acquire shares of Class A Common Stock) (collectively, "Stock Incentives"). Subject to specific parameters set forth by the plan, the Compensation and Leadership Development Committee may by resolution authorize one or more officers of the Company and/or the Chairman of the Compensation and Leadership Development Committee to exercise its award granting and other discretionary authority.

The number of shares of Class A Common Stock reserved for issuance under the Stock Incentive Plan is currently 90,000,000, of which approximately 5,380,634 were available as of December 14, 2020 for future grants. If shareholders approve the amendment and restatement of the Stock Incentive Plan, the number of shares of Class A Common Stock reserved for issuance will be increased to 93,000,000. As of December 14, 2020, the market value for Class A Common Stock was $69.78 per share. For purposes of determining the number of shares of Class A Common Stock issued upon the exercise, settlement, or grant of a Stock Incentive, any shares of Class A Common Stock withheld to satisfy tax withholding obligations or any exercise price are considered as issued under the plan and the settlement of a stock appreciation right is treated as a settlement in shares of Class A Common Stock without regard to whether settlement was in cash or shares of stock.

The number of shares of Class A Common Stock as to which any Stock Incentive is granted and the persons to whom any Stock Incentive are granted is determined by the Compensation and Leadership Development Committee, subject to the provisions of the Stock Incentive Plan. To the extent not inconsistent with the terms of the Stock Incentive Plan, the Compensation and Leadership Development Committee may establish the terms of any Stock Incentive, including exercise or settlement price, terms of forfeiture, and any opportunity to defer receipt of settlement proceeds. Stock Incentives generally are not transferable or assignable during a holder's lifetime, subject to such terms in the Stock Incentive Plan as may be established by the Compensation and Leadership Development Committee.

Other than Stock Incentives granted as inducements to the hiring of an eligible service provider or Stock Incentives subject to performance criteria, any Stock Incentive granted to an employee is subject to a minimum vesting period of twelve (12) months, with permissible exceptions for death, disability, retirement, an involuntary termination of service, extraordinary corporate events such as a change in control, or other extenuating circumstance, as may be set forth by the applicable Stock Incentive materials or, in the absence of such provision, as the Compensation and Leadership Development Committee may subsequently determine. The proposed amendment and restatement of the Stock Incentive Plan conditions the vesting of any award in connection with a change in control on the participant experiencing a Separation from Service, as defined in the Stock Incentive Plan, within twenty-four (24) months after such change in control. The Compensation and Leadership Development Committee may also, in its discretion, provide for vesting in connection with a change in control in the event that any award is not effectively assumed, or equivalent value is not provided, as part of the transaction.

Any dividends payable on Class A Common Stock subject to a Stock Incentive will not be paid to the participant, if at all, any earlier than the date the underlying shares of Class A Common Stock become earned and/or vested.

Under the terms of the Stock Incentive Plan, the maximum number of shares of Class A Common Stock with respect to which (1) options, (2) stock appreciation rights and (3) other stock-based awards that are not settled in cash may be granted during any calendar year to any employee may not exceed 1,000,000, subject to adjustment in accordance with the adjustment provisions set forth in the Stock Incentive Plan and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to other stock-based awards that are payable in cash may not exceed $5,000,000.

The Committee may reduce the amount of any settlement proceeds otherwise due a participant under a Stock Incentive by any then outstanding indebtedness owed by the participant to the Company or any affiliate.

Eligibility

Officers, employees, directors, consultants, and other service providers of the Company and its affiliates are eligible for awards under the Stock Incentive Plan. However, only employees of the Company and its subsidiaries will be eligible to receive incentive stock options under the Stock Incentive Plan. As of December 14, 2020, there were approximately 139,000 officers and employees and twelve non-employee directors eligible to participate in the Stock Incentive Plan, however, only approximately 980 officers and employees and all of our non-employee directors were approved by the Compensation and Leadership Development Committee to receive awards under the Stock Incentive Plan in fiscal year 2020. Because consultants and other service providers may not be directly employed by the Company, it is not feasible to approximate the number of such consultants and other service providers that are eligible to participate in the Stock Incentive Plan.

Performance Criteria

Under the Stock Incentive Plan, at the time a Stock Incentive is granted, the Compensation and Leadership Development Committee may establish performance measures, if any, attributable to the payment, vesting, or other settlement of the Stock Incentive. Performance measures may be described in terms of Company-wide objectives or in terms of objectives that are related to performance of the division, affiliate, department or function within the Company or an affiliate in which the participant receiving the Stock Incentive is employed or on which the participant’s efforts have the most influence. The achievement of the performance measures established by the Compensation and Leadership Development Committee for any performance period will be determined without regard to the effect on such performance measures of any acquisition or disposition by the Company of a trade or business or of substantially all of the assets of a trade or business during the performance period. The performance measures established by the Compensation and Leadership Development Committee for any performance period under the Stock Incentive Plan may consist of one or more of the following:

•earnings per share and/or growth in earnings per share;
•operating cash flow and/or growth in operating cash flow;
•cash available;
•net income and/or growth in net income;
•revenue and/or growth in revenue;
•total shareholder return (measured as the total of the appreciation of, and dividends declared on, Class A Common Stock);
•return on invested capital;
•return on shareholder equity;
•return on assets;
•return on common book equity;
•operating income;
•EBIT, EBITDA or EBITDAR; or
•Company stock price performance.

The performance measures above may be established individually, alternatively, or in any combination, and measured either quarterly, annually, or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, including in relation to previous quarters’ or years’ results or to a designated comparison group.

The Compensation and Leadership Development Committee may appropriately adjust any evaluation of performance under a performance measure to remove the effect of equity compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”), amortization of acquired technology and intangibles, and significant impairments; litigation or claim judgments or settlements; the effect of changes in or provisions under tax law, accounting principles, or other such laws or provisions affecting reported results; accruals for restructuring and related programs; discontinued operations; gains and losses associated with the sale or closure of operations; other non-operating gains and losses; and any items that are extraordinary, unusual in nature, non-recurring, or infrequent in occurrence. In addition to the factors listed above, the proposed amendment and restatement of the Stock Incentive Plan also permits adjustment based on other non-operating gains and losses.

Federal Income Tax Consequences

The following discussion outlines generally the federal U.S. income tax consequences of participation in the Stock Incentive Plan based on tax laws in effect as of the record date of December 14, 2020 and existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change, prospectively or retroactively. In addition to these, a participant may also be subject to foreign, state and local income or other tax consequences including in the jurisdiction in which the participant works and/or resides. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Stock Incentive Plan.

Incentive Stock Options. A participant who exercises an incentive stock option will not be taxed at the time he or she exercises his or her option or a portion thereof. Instead, the participant will be taxed at the time he or she sells the shares of Class A Common Stock purchased pursuant to the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the Class A Common Stock and the amount for which he or she sells the Class A Common Stock. If the participant does not sell the shares of Class A Common Stock prior to two years from the date of grant of the incentive stock option and one year from the date the stock is transferred to him or her, any subsequent gain on sale of the shares will be capital gain and the Company will not receive a corresponding deduction. If the participant sells the shares of stock at a gain prior to that time, the difference between the amount the participant paid for the Class A Common Stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income, and the Company will receive a corresponding deduction subject to the limitations under Section 162(m) of the Code. If the participant sells the shares of Class A Common Stock for less than the amount he or she paid for the stock prior to the one- or two- year period indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

Nonqualified Stock Options. A participant will not recognize income upon the grant of a nonqualified option at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a nonqualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Class A Common Stock on the date the option is exercised over the price paid for the stock, and the Company will then be entitled to a corresponding deduction subject to the limitations under Section 162(m) of the Code.

Depending upon the time period shares of Class A Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the nonqualified option was exercised.

Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of Class A Common Stock to the Company.

Other Stock Incentives. A participant will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, stock award, performance unit award, or phantom share (collectively, the "Other Equity Incentives"). Generally, at the time a participant receives payment under any Other Equity Incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the Class A Common Stock received (less the grant price in the case of a stock appreciation right), and the Company will then be entitled to a corresponding deduction subject to the limitations under Section 162(m) of the Code.

Except as noted below, a participant will not be taxed upon the grant of a stock award if such award is subject to a "substantial risk of forfeiture," as defined in the Code. When the shares of Class A Common Stock that are subject to the stock award are no longer subject to a substantial risk of forfeiture, the participant generally will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the award at that time, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction subject to the limitations under Section 162(m) of the Code. If a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the award, less any amount paid for such stock, in income at that time and the Company will also be entitled to a corresponding deduction at that time subject to the limitations under Section 162(m) of the Code.

Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation, with certain exceptions for grandfathered compensation arrangements in effect on or prior to November 2, 2017.

Withholding Taxes

An employee participant may be liable for federal, state, and local tax withholding obligations as a result of the grant, exercise, vesting, or settlement of a Stock Incentive. The tax withholding obligations may be satisfied by payment in the form of cash, cash equivalents, or, if a participant elects with the permission of the Compensation and Leadership Development Committee, by a reduction in the number of shares to be received by the participant under the award.

Plan Benefits

Set forth below is a table that shows equity grants pursuant to the Stock Incentive Plan since inception through the record date of December 14, 2020. The amounts contained in the table include equity grants which may have been forfeited or canceled, but do not include equity grants pursuant to any dividend reinvestment program of the Company. Future benefits to be received by a person or group under the Stock Incentive Plan are not fully determinable at this time and will depend on individual and corporate performance and other determinations to be made by the Compensation and Leadership Development Committee during fiscal year 2021 and afterward.

Awards Under the Tyson Foods, Inc. 2000 Stock Incentive Plan Since Inception
Name	Stock Options		Restricted Stock	Restricted Stock with Performance Criteria	Performance Shares (1)	Other Stock Awards
John Tyson	4,278,273		1,869,104	177,646	1,213,744	—
Noel White	1,159,935		126,918	138,587	484,548	—
Dean Banks	646,974		38,278	11,719	145,658	4,691
Stewart Glendinning	167,920		16,875	13,273	86,019	—
Chris Langholz	58,121		12,759	65,292	43,012	—
All Current Executive Officers	8,703,332		2,462,620	766,742	3,127,135	4,691
All Current Directors Who Are Not Executive Officers	—		—	—	—	188,570	(2)
All Employees (Other Than Current Executive Officers)	56,661,234	(3)	19,638,313	887,001	6,610,883	3,143
_______________________________
(1)     This amount represents the maximum number of shares of performance stock which would be awarded upon the achievement of specified performance criteria for the awards granted.
(2)    This amount excludes 255,693 of stock awards granted to former non-employee directors.
(3)    This amount includes 810,242 of stock appreciation rights.

Securities Authorized for Issuance Under Equity Compensation Plans

    Set forth below is a table that shows certain information about our equity compensation plans as of October 3, 2020 (as previously included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2020).

	Number of securities to be issued on exercise of outstanding options (#)	Weighted average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding Securities reflected in the first column (#) (a) (b)
Equity compensation plans approved by security holders	5,951,473	$62.86	29,205,597
Equity compensation plans not approved by securities holders	—	$—	—
	5,951,473	$62.86	29,205,597
(a) Shares available for future issuance as of October 3, 2020, under the Stock Incentive Plan (9,979,081), the Employee Stock Purchase Plan (11,578,908) and the Retirement Savings Plan (7,647,608)
(b) “Securities” and “shares” refer to the Company’s Class A Common Stock

Board Recommendation
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TYSON FOODS, INC. 2000 STOCK INCENTIVE PLAN.
PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TYSON FOODS, INC. 2000 STOCK INCENTIVE PLAN UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.
Vote Required
Approval of the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan requires the affirmative vote of a majority of the votes of the holders of Class A Common Stock and Class B Common Stock cast at a meeting at which a quorum representing a majority of all such outstanding voting stock is, in person or by proxy, present and voting on the matter.

SHAREHOLDER PROPOSALS

The Company has received notice of the intention of shareholders to present three separate proposals for voting at the Annual Meeting. The texts of the shareholder proposals and supporting statements appear exactly as received by the Company. All statements contained in a shareholder proposal and supporting statement are the sole responsibility of the proponents of those shareholder proposals. The Company will provide the names, addresses and shareholdings (to the Company’s knowledge) of the proponents of any shareholder proposal upon request made to the Company’s corporate secretary by mail at 2200 West Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999, or by calling (479) 290-4524.

SHAREHOLDER PROPOSAL REGARDING REPORT ON HUMAN RIGHTS DUE DILIGENCE

Report on Human Rights Due Diligence
2021 – Tyson Foods

Whereas: Under the UN Guiding Principles on Business and Human Rights, companies are expected to conduct human rights due diligence to meet the corporate responsibility to respect human rights.1

Tyson’s business activities significantly impact fundamental human rights, including the rights to:
•life,
•freedom from discrimination,
•safe and healthy working conditions,
•freedom of association, organize a union, and bargain collectively free from intimidation and retaliation, and
•water, health, and a safe environment.

Processing workers’ health and safety are vulnerable under normal conditions.2 During the coronavirus pandemic, Tyson has maintained punitive attendance policies (with minor exceptions), inconsistent or insufficient access to testing, workstations ill-equipped for social distancing, high line speeds, and incomplete COVID-19 reporting,3 which has already resulted in over 10,000 reported positive cases and at least 35 worker deaths.4 If respect for workers’ rights and stronger protections are not implemented, additional deaths are inevitable.5

Further, Tyson’s international footprint presents human rights risks including forced labor.6 Failures in Tyson’s management of water quality risks and inadequate provision of remedy to impacted communities interfere with the right to water.7

Poor management of worker health and safety exposes Tyson to litigation, reputational, financial, and human capital management risks.8 Recently, families of Tyson workers filed wrongful death lawsuits against the company.9 A USDA complaint against Tyson alleges racial discrimination for failing to protect workers of color who are disproportionately impacted by COVID-19.10 Tyson faces two FTC complaints for misleading representations about worker treatment, the nature of relationships with farmers, and conditions at poultry farms in its supply chain.11

Worker voice in the design, implementation, and monitoring of human rights due diligence, such as through a worker-driven social responsibility (WSR) model12 or labor unions, is necessary to respect human rights. This would help prevent harm, reduce fines for violations, stabilize the workforce of Tyson and its suppliers, and preserve the company’s social license to operate. There is inadequate disclosure on the outcomes of Tyson’s workplace commitments or implementation of human rights due diligence to address adverse human rights impacts throughout the value chain.13 Giving workers and other impacted groups a leading role in this process—including a legally binding and enforceable grievance mechanism, as with WSR—has been identified as essential for effectiveness of interventions to address human rights risks.14

Resolved: Shareholders request the Board of Directors prepare a report, at reasonable cost and omitting proprietary information, on Tyson’s human rights due diligence process to assess, identify, prevent, mitigate, and remedy actual and potential human rights impacts.

Supporting Statement: The report should:
•Identify and assess the human rights impacts of Tyson’s business and plans to prevent and mitigate harm;
•Explain the types and extent of stakeholder consultation; and
•Discuss how Tyson tracks effectiveness of its human rights due diligence.

_____________________
1 https://www.ohchr.org/documents/publications/guidingprinciplesbusinesshr_en.pdf
2 https://www.hrw.org/report/2019/09/04/when-were-dead-and-buried-our-bones-will-keep-hurting/workers-rights-under-threat#

3 https://thefern.org/ag_insider/covid-19-cases-appear-to-be-slowing-at-meat-plants-but-companies-arent-releasing-test-results/; https://www.bloomberg.com/news/articles/2020-06-03/tyson-reinstates-policy-that-penalizes-absentee-workers; https://www.nytimes.com/2020/06/15/opinion/coronavirus-tyson-poultry.html; https://www.washingtonpost.com/business/2020/07/30/tyson-foods-coronavirus-tests/
4 https://thefern.org/2020/04/mapping-covid-19-in-meat-and-food-processing-plants; https://investigatemidwest.org/2020/04/16/tracking-covid-19s-impact-on-meatpacking-workers-and-industry
5 https://www.cdc.gov/coronavirus/2019-ncov/community/organizations/meat-poultry-processing-workers-employers.html; https://news.bloomberglaw.com/daily-labor-report/tyson-meatpackers-said-to-need-more-protection-from-coronavirus; https://www.propublica.org/article/emails-reveal-chaos-as-meatpacking-companies-fought-health-agencies-over-covid-19-outbreaks-in-their-plants
6 http://hrn.or.jp/wpHN/wp-content/uploads/2019/06/Labour-Rights-Violations-in-the-Thai-Poultry-Industry-within-the-Supply-Chains-of-Japanese-Companies-2019-2nd-Ed.pdf
7 https://www.cullmantribune.com/2020/05/01/updated-lawsuit-filed-against-tyson-over-2019-spills/
8 https://healfoodalliance.org/120-organizations-target-tyson-foods-for-failing-to-protect-workers-from-covid-19-2/; https://violationtracker.goodjobsfirst.org/parent/tyson-foods; http://nototyson.com
9 https://www.vbattorneys.com/hubfs/DOC%2001%20-%2005.15.20%20FS%20Original%20Complaint%20.pdf
10 https://img1.wsimg.com/blobby/go/690bc23d-7fcc-463f-85e1-62e6232cf993/downloads/2020.07.08-Food-Chain-Workers-v.-Tyson-Foods-T.pdf?ver=1594514994518
11 https://files.constantcontact.com/0fcd97ad701/adf8e243-8c80-404b-9b1b-d534e570ee50.pdf; https://www.organicconsumers.org/sites/default/files/tyson_natural_ftc_complaint_07.2.2020.pdf
12 https://wsr-network.org/what-is-wsr/statement-of-principles/
13 https://www.corporatebenchmark.org/sites/default/files/chrb_2019_pdfs/Tyson%20Foods%20CHRB%202019%20Results%20on%2020190926%20at%20080325.pdf
14 http://www.msi-integrity.org/not-fit-for-purpose/

Board of Directors’ Statement
In Opposition to Shareholder Proposal Regarding Report on Human Rights Due Diligence

The Board recommends that shareholders vote AGAINST this shareholder proposal. The Board believes that this proposal is not in the best interests of the Company or its shareholders and opposes it for the following reasons.

We disagree with the implications raised in the proposal. At Tyson, our top priority is the health and safety of our Team Members, their families and our communities. Moreover, early on in response to the COVID-19 pandemic, we put in place significant protections at all of our facilities that meet or exceed CDC and OSHA guidance for preventing COVID-19, including:

•Requiring all Team Members and non-Tyson visitors to wear Company issued surgical-style face masks while on Tyson premises.
•Supplying our Team Members who rely on group or public commuting with additional surgical-style facial coverings for their commute to and from work.
•In many locations, providing team members face masks to share with their family or housemates.
•Creating barriers and/or requiring face shields on production lines where social distancing is not possible.
•Installing barriers between break room tables and recreational areas.
•Staggering shifts and breaks and reducing line speeds to decrease the number of team members in hallways, gathering places and on production lines.
•Barricading or marking seating in common areas and adding social distancing markers on the ground.
•Using social distancing monitors throughout the facility to manage compliance with best practices.
•Installing over 100 thermal scan temperature systems and providing thermometers in our plants.
•Providing educational and reference materials on COVID-19 to Team Members in more than 15 languages.
•Engaging third-party medical providers Matrix Medical and Axiom Medical to conduct onsite testing and case assessment of team members.
•Deploying a third-party expert, Matrix Medical, to many facilities to conduct assessments of each facility’s implementation of appropriate COVID-19 mitigation measures; implementing appropriate recommendations; and seeking Matrix’s input regarding evolving COVID-19 policies and practices.
•Implementing a three-pronged testing approach designed with the help of outside medical experts, including Matrix Medical, which includes ongoing, data driven (and random) testing of workers without symptoms. It also involves those who exhibit symptoms or have been in close contact with someone who has the virus. Medical experts believe this monitoring approach is the best way to screen for COVID in an ongoing way that helps determine the prevalence of the virus and how to keep it under control.

•To support our efforts, we created a chief medical officer position and are working to add almost 200 nurses and administrative support personnel to supplement the more than 400 people currently part of the company’s health services team.
•Tyson waived the waiting periods for and increased the amount of short-term disability benefits for COVID-19 and COVID-19 related symptoms and relaxed our attendance policies to allow team members with child or dependent care issues to stay home to address those issues instead of working.

More generally, the Board agrees that human rights due diligence is important and the Company is strongly committed to promoting social responsibility and human rights in every area of its operations throughout the world. The Board believes the Company’s present policies and practices appropriately and adequately address the concerns raised in the proposal. Additionally, the Board believes that a separate human rights report is not an effective way for the Company to “assess, identify, prevent and mitigate actual and potential human rights impacts.”

The Company’s human rights practices are grounded in its Code of Conduct, Core Values, and Team Member Promise, which outline the many rights, benefits, requirements and responsibilities enjoyed by and expected of Team Members. The Company does not tolerate child or forced labor in any of its operations or facilities. Further, the Company strives to comply with all applicable wage and hour laws, and respect its employees’ rights to join or not join a trade union or to have recognized employee representation in accordance with local law. The Code of Conduct is publicly available to all shareholders on our website at http://ir.tyson.com/investor-home/ under “Governance.” The Company requires its Team Members and Board of Directors to complete Code of Conduct training annually. The Company’s Core Values of being honorable and operating with integrity, being faith-friendly and inclusive, serving as stewards of the resources entrusted to us, and providing a safe work environment form the foundation for who we are, what we do, and how we do it, are affirmed annually by all Team Members. Finally, the Team Member Promise is a commitment to making sure team members have the tools, resources and support necessary to meet their responsibilities, be successful, and achieve their goals.

The Company is already engaged in a number of additional practices that further make the report requested by the proponent unnecessary. We maintain a social compliance audit program for our facilities designed, among other things, to ensure our Team Members understand their rights, benefits and responsibilities related to workplace conditions, which include worker treatment, voice, compensation, and safety. An independent third-party audits approximately twenty-five percent of our production facilities each year to verify our adherence to this program, and those results are published in the Company’s sustainability report issued each year and available at https://www.tysonfoods.com/innovation/food-innovation/food-quality-leader/certifications-and-programs. Additionally, the Company is a member of the United Nations Global Compact, which requires an annual communication of progress reiterating the Company’s commitment to the global compact and how it is upholding the commitment to the Compact’s principles, including those related to human rights. Finally, the Company maintains an “Ethics Help Line” operated by an independent third party through both a toll-free phone number and a web-based reporting mechanism for Team Members, wherever located, to anonymously report suspected violations of our Code of Conduct or the law. The Ethics Help Line provides insight into how the Company’s Code of Conduct is being implemented across the organization, the number of Ethics Help Line contacts and general areas of complaint, which are published in the Company’s annual sustainability report.

The Company depends on independent agricultural partners to supply chicken, cattle, hogs, and turkey, and we strive to support them in their efforts to run their businesses to be independent and sustainable enterprises. While the Company does not have responsibility for the day-to-day management of these operations, the Company does require that farmers comply with all local, state, and federal regulations applicable to their operations.

In 2010, we implemented a Supplier Code of Conduct, which is incorporated into supply contracts, that sets forth the principles and high ethical standards that we strive to achieve and expect our supply partners to achieve throughout the course of our business relationship. These principles and ethical standards include, among other things, a dedication to observing fair labor practices and having controls in place that: verify the employment eligibility of their employees; respect the right of employees to freely associate; ensure compliance with applicable wage and hour laws; and prohibit discrimination, forced labor, and child labor. The Company fully expects its supply partners to demonstrate a strong commitment to ethical behavior and to operate in a manner that strives to responsibly manage the impacts of their operations on their workers.

Lastly, we are committed to our role as a steward of the environment in the areas where we do business. In addition to our commitment to support improved environmental practices on two million acres of corn production, we also previously announced our goal of reducing greenhouse gas emissions thirty percent by 2030.

In light of our current policies and continuous efforts to protect human rights throughout our global operations, the preparation of an additional report as requested by this shareholder proposal is unnecessary and not in our shareholders’ best interest. Accordingly, the Board recommends that shareholders vote AGAINST this shareholder proposal.

Board Recommendation
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED
“AGAINST” THIS SHAREHOLDER PROPOSAL UNLESS SHAREHOLDERS SPECIFY
A CONTRARY VOTE.
Vote Required
Approval of this shareholder proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class.

SHAREHOLDER PROPOSAL REGARDING SHARE VOTING

Give Each Share an Equal Vote
RESOLVED: That the shareholders of Tyson Foods, Inc. (“Tyson” or "Company") ask the board of directors to retain an investment banker to develop a plan for a recapitalization to result in one vote per share for all outstanding stock of the Company.

SUPPORTING STATEMENT

Our Company has two classes of stock, with publicly traded Class A shares accounting for approximately 30 percent of the voting power and Class B shares (which have 10 votes per share) accounting for the balance.

More than 85 percent of the S&P 1500 companies have just one class of shares with each share having one vote. For share offerings where there is more than one class of shares the Council for Institutional Investors (CII) recommends a seven year phase-out. The International Corporate Governance Network supports CII’s recommendation "to require a time-based sunset clause for dual class shares to revert to a traditional one-share/one-vote structure no more than seven years after a company’s IPO date."

We believe that the Company’s dual class stock structure system has not served the interest of all shareholders. In allowing certain shares more voting power, our company does not provide all shareholders an equal voice in our company's governance, and therefore severely limits the majority of shareholders' ability to provide effective feedback to management and the Board. Without equal voting rights, Class A shareholders cannot hold management and the Board accountable, resulting in entrenchment.

This entrenchment has insulated our company from having to answer for its failure to quickly address the impacts of the COVID-19 crisis.1 The failure to take all necessary actions to prioritize the well-being of employees, to act responsively to employee concerns, and to build trust in the company’s actions has not only led to COVID-19 outbreaks and closures of Tyson plants but has resulted in economic harm to our company and hurt investor confidence in company management.

Given these and other challenges we believe that the Company is now at a crossroads. That is why we believe that the Company should retain an investment-banking firm to make appropriate recommendations about methods to move towards the creation of one class of stock available to all investors.

Tyson is not a start-up, but a large-cap member of the S&P 500, with a broad base of investors. We believe that those public investors should have more of a say on governance and policy issues. We therefore urge the board to retain an investment banker that can make recommendations about control premium issues and about ways to move from the current structure to a single class of stock available to all investors.

We urge you to vote FOR this proposal.

_____________________
1 https://www.iccr.org/sites/default/files/page_attachments/investorstatementoncovid19riskstomeatsectorworkerswsig_06_.15.20.pdf
https://www.denverpost.com/2020/05/28/guest-commentary-meatpacking-industry-must-to-do-better-for-sake-of-economy/#comments-anchor
https://www.businessinsider.com/tyson-ends-covid-19-policy-as-more-workers-get-sick-2020-6

Board of Directors’ Statement
In Opposition to Shareholder Proposal Regarding Share Voting

The Board recommends that shareholders vote AGAINST this shareholder proposal. The Board believes that this proposal is not in the best interests of the Company or its shareholders and opposes it for the following reasons.

The Board believes that the capital structure provided for in our Restated Certificate of Incorporation is in the best interests of the Company and its shareholders. The capital structure with two classes of common stock (Class A common stock with one vote per share and Class B common stock with ten votes per share) has been in existence since we reincorporated in Delaware in 1986. Every investor purchasing a share of our Class A common stock is made aware of the dual-class structure, and we believe many are attracted to our stock because of the long-term stability that the Tyson Limited Partnership, our controlling shareholder, and the Tyson family have provided to the Company for many decades.

As an established company, Tyson Foods, Inc. has benefited from the leadership and vision the Tyson family has provided over the last 85 years. The Company was founded by John W. Tyson, with son Don Tyson leading the company for many years, grandson John H. Tyson currently serving as the Chairman of the Board of Directors, and great-grandson John R. Tyson currently serving as the Chief Sustainability Officer. As a direct result of the dual-class structure, the Tyson family has an enhanced interest in the long-term success of the Company, and they have provided stability in the face of short-term market pressures and outside influences throughout economic downturns and crises, including the ongoing COVID-19 pandemic.

Shareholders’ interests also have long been safeguarded through adherence to the Company’s Corporate Governance Principles and other corporate governance practices and principles that complement the share capital structure and reinforce the Company’s strong commitment to both long-term sustainability and shareholder value. Among our robust corporate governance practices are the following:

•Approximately 70% of our director nominees are “independent” under New York Stock Exchange listing standards;
•Independent directors comprise our Audit, Compensation and Leadership Development, and Governance and Nominating Committees;
•Independent directors meet in executive session at least quarterly;
•Our Chairman, Lead Independent Director, and CEO roles are separate;
•Diversity of tenure, experience, leadership, and thought among existing directors and director nominees is robust; and
•Deferred share grants for directors incentivize long-range planning and decision-making.

We believe the current capital structure is in the best interests of the Company and its shareholders. The support of the Class B shareholders has provided significant stability to the business and helped create a solid and loyal investor base, and the long history of Tyson family involvement in the Company has been one of its greatest strengths. The Board believes that elimination of the dual-class structure will not improve the corporate governance or the long-term financial performance of the Company.

For the reasons stated above, the Board recommends a vote AGAINST this proposal because it is not in the best interests of the Company or its shareholders.
Board Recommendation
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED
“AGAINST” THIS SHAREHOLDER PROPOSAL UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.
Vote Required
Approval of this shareholder proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class.

SHAREHOLDER PROPOSAL REGARDING CORPORATE LOBBYING

Whereas, we believe in full disclosure of our Company’s direct and indirect lobbying activities and expenditures to assess whether Tyson Foods’ (“Tyson”) lobbying is consistent with Tyson’s expressed goals and in the best interests of shareholders.

Resolved, the shareholders of Tyson request the preparation of a report, updated annually, disclosing the following:

1.Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications;

2.Payments by Tyson used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient;

3.Tyson’s membership in and payments to any tax-exempt organization that writes and endorses model legislation; and,

4.Description of the decision-making process and oversight by management and the Board for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation, and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Tyson is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Tyson’s website.

Supporting Statement:

We encourage transparency in Tyson’s use of funds to lobby. Tyson spent over
$15.4 million on federal lobbying from 2010 - 2019. This excludes state lobbying expenditures, where Tyson also lobbies but disclosure is uneven or absent. Tyson has drawn attention for leading the “lobbying effort to have the meat industry labeled ‘critical infrastructure’” as “slaughterhouses became coronavirus hot spots.”1

Tyson serves on the board of the National Chicken Council (NCC) and belongs to the National Cattlemen’s Beef Association. Unlike peer group members Coca-Cola, Kraft Heinz, Mondelez and PepsiCo, Tyson neither discloses memberships in, nor payments to trade associations and the amounts used for lobbying on its website.

We are concerned Tyson’s lack of lobbying and trade association disclosure presents reputational risk. For example, Tyson states it is committed to protecting food safety and worker health and safety, yet the NCC lobbied to have the meat industry designated an essential industry2 while at least six Tyson workers died.3 The NCC also lobbied the USDA to increase line processing speeds that increase dangerous conditions for meatpacking workers, the majority of which are people of color.4 Tyson uses the Global Reporting Initiative for sustainability reporting, yet currently fails to report “any differences between its lobbying positions and any stated policies, goals, or other public positions” under Standard 415.

Approximately 60% of the independent shareholders voted for this proposal at the 2020 annual meeting.

We urge Tyson to expand its lobbying disclosure.

_____________________
1 https://www.nytimes.com/2020/04/29/business/coronavirus-trump-meat-plants.html

Board of Directors’ Statement
In Opposition to Shareholder Proposal Regarding Lobbying

The Board recommends that shareholders vote AGAINST this shareholder proposal. The Board believes that this proposal is not in the best interests of the Company or its shareholders and opposes it for the following reasons.

As an initial matter, we note that the proposal overstates the actual amount the Company paid for certain lobbying activities. The focus of the proposal appears to be on ensuring the transparency and accountability of the Company’s lobbying and political activities. The Company has from time to time pursued and will continue to pursue efforts to help inform public policy decisionmakers at both the state and federal levels that have the potential to affect our customers, team members, and the communities in which we operate. We believe, however, that the Company already has in place a number of policies and processes that ensure the transparency and accountability sought by the proposal. Our Code of Conduct, which each Team Member reviews and certifies annually, requires us to adhere to strict laws governing corporate political activities, lobbying, and contributions that vary around the globe. For this reason, we have specific individuals with the responsibility of engaging in efforts to discuss legislation or government policy with political officials. The Code of Conduct is publicly available to all shareholders on our website at http://ir.tyson.com/investor-home/ under “Governance”. We also disclose to the U.S. House and Senate corporate expenditures paid to trade associations that are involved with advocacy efforts, and our reports are publicly available at http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm; and http://lobbyingdisclosure.house.gov.

In addition, the Company has a policy requiring that all political contributions made by the Company will be made and reported in accordance with all applicable federal, state, and local laws. All political contributions from the Company must be made through the Company’s Government Affairs department and must be approved by an officer in such department.

The Company also has a political action committee (“TYPAC”) that is a multicandidate committee. TYPAC is required to comply with all laws and files mandatory disclosures of receipts and disbursements with the Federal Election Commission, which are available at http://fec.gov/. Certain of the Company’s executive officers and other team members are the officers of TYPAC, and contributors are salaried management team members. The Company’s senior vice president of global government affairs must approve disbursement requests.

The proposal also highlights a particular concern regarding the transparency of trade associations to which the Company may belong. Participation as a member of these associations comes with the understanding that we may not always agree with all of the positions of the organizations or other members, but we believe that the associations take many positions and address many issues in a meaningful and influential manner and in a way that can be to the Company’s benefit. Furthermore, we continually evaluate our support of officeholders, industry groups, and other associations to focus on key supporters of initiatives of value to the interests of the Company and its shareholders. As noted, we have in place reporting and compliance policies and procedures to ensure that our contributions are made in accordance with applicable laws and regulations, and we closely monitor the appropriateness and effectiveness of the political activities undertaken by the most significant trade associations of which we are a member. And, as discussed above, the Company is required to, and does, make certain disclosures at the federal level related to federal political activity, specifically lobbying.

We believe that participating in the political process in a transparent manner is key to good governance and an important way to enhance shareholder value and promote healthy corporate citizenship. However, given the existing system of reporting and accountability already in place for the Company, the proposal would require the Company to produce duplicative information that we already disclose, incurring additional expense with no added benefit to shareholders.

For the reasons stated above, the Board recommends a vote AGAINST this proposal.

Board Recommendation
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED
“AGAINST” THIS SHAREHOLDER PROPOSAL UNLESS SHAREHOLDERS SPECIFY
A CONTRARY VOTE.
Vote Required
Approval of this shareholder proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis provides information regarding the compensation paid to our Chairman, our Chief Executive Officer, our Chief Financial Officer, and certain other executive officers who were the most highly compensated in fiscal year 2020. These individuals, referred to as “named executive officers” or “NEOs,” are identified below along with their offices held during fiscal year 2020:
•John H. Tyson, Chairman of the Board (“Chairman”)
•Noel White, Chief Executive Officer (“CEO”)
•Dean Banks, President
•Stewart Glendinning, Executive Vice President and Chief Financial Officer (“CFO”)
•Chris Langholz, President International
    On July 31, 2020, Mr. White notified the Board that he was stepping down as the CEO of the Company, effective October 3, 2020. Mr. White remains a member of the Board and employee of the Company and was appointed Executive Vice Chairman of the Board, effective October 3, 2020. On July 31, 2020, the Board appointed Mr. Banks to the position of President and CEO, effective as of October 3, 2020. Mr. Banks had served as President of the Company since December 20, 2019. For purposes of this Compensation Discussion and Analysis, the term “CEO” refers to Mr. White.
Compensation Philosophy and Objectives
Our executive compensation philosophy is to provide competitive compensation necessary to attract, motivate and retain talented and experienced executives to achieve short- and long-term corporate goals that enhance shareholder value. Consistent with this philosophy, the following are the key objectives of our executive compensation program.
Shareholder Alignment. We work to appropriately link executive pay with the Company’s financial performance and shareholder value creation.
Attract, Motivate and Retain Key Employees. We shape our executive compensation to be competitive with the organizations with which we compete for talent in the food industry and with other public and private companies so that we can attract, motivate and retain superior executive talent for the long-term.
Link Pay to Performance. We make a substantial portion of executive compensation variable, or “at-risk,” through incentive awards based on Company earnings and performance goals.
How We Determine Compensation
Role of the Compensation and Leadership Development Committee. In general, the Compensation and Leadership Development Committee (the “Compensation Committee”) works with management and external experts to set the Company’s executive compensation philosophy and objectives and to compensate key executives accordingly. More specifically, the Compensation Committee periodically reviews and approves:
•the Company’s stated compensation philosophy, corporate goals and objectives relevant to management compensation and total compensation policy to evaluate whether they support business objectives, create shareholder value, are consistent with shareholder interests, attract, motivate and retain key executive talent and link compensation to corporate performance;
•the peer group used for competitive pay/performance benchmarking (see “Role of Compensation Consultants/Benchmarking.” below for more details); and
•the total compensation for NEOs and other executive officers.
The Compensation Committee’s charter describes additional duties and responsibilities of the Compensation Committee with respect to the administration, oversight and determination of executive compensation. A copy of the Compensation Committee’s charter can be found on the Company’s Investor Relations website at http://ir.tyson.com.
The Compensation Committee intends for its decisions to be consistent with tax regulations, relevant law and NYSE listing requirements while also ensuring that compensation matters are handled in a manner satisfactory to the Company’s principal shareholder. Because the Company meets the definition of a “controlled company” under NYSE corporate governance rules, the Compensation Committee is not required to determine the compensation of our CEO. However, the Compensation Committee has approved the employment contracts and total compensation for the chief executive officer position since 2003.

The Compensation Committee is expressly authorized in its charter to retain outside legal, accounting or other advisors or experts at the Company’s expense. For fiscal year 2020 compensation decisions, the Compensation Committee used general industry and peer group information provided to the Company by Korn Ferry (“Korn Ferry”).
Say on Pay. Approximately 98.1% of the votes cast at the 2020 Annual Meeting of Shareholders on the non-binding advisory vote on our named executive officer compensation were voted in support of our executive compensation program.  Consistent with our shareholders’ approval, the Compensation Committee continued to apply the same effective principles and philosophy it has used in prior years while also monitoring market trends and best practices to determine executive compensation and will continue to consider shareholder concerns and feedback.
Executive Officer Compensation Structure. Our executive officers are compensated based on a pay structure (including salary, target annual incentive, and long-term (i.e. equity) grants) determined for their respective roles and job grades within the Company’s job grade structure. The pay structure for an executive considers the role, scope, capabilities and experience of the executive.
Our executive compensation structure is periodically reviewed by our human resources group and senior management based on their collective review of information about the Compensation Peer Group (as discussed below) and recommendations provided by the Company’s compensation consultant (Korn Ferry during fiscal year 2020) together with analysis of market trends and data of executive compensation at large public and private companies (“General Industry Data”). The most recent review was during fiscal year 2020. The Compensation Committee and the Company’s human resources group periodically review the executive compensation structure and updated market analysis (particularly the compensation practices of the Compensation Peer Group, discussed below) with senior management and suggest modifications as they deem necessary to ensure that our executive officers and key employees are generally compensated in accordance with our compensation philosophy and objectives. For a more detailed discussion regarding decisions with respect to each element and amount of compensation provided for in the grade structure, see the section below titled “Elements of Compensation.”
Interaction Between the Compensation Committee and Management. Job grade level designations for all executive officers (other than for Messrs. Tyson, White and Banks) and key employment terms are determined by the CEO in consultation with the Company’s human resources group. The Company’s human resources group then presents a summary of the key terms of each executive officer’s proposed compensation to the Compensation Committee. The Compensation Committee reviews and discusses the proposed compensation terms and will meet with the Company’s human resources group to discuss any questions or issues it has regarding these decisions. Once all questions and issues have been addressed to the satisfaction of the Compensation Committee, the Compensation Committee will ultimately ratify the compensation terms and grade level designations.
Role of Compensation Consultants/Benchmarking. Since fiscal year 2001, the Company has retained Korn Ferry to periodically identify, and provide market analyses and trend information regarding compensation practices of, a certain group of publicly traded companies in the protein and packaged foods industries (which we refer to as the “Compensation Peer Group”) and to periodically review the General Industry Data. The companies listed below made up the Compensation Peer Group for performance-based equity awards during fiscal year 2020 and for reviewing Messrs. White’s, Banks’, Glendinning’s and Langholz’s compensation. The Compensation Peer Group for fiscal year 2020 consisted of the same companies included in the Compensation Peer Group for fiscal years 2018 and 2019.

Archer-Daniels-Midland Company	Hormel Foods Corporation
Bunge Limited	The J.M. Smucker Company
Campbell Soup Company	Kellogg Company
Coca-Cola Co.	Kraft Heinz Co.
ConAgra Foods, Inc.	Mondelez International, Inc.
General Mills, Inc.	PepsiCo, Inc.
The Hershey Company	Pilgrim’s Pride Corporation

Korn Ferry furnishes market analyses and trend information to our human resources group, which is then presented to the Compensation Committee. The Compensation Committee uses this information in its review of compensation for the NEOs to assess consistency with our compensation philosophy and objectives.

Market data is one of many factors considered by the Compensation Committee and management when setting compensation.  For determining fiscal year 2020 executive compensation, in addition to market practices, the Compensation Committee considered individual experience and past performance inside or outside the Company, compensation history, role and responsibilities within the Company, tenure with the Company and associated institutional knowledge, long-term potential with the Company, leadership contributions, industry expertise, past and future performance objectives and the value of the position within the Company.

In fiscal year 2020, the market analyses, trend information and recommendations described above and input with respect to the CEO’s employment contract and director compensation were the only consulting services provided by Korn Ferry to the Company. Neither the Compensation Committee nor the Company believes that the provision of these services by Korn Ferry raised any conflicts of interest.
How NEOs Are Compensated
The decision to approve the compensation payable during fiscal year 2020 was based upon recommendations by the Company’s CEO and human resources group and advice from Korn Ferry. The approved compensation terms provided for a base salary, subject to adjustment by the Company from time to time, and participation in the Company’s annual cash and long-term equity incentive plans on terms and at levels determined by the Company’s senior management and as approved by the Compensation Committee when deemed required. Annual adjustments to compensation are determined after reviewing the market data, individual and Company performance and internal pay equity based on position with the organization. In addition, in the case of Mr. Langholz, his fiscal 2020 compensation was determined at the time he joined the Company in October 2019 based on the competitive market and the Company’s historical compensation practices. For a more detailed analysis regarding these decisions, see the section titled “Elements of Compensation” in this Proxy Statement.
Elements of Compensation
The Company’s executive compensation program consists of:
•base salary;
•annual incentive payments;
•long-term incentive compensation;
•financial, retirement and welfare benefit plans; and
•certain defined perquisites.
Compensation Mix
Because of the ability of executive officers to directly influence the overall performance of the Company, and consistent with our philosophy of linking pay to performance, it is our goal to allocate a significant portion of compensation paid to our executive officers to performance-based, short- and long-term incentive programs. In addition, as an executive officer’s responsibility and ability to affect financial results of the Company increases, base salary becomes a smaller component of total compensation and long-term, equity-based compensation becomes a larger component of total compensation, further aligning the executive officer’s interests with those of the Company and its shareholders. The following table illustrates the mix of target compensation components for Messrs. Tyson, White, Banks, Glendinning and Langholz.

			Target Equity Based Incentives
Name	Base Salary	Target Annual Cash Incentive	Stock Options	Restricted Stock with Performance Criteria	Performance Stock
Tyson/White/Banks	13%	23%	16%	16%	32%
Glendinning/Langholz	21%	27%	13%	13%	26%

For Messrs. Tyson, White and Banks, approximately 87% of their target compensation is variable and approximately 64% is equity-based incentives. For Messrs. Glendinning and Langholz, approximately 79% of their target compensation is variable and approximately 52% is equity-based incentives. For details regarding fiscal year 2020 performance, see the below subsection titled “Annual Performance Incentive Payments” in this Proxy Statement.
Base Salary
Each of Messrs. Tyson’s, White’s and Banks’ employment contract sets an amount for base salary. The Compensation Committee approved such amounts for Messrs. Tyson and White as part of its process in approving their respective employment contracts, and the Compensation Committee can adjust base salary as it deems appropriate, except that the base salary under Mr. Tyson’s employment contract can be increased but not decreased. The CEO has discretion to set and adjust base salary amounts for all other NEOs based on each NEO’s role, capabilities, experience and performance. In determining whether to adjust (or, in the case of new hires, setting) an NEO’s base salary, the Compensation Committee or the CEO, as applicable, considers (i) the Compensation Peer Group and General Industry Data for the NEO’s role, as applicable, (ii) the individual’s past performance and experience, (iii) the NEO’s capabilities, (iv) the NEO’s potential for advancement within the Company, (v) changes in level and scope of responsibility for the NEO, and (vi) salaries of other Company executive officers. No requisite weight is assigned to any factor by the CEO or the Compensation Committee.
The table below discloses the base salary in effect for each NEO (other than Messrs. Banks and Langholz) at the end of fiscal years 2019 and 2020. Messrs. Banks and Langholz were not employees of the Company at the end of fiscal year 2019. As noted below, Mr. Tyson’s salary increased approximately 14% to $1,200,000 and Mr. White’s salary increased approximately 8.7%, in each case, to further align with the base salary levels for comparable positions in the Compensation Peer Group and General Industry Data.

Name	End of Fiscal Year 2019 Salary ($)	End of Fiscal Year 2020 Salary ($)
John H. Tyson	1,050,000	1,200,000
Noel White	1,150,000	1,250,000
Dean Banks	—	1,150,000
Stewart Glendinning	775,000	775,000
Chris Langholz	—	600,000
Annual Incentive Payments
Employment contracts with Messrs. Tyson, White and Banks and employment terms with our other NEOs provided them an opportunity to receive annual incentive payments. In fiscal year 2020, the annual incentive plan in place for senior executive officers was the Executive Incentive Plan. This plan is designed to align the interests of management towards the achievement of common corporate goals. An NEO selected to participate in the Executive Incentive Plan is not eligible to participate in other cash performance incentive payment plans maintained by the Company. For fiscal year 2020, the Compensation Committee designated all NEOs, as well as other executive officers, as eligible participants under the Executive Incentive Plan.
Annual incentive eligibility under the Executive Incentive Plan is based on one or more performance measures established at the beginning of each fiscal year by the Compensation Committee. For fiscal year 2020, the Compensation Committee selected Adjusted Operating Income as the performance measure under the plan. “Operating Income” is the Company’s operating income (which takes into account accruals for annual incentive payments) before interest and taxes, and “Adjusted Operating Income” for purposes of annual incentive payments means Operating Income but takes into account any unusual or unique items, such as one-time gains or losses. The Compensation Committee believes Adjusted Operating Income is an appropriate metric of Company performance to utilize in making performance-based compensation decisions because it is a good indicator of value creation and is used by senior management to evaluate the day-to-day performance of the business.
The fiscal year 2020 performance levels were set by the Compensation Committee at the beginning of fiscal year 2020 and prior to the onset of the COVID-19 global pandemic. When establishing the performance levels, the Compensation Committee considered the Company’s expected performance for the year as well as assumptions regarding commodity prices, growth, and the overall market at the time the targets were set. The fiscal year 2020 target goal was set at a performance level that exceeded prior year actual Adjusted Operating Income performance and which was expected to be a challenging goal to attain. Accordingly, for fiscal year 2020, the Compensation Committee set the threshold level of Adjusted Operating Income for 50% of target performance incentive payments at $2.60 billion, the target Adjusted Operating Income level for 100% of target performance incentive payments at $3.25 billion, and a maximum level of Adjusted Operating Income for 200% of target performance incentive payments at $3.90 billion.
Target annual incentive payment eligibility under the Executive Incentive Plan, expressed as a percentage of base salary, is established each year by the Compensation Committee. The Compensation Committee sets each NEO’s ultimate performance incentive payment eligibility to include an adjustment above the NEO’s initial targeted eligibility to allow the Compensation Committee to recognize variations in individual and business unit performance. In determining actual annual incentive payments, the Compensation Committee has the discretion to award amounts below, but not above, the eligibility level pertaining to Adjusted Operating Income.
Actual Adjusted Operating Income for purposes of annual incentive payments for fiscal year 2020 was approximately $3.237 billion, resulting in the NEOs’ eligibility for annual incentive payments at approximately 99% of their respective target eligibilities. Actual Adjusted Operating Income reflected the Company’s strong performance during the fiscal year, which was viewed by the Compensation Committee to be particularly strong as the performance results took into account the additional costs related to the Company’s COVID-19 response.

At the end of fiscal year 2020, the Compensation Committee reviewed each NEO’s eligibility based on this Adjusted Operating Income amount and the individual performance of each with our CEO and other members of management and the Board. Based on this review, the Compensation Committee awarded the NEOs listed below the annual incentive payment amounts set forth in the following table.

Name	Salary at 2020 Fiscal Year End ($)	Eligibility at Target Adjusted OI of $3.25 billion (100% of target annual incentive payment) ($)	Eligibility at Target Adjusted OI (expressed as percentage of base salary)	Maximum Eligibility at Actual Adjusted OI ($)	Actual Annual Incentive Payment for Fiscal Year 2020 ($)(1)
John H. Tyson	1,200,000	2,160,000	180%	2,138,400	1,761,792
Noel White	1,250,000	2,250,000	180%	2,227,500	1,849,528
Dean Banks	1,150,000	2,070,000	180%	2,049,300	1,343,733
Stewart Glendinning	775,000	1,023,000	132%	1,012,769	852,500
Chris Langholz	600,000	792,000	132%	784,079	608,446

(1) Amounts for Messrs. Banks and Langholz were prorated based on their start dates after the beginning of the fiscal year.

Following the conclusion of fiscal year 2020, the Compensation Committee evaluated the Company’s performance in light of the unprecedented circumstances in fiscal year 2020. In fiscal year 2020, the Company incurred significant direct incremental expenses related to COVID-19, which reduced Adjusted Operating Income for purposes of determining the payment under the Executive Incentive Plan which decreased the cash payouts under that plan. The Compensation Committee determined that participants in the Executive Incentive Plan, including the NEOs, should receive additional incentive compensation to recognize their extraordinary efforts during an unprecedented time. Accordingly, the participants in the Executive Incentive Plan, including the NEOs, received an additional grant of restricted stock units (“RSU”). The value of the additional RSU grant approximated the decreased payout under the Executive Incentive Plan from the impact of the direct incremental expenses related to COVID-19. The RSUs, which further align the NEOs’ compensation with that of the Company’s stockholders and include an additional retentive element in the Company’s executive compensation program, vest in two annual installments subject to the NEO’s continued employment through the applicable vesting dates. With respect to the Company’s separate broad-based annual incentive program, the direct incremental expenses related to COVID-19 were deemed extraordinary and unusual and therefore were excluded from Adjusted Operating Income, which increased the cash payout under that program. The following table sets forth the number of shares subject to the RSU awards granted to each of the NEOs in early fiscal year 2021:

Name	Shares Granted
John Tyson	17,780.705
Noel White	18,686.203
Dean Banks	13,582.483
Stewart Glendinning	8,643.398
Chris Langholz	6,173.856
Equity-Based Compensation
We believe long-term incentive compensation awarded annually motivates executives and managers to create value for shareholders as the value of such compensation has a strong correlation to the appreciation of the Company’s stock price. The Compensation Committee believes that long-term incentive compensation allows the Company to provide employees with an incentive different from base salary and cash annual incentive payments, with long-term incentive compensation increasing in value when the Company share price increases. Messrs. Tyson’s, White’s and Banks’ employment contracts provide for equity-based compensation as determined by the Compensation Committee. The remaining NEOs’ compensation terms provide for long-term incentive compensation consistent with that provided to other employees in such NEO’s job grade level. For details regarding these awards, see the table titled “Grants of Plan-Based Awards During Fiscal Year 2020” in this Proxy Statement. All long-term incentive compensation is issued under the Stock Incentive Plan.
The amounts and types of long-term incentive compensation to be awarded within the job grade levels are determined by management and/or the Compensation Committee to align the interests of executives and other managers with the interests of the Company’s shareholders. In determining these amounts, management and the Compensation Committee consider the relationship of long-term incentive stock based compensation to cash compensation, the goal of providing additional incentives to executives and managers to increase shareholder value and the value of long-term incentive compensation awarded to NEOs and other executives to awards made to executives in similar positions within the applicable peer group.
For fiscal year 2020, the dollar value of annual long-term incentive compensation was weighted 25%, 25% and 50% among stock options, restricted stock with performance criteria (“restricted stock”), and performance stock, respectively, as discussed further below. From time to time, the Company may award additional equity compensation in connection with hiring, retention, and promotions. Accordingly, (i) Mr. Banks received stock awards prorated with his start date in December 2019, consistent with his job grade level and other similarly situated NEOs that received stock awards in November 2019 as part of the Company’s annual equity grants, and (ii) Mr. Langholz received an additional restricted stock award to compensate him for amounts forfeited upon accepting employment with the Company. For details regarding equity awards granted to the NEOs in fiscal year 2020, see the table titled “Grants of Plan-Based Awards During Fiscal Year 2020” in this Proxy Statement.
Stock Options. Stock option awards comprised approximately 25% of the NEOs’ annual long-term incentive compensation for fiscal year 2020. Stock options are typically awarded and approved annually by the Compensation Committee prior to a pre-determined grant date. The grant date for fiscal year awards usually occurs four business days after the Company announces fiscal year-end financial results, absent subsequent Compensation Committee action to the contrary. The actual number of stock options granted during fiscal year 2020 was determined by dividing the target award dollar value assigned by the CEO or Compensation Committee, as applicable, for stock options by the grant date fair value of such stock options. The exercise price for option awards is the closing price for our Class A Common Stock as reported on the NYSE on the grant date. Option awards expire ten years after the grant date. The Company does not backdate, re-price or grant stock option awards retroactively. All stock options vest in equal annual increments on each of the first, second and third anniversary of the grant dates of the awards and become fully vested after three years, subject to certain exceptions in the event of the death or disability of the executive officer or certain other termination events. For the fiscal year 2020 stock option awards, the Compensation Committee set the grant date of November 18, 2019 and approved the awards at its November 6, 2019 meeting.
Restricted Stock with Performance Criteria. Restricted stock awards comprised approximately 25% of the NEOs’ annual long-term incentive compensation for fiscal year 2020. The actual number of shares of restricted stock granted during fiscal year 2020 was determined by dividing the target dollar value assigned by the CEO or Compensation Committee, as applicable, for restricted stock by the closing price of the Company’s stock on the grant date.
Restricted stock awards represent the right to vest in shares of Class A Common Stock if one or more performance criteria are met within the time period indicated in the grant. Performance criteria are measured over a multi-year period, and, if the performance criteria are achieved, the award vests. The right to vest in the shares of Class A Common Stock under a restricted stock award is conditioned upon the executive officer remaining continuously in the employment of the Company from the grant date through the vesting date, subject to certain exceptions in the event of the death or disability of the executive officer or certain other termination events.
On November 6, 2019, the Compensation Committee approved the restricted stock awards to be granted on November 18, 2019 and determined the performance criterion pertaining to such awards would be the Company’s achievement of a cumulative $125 million Adjusted Operating Income for the 2020 through 2022 fiscal years.
Performance Stock. Performance stock awards comprised approximately 50% of the NEOs’ annual long-term incentive compensation for fiscal year 2020. Performance stock awards represent the right to receive shares of Class A Common Stock if certain performance criteria are met within the time period indicated in the grant. The target number of shares of performance stock granted during fiscal year 2020 was determined by dividing the dollar value assigned by the CEO or Compensation Committee, as applicable, for performance stock by the closing price of the Company’s stock on the grant date. The Compensation Committee approved the fiscal year 2020 performance stock awards at its November 6, 2019 meeting with a grant date of November 18, 2019. Performance criteria are measured three years from the beginning of the fiscal year in which the performance stock is awarded, and, if the performance criteria are achieved, the award vests as set forth below. The right to receive Class A Common Stock under a performance stock award is conditioned upon the executive officer remaining continuously in the employment of the Company from the grant date through the vesting date, subject to certain exceptions in the event of the death or disability of the executive officer or certain other termination events.
On an annual basis, the Company’s senior management, Compensation Committee and human resources group meet to discuss the performance criteria options and levels to be considered for the following year’s grants. Through the course of its review and discussions, the Compensation Committee chooses such performance criteria that the Compensation Committee believes provide the appropriate balance between (i) significant performance measures aimed at increasing shareholder value if achieved, and (ii) performance measures that are reasonably attainable so as to motivate the officers to achieve the performance goals.

The performance criteria adopted by the Compensation Committee for performance stock awards granted in fiscal year 2020 were as follows:
•achievement of a cumulative Adjusted Operating Income target over the 2020, 2021 and 2022 fiscal years (the “cumulative Operating Income criterion”); and
•a comparison of the relative total shareholder return of the Company’s Class A Common Stock relative to the relative total shareholder return of the Compensation Peer Group over the 2020, 2021 and 2022 fiscal years (the “relative total shareholder criterion”).

The Compensation Committee utilized Adjusted Operating Income as an element in both the Company’s annual incentive program and long-term incentive program in recognition that this measure is viewed as a core driver of the Company’s performance and shareholder value creation. In designing the Company’s executive compensation program, the Compensation Committee supplemented this measure in the long-term incentive program with a relative total shareholder return comparison measure in order to strike an appropriate balance with respect to incentivizing top-line growth and shareholder returns over both the short-term and long-term horizons.
Each performance criterion accounts for one-half of the performance stock award and is subject to the achievement of performance goals as set forth in the below tables. With respect to the cumulative Adjusted Operating Income criterion, the Adjusted Operating Income measure selected is based on management’s projected earnings for the Company over a three-year period. The targeted performance goal was established at a level that was designed to be reasonably attainable so as to motivate the officers to achieve or exceed the goal. Also, in selecting the cumulative Adjusted Operating Income criterion, the Compensation Committee recognized the importance placed by senior management on this measure in its evaluation of the day-to-day performance of the business. Based on the percentage of the Adjusted Operating Income measure achieved, our NEOs are entitled to receive upon achievement of the Adjusted Operating Income goals the number of shares as set forth in the following table:

Name	Percentage of Cumulative Adjusted Operating Income Goal Achieved
	80%	100%	120%
John H. Tyson	8,335	16,670	33,340	Number of Shares Awarded*
Noel White	8,891	17,781	35,563
Dean Banks	5,860	11,719	23,438
Stewart Glendinning	2,639	5,278	10,557
Chris Langholz	2,084	4,167	8,335
* Amounts rounded down to the nearest share and may differ from the amounts reported in the table entitled “Grants of Plan-Based Awards During Fiscal Year 2020” due to rounding differences.

With respect to the relative total shareholder return criterion, the NEO is entitled to receive the number of shares set forth below, based on the percentile ranking of the Company’s total shareholder return compared to the Compensation Peer Group members’ total shareholder return during the measurement period:

Name	Percentile of Companies’ Relative Total Shareholder Return*
	30th	50th	80th
John H. Tyson	8,335	16,670	33,340	Number of Shares Awarded*
Noel White	8,891	17,781	35,563
Dean Banks	5,860	11,719	23,438
Stewart Glendinning	2,639	5,278	10,557
Chris Langholz	2,084	4,167	8,335
* Amounts rounded down to the nearest share and may differ from the amounts reported in the table entitled “Grants of Plan-Based Awards During Fiscal Year 2020” due to rounding differences.
Following certification of the Company’s fiscal year 2020 performance and stock price performance relative to certain peers, the Compensation Committee approved the vesting of performance stock awarded to the then-serving NEOs in fiscal year 2018 based on the Company’s achievement of (i) three years’ cumulative adjusted operating income (“AOI”) of $9.609 billion where the three-year cumulative target was $11.326 billion and (ii) a Total Shareholder Return Comparison (“rTSR”) among the peer group (the

Company did not exceed the performance of 30th percentile of its fourteen peers) during the performance period for purposes of this award in the following amounts:

Name	Number of Shares of Performance Stock
	rTSR Criterion (0%)	Cumulative AOI Criterion (62.1%)
John H. Tyson	—	10,453.540
Noel White	—	5,376.106
Stewart Glendinning	—	5,669.847
Financial, Retirement and Welfare Benefit Plans
Our NEOs are eligible to participate in the Company’s financial, retirement and welfare benefit plans that are generally available to all employees of the Company. The NEOs are also eligible to participate in certain plans, described below, that are only available to certain eligible officers and managers. We believe these benefits are a basic component in attracting, motivating and retaining executives and are comparable to the benefits offered by the companies in our peer groups according to market data.
Deferred Compensation Plan. The Supplemental Executive Retirement Plan (“SERP”) is a nonqualified deferred compensation plan providing a retirement benefit to certain officers of the Company, including Messrs. Tyson, White and Glendinning. The SERP also provided participants as of July 1, 2014 (only for Mr. White) life insurance protection. The SERP allows participating officers to supplement the officers’ existing anticipated retirement payments and benefits. In fiscal year 2018, the Compensation Committee elected to freeze benefits under the SERP on December 31, 2018. Additional information about our SERP is included in the narrative text following the section titled “Pension Benefits” in this Proxy Statement.
Retirement Plans. We also provide the following qualified and nonqualified plans to the NEOs:
•Employee Stock Purchase Plan;
•Retirement Savings Plan;
•Executive Savings Plan; and
•Executive Long-Term Disability Plan.
The Employee Stock Purchase Plan is a nonqualified benefit plan available to all NEOs and most U.S.-based employees (some bargaining units do not participate). The purpose of the plan is to encourage employees to acquire stock in the Company by offering employees who participate a way to purchase our Class A Common Stock on terms better than those available to a typical investor. Participants are eligible to participate on the first day of the month following 59 days of service and can contribute (on an after tax basis) up to 20% of base pay to this plan per pay period. After one year of service the Company will match 25% of the first 10% of base pay contributed. The plan provides for 100% immediate vesting.
The Retirement Savings Plan is a qualified benefit plan (401(k)) available to all NEOs and most U.S.-based employees (some bargaining units do not participate). The plan allows employees who participate to save money for retirement while deferring income taxes on the amount saved and any earnings on those amounts until the funds are withdrawn. Participants may elect how their accounts are invested from a selection of investment options. Participants are eligible to participate on the first day of the month following 59 days of service and can contribute from 2% to 60% of eligible pay to this plan per pay period, subject to IRS annual limits on contributions and compensation. After one year of service the Company matches 100% of the first 3% of base pay contributed, plus 50% of the next 2% contributed. This plan provides for 100% immediate vesting.
The Executive Savings Plan is a nonqualified deferred compensation plan available to the NEOs and other highly compensated U.S.-based employees of the Company. The plan is available for those who wish to defer additional dollars over and above the IRS limits for qualified plans. After reaching the annual IRS limits in the Retirement Savings Plan, participants can begin deferring up to 60% of base pay into this plan. Participants can also defer up to 100% of the annual incentive payment to this plan. All deferrals and payout elections to this plan must be elected by December 31 of the year prior to the deferral year. This plan provides Company matching contributions in the same manner and amount as the Retirement Savings Plan not otherwise matched under the Retirement Savings Plan. In addition, NEOs and certain other participants receive a non-elective Company contribution equal to 4% of their base salary and annual incentive plan payment. Participants elect notional investment options mirroring those available under the Retirement Savings Plan. This plan provides for 100% immediate vesting. Additional information on the Executive Savings Plan can be found in the narrative text following the table titled “Nonqualified Deferred Compensation for Fiscal Year 2020” in this Proxy Statement.
U.S.-based officers and certain U.S.-based managers of the Company (including the NEOs) participate in the Executive Long-Term Disability Plan. This plan replaces (tax free) up to 60% of “insured earnings” to a maximum benefit of $25,000 per month.

“Insured Earnings” include salary, annual incentive payment and the value of the most recent annual stock option, restricted stock and performance stock awards. The value of the premiums paid by the Company are included in the participant’s taxable income.
Welfare Benefit Plans. Our NEOs and other executives participate in our broad-based employee welfare plans, including medical, dental, vision and other insurance. These plans and benefits are available to all salaried employees.
Perquisites
We provide certain perquisites that the Compensation Committee believes are reasonable and consistent with our overall compensation program. The Company pays taxes owed by the NEOs on certain of these perquisites. The value of these perquisites and the estimated income taxes thereon are imputed as income to the executive. The Compensation Committee believes that these personal benefits provide executives with benefits that balance our compensation program and help attract executive talent. The Compensation Committee reviews the perquisites on a periodic basis to evaluate whether they are appropriate given the Company’s total compensation program and market practice. For the last completed fiscal year, Mr. Tyson, Mr. White and Mr. Banks were permitted by their employment contracts to personal use of Company-owned aircraft (subject to certain contractual limits), and all other NEOs were eligible for personal use of Company-owned aircraft in the CEO’s discretion, subject to an overall limit established by the Compensation Committee. In addition, all NEOs are eligible to receive the Executive Rewards Allowance, pursuant to which they receive an annual cash allowance of $12,000 that can be used for an array of items based on the NEO’s needs. Additionally, Mr. Langholz received certain payments typically made to expatriates. The attributed costs of the perquisites described above for the NEOs for fiscal year 2020 are included in the “All Other Compensation” column of the “Summary Compensation Table for Fiscal Year 2020” in this Proxy Statement.
Employment Contracts and Executive Severance Plan
The Company maintained employment contracts with Messrs. Tyson, White and Banks during fiscal year 2020. A summary description of these contracts is provided below. The other NEOs, other than Messrs. Tyson, White and Banks, are participants in the Company’s Executive Severance Plan (the “Executive Severance Plan”), as described below.
John H. Tyson. Mr. Tyson entered into an amended and restated employment contract with the Company on November 9, 2017, the terms of which were approved by the Compensation Committee prior to execution. Mr. Tyson’s employment contract provides for, among other things, a minimum annual base salary $1,050.000, participation in the Company’s annual performance incentive payment program on terms and in amounts as determined by the Compensation Committee, eligibility for equity awards under the Company’s equity incentive plans on terms and in amounts as determined by the Compensation Committee, continued annual payments of $175,196 from his SERP account and participation in the Company’s benefit plans. Mr. Tyson is also entitled to certain perquisites, including personal use of Company-owned aircraft for up to 275 hours per year, use of Company security personnel consistent with past practice (the expense for which the Company estimates to be $80 per hour), security services of up to $50,000 annually and payment of an annual premium on a $7,500,000 life insurance policy. The Company has also agreed to reimburse Mr. Tyson and gross-up any tax liability incurred by Mr. Tyson from the receipt of any perquisites. The employment contract is for a perpetual term, subject to the Board of Directors’ right to terminate the contract at any time upon written notice to Mr. Tyson. Any such termination without cause is subject to the Company’s obligation to pay, in a lump sum, an amount equal to two years of his base salary and two times his target annual cash bonus, plus continued medical coverage for life. Such termination will also trigger vesting of Mr. Tyson’s equity awards that are outstanding as of the date of termination.
Noel White. Mr. White entered into an amended and restated employment contract with the Company on October 1, 2018, the terms of which were approved by the Compensation Committee prior to execution. Mr. White’s employment contract provided for, among other things, an annual base salary of $1,150,000, participation in the Company’s annual performance incentive programs on terms and in amounts as determined by the Compensation Committee, eligibility for equity awards under the Company’s equity incentive plans on terms and in amounts as determined by the Compensation Committee, and participation in the Company’s benefit plans. Mr. White’s employment contract also provided that upon a termination by the Company (other than for “cause” or by reason of death or permanent disability) or if Mr. White resigned for “good reason”, the Company would pay Mr. White an amount equal to two years of his base salary and two times his target annual cash bonus, to be paid out over two years, plus continued medical coverage for up to 18 months. Additionally, Mr. White is entitled to personal use of Company-owned aircraft in a manner consistent with the Company’s policy governing aircraft use by executive officers. Current Company policy is to reimburse taxes associated with any approved personal use of Company-owned aircraft. The employment contract contained a non-competition restriction for a period of 24 months post-termination and a 36 month post-termination non-solicitation restriction.
In connection with Mr. White’s appointment to Executive Vice Chairman, Mr. White entered into the Executive Vice Chairman Employment Agreement on October 3, 2020. The Executive Vice Chairman Employment Agreement provides for, among other things, an annual base salary of $1,250,000 for the fiscal year beginning October 4, 2020; $1,150,000 for the fiscal year beginning October 3, 2021; and $1,000,000 for the period beginning October 2, 2022 and ending December 31, 2023. The Executive Vice Chairman Employment Agreement also provides for the possibility of special equity incentive awards as approved by the Compensation Committee, and participation in the Company’s benefit plans. Additionally, Mr. White remains entitled to personal use of Company-owned aircraft in a manner consistent with the Company’s policy governing aircraft use by executive officers. The Executive Vice Chairman Employment Agreement contains a non-competition restriction for a period of 24 months post termination and a 36-month post-termination non-solicitation restriction.
Dean Banks. In connection with his appointment to President, Mr. Banks entered into an employment contract with the Company on November 6, 2019, the terms of which were approved by the Compensation Committee prior to execution. As part of his initial appointment, Mr. Banks received a sign-on payment of $5,000,000 to compensate him for amounts forfeited upon accepting employment with the Company. Mr. Banks will be required to repay this sign-on payment should he (i) voluntarily terminate his employment with the Company prior to December 20, 2021, the two year anniversary of his commencement of employment with the Company or (ii) have not relocated and established a permanent residence in the Northwest Arkansas area prior to December 20, 2020. Mr. Banks’ employment contract provided for, among other things, an annual base salary of $1,150,000, participation in the Company’s annual performance incentive programs on terms and in amounts as determined by the Compensation Committee, eligibility for equity awards under the Company’s equity incentive plans on terms and in amounts as determined by the Compensation Committee, and participation in the Company’s benefit plans. Mr. Banks’ employment contract also provided that upon a termination by the Company (other than for “cause” or by reason of death or permanent disability) or if Mr. Banks resigned for “good reason,” the Company would pay Mr. Banks an amount equal to two years of his base salary and two times his target annual cash bonus, to be paid out over two years, plus continued medical coverage for up to 18 months. Additionally, Mr. Banks is entitled to personal use of Company-owned aircraft in a manner consistent with the Company’s policy governing aircraft use by executive officers. Current Company policy is to reimburse taxes associated with any approved personal use of Company-owned aircraft. The employment contract contained a non-competition restriction for a period of 24 months post termination and a 36-month post termination non-solicitation restriction. In connection with Mr. Banks’ appointment to CEO, he entered in the CEO employment contract with the Company on October 3, 2020. The CEO employment contract is generally consistent with the terms of Mr. Banks’ 2019 employment contract, except that his base salary was increased to $1,200,000.
Executive Severance Plan
Messrs. Glendinning and Langholz are participants in the Executive Severance Plan, which provides eligible employees with certain severance benefits upon a qualifying involuntary or voluntary termination of employment.
Upon a qualifying involuntary termination, the participating NEO will be eligible for (i) cash severance benefits equal to two times his or her annual base salary, payable in installments in accordance with the Company’s normal payroll schedule, (ii) COBRA reimbursements for up to two years of continued coverage, and (iii) 12-months of outplacement assistance. A qualifying involuntary termination includes termination of employment by the Company without cause or by the participating NEO for good reason. Upon a qualifying voluntary termination, the participating NEO will be eligible for (x) cash severance benefits equal to one times his or her annual base salary, payable in installments in accordance with the Company’s normal payroll schedule and (y) COBRA reimbursements for one year of continued coverage. A qualifying voluntary termination is a termination of employment by a participating NEO with at least five years of consecutive service with the Company who provides a qualifying 12-month prior notice to the Company of his or her election to terminate employment. In addition, participating NEOs in the Executive Severance Plan are also eligible to receive a payout under the Company’s annual incentive plan for the year of termination, provided that the NEO was employed for at least 60 days during the applicable fiscal year. For terminations that occur in the first through third quarters of the fiscal year, the payout will be equal to the NEO’s target opportunity under the annual incentive plan and prorated for the NEO’s service during the year. For terminations that occur in the fourth quarter of the fiscal year, any payout under the annual incentive plan will be determined based on actual Company performance and prorated for the NEO’s service during the year.
An otherwise eligible employee is not eligible to participate in the Executive Severance Plan if he or she (i) has a written employment contract with the Company or any affiliate on his or her date of termination or (ii) is otherwise covered by any other plan or similar arrangement that addresses severance pay or any similar benefits, regardless of whether he or she receives any severance pay or benefits under such contract, plan or similar arrangement.
Severance information is more particularly described in the section titled “Potential Payments Upon Termination” in this Proxy Statement.
Certain Benefits Upon a Change in Control
The Compensation Committee believes that change in control benefits are an important part of the total executive compensation program because they protect the Company’s interest in the continuity and stability of the executive group. The Compensation Committee also believes that the change in control benefits are necessary to retain and attract highly qualified executives and help to keep them focused on minimizing interruptions in business operations by reducing any concerns they may have of being terminated prematurely and without cause during any ownership transition.
Impact of Change in Control on the SERP. No later than thirty days after a change in control of the Company, a grantor trust created under the SERP will be funded with the present value of all accrued benefits for each participant under the SERP.

Executive Life Insurance Program. Following a change in control of the Company, the Company will continue to pay the annual life insurance premiums (plus a tax gross-up based on the withholding rates for supplemental wages) under the Executive Life Insurance Program for active participants on the date of the change in control up to the earlier of termination of employment or age 62.
Change in control information is more particularly described in the section titled “Potential Payments Upon a Change in Control” in this Proxy Statement.
Accounting Considerations
The Company accounts for equity-based awards by recognizing the compensation expense of the equity award to an employee based on the fair value of the award on the grant date. The Company has determined the fair value of these awards based on the assumptions set forth in Note 15 to our fiscal year 2020 audited financial statements included in our Form 10-K for the fiscal year ended October 3, 2020. Compensation expense of deferred cash awards are based on the amount of the award. The compensation expense for stock options, stock appreciation rights, restricted stock, phantom stock, performance stock and deferred cash is ratably recognized over the vesting period.
Stock Ownership Requirements
The Company’s stock ownership requirements require senior officers (which includes the NEOs) and directors to maintain a minimum equity stake in the Company. These requirements were put into place to strengthen the alignment between the interests of the Company’s directors and senior officers and the interests of its shareholders and are periodically reviewed by the Company’s compensation consultant.
The requirements set forth the minimum amount of shares of Company stock a director and certain officers must own. Participants’ holdings are reviewed by the Company annually. Each officer subject to the requirements has five years from the effective date of their appointment to a role with share ownership requirements to achieve the applicable level of ownership. Directors have five years from his or her initial election as director to achieve the required share ownership level.
For officers, the levels are based on a multiple of the officer’s salary. The CEO’s current ownership level is six times annual salary, the President’s current ownership level is five times annual salary and the remaining NEOs’ levels are currently two times annual salary. In fiscal year 2021, Dean Banks was appointed President and Chief Executive Officer and his ownership level was increased to six times annual salary. For directors, the level is four times the annual cash retainer (exclusive of any retainer amounts attributable to positions of Lead Independent Director or committee chairs). As of December 14, 2020, all NEOs and directors complied with the stock ownership requirements or were on track to comply within the five-year period.
The Company’s Securities Trading Policy prohibits all directors, officers (including all NEOs), and employees generally from engaging in any hedging transactions with respect to the Company’s shares or other securities. For purposes of this policy, “hedging transactions” means any and all transactions designed to hedge or offset any decrease in the market value of the Company’s securities, including the purchase of financial instruments such as prepaid variable forward contracts, equity swaps, collars, exchange funds, puts, calls, and arbitrage trading. This policy does permit those subject to the foregoing prohibitions to enter into pre-arranged trading plans, commonly referred to as 10b5-1 plans, provided such plan is entered into outside of the Company’s regular blackout periods, the person entering such plan is not in possession of material, non-public information about the Company, and such plan is approved by the Company’s Law Department. Blackout periods begin prior to the end of each fiscal quarter and continue through the first full trading day after the Company’s earnings are made publicly available for such reporting period, though the Company may implement additional blackout periods at other times.
Risk Considerations in our Overall Compensation Program
We believe that the Company’s compensation program is structured in such a way as to discourage excessive risk-taking. In making this determination, we considered various aspects of our compensation program, including the mix of fixed and performance-based compensation for management and other key employees. The Company’s performance-based compensation awards are designed to reward both short- and long-term performance. By linking a portion of total compensation to the Company’s long-term performance, we seek to mitigate short-term risks that could be detrimental to the Company’s long-term best interests and the creation of shareholder value. Another aspect we considered is our practice of increasing an individual’s long-term incentive equity-based performance compensation as a percentage of his or her total compensation as his or her responsibility and ability to affect the financial results of the Company increases. Such long-term equity-based performance awards are subject to multi-year vesting periods and derive their value from the Company’s total performance, which we believe further encourages decision-making that is in the long-term best interests of the Company and its shareholders. Finally, we considered our stock ownership guidelines for executive officers and directors, which are designed to strengthen the alignment between the interests of our Board of Directors and executive officers and the Company’s shareholders. We believe these guidelines discourage excessive risk-taking that could be detrimental to the long-term interests of the Company, its performance or our stock price. In conclusion, we believe that the Company’s compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

REPORT OF THE COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
We, the Compensation and Leadership Development Committee of the Board of Directors of Tyson Foods, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Tyson Foods, Inc.’s Annual Report on Form 10-K for the fiscal year ended October 3, 2020.
Compensation and Leadership Development Committee of the Board of Directors

Gaurdie E. Banister Jr., Chair
Kevin M. McNamara
Jeffrey K. Schomburger

EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal Year 2020
The table below summarizes the compensation for our NEOs during fiscal year 2020 and, where required by applicable SEC disclosure rules, fiscal years 2019 and 2018. Messrs. Banks and Langholz joined the Company in fiscal year 2020.

Name and Principal Position During Fiscal Year 2020	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
John H. Tyson, Chairman of the Board	2020	1,229,769	0		5,053,240	1,500,003	1,761,792	0	1,674,485	11,219,289
	2019	1,062,000	0		4,693,930	1,450,008	1,249,605	36,108	1,830,449	10,322,100
	2018	1,046,619	0		4,485,158	1,312,505	1,205,998	554,030	1,392,305	9,996,615

Noel White, Chief Executive Officer	2020	1,291,308	0		5,390,122	1,600,010	1,849,528	147,952	714,729	10,993,649
	2019	1,156,231	0		4,451,140	1,375,007	1,368,615	1,458,222	588,945	10,398,160
	2018	862,000	0		2,306,653	675,002	856,707	684,867	351,708	5,736,937

Dean Banks, President	2020	920,662	5,000,000	(6)	3,587,873	1,071,001	1,343,733	0	858,785	12,782,054

Stewart Glendinning, Executive Vice President and Chief Financial Officer	2020	817,269	0		1,600,193	475,012	852,500	15,175	151,864	3,912,013
	2019	777,385	0		1,537,667	475,009	660,391	100,532	181,363	3,732,347
	2018	581,096	2,700,000		2,536,148	1,042,315	497,699	62,015	169,367	7,588,640

Chris Langholz, President International	2020	580,956	0		6,763,310	375,005	608,446	0	526,832	8,854,549

_______________________________
(1)The amounts included in these columns are the aggregate grant date fair values for stock and option awards granted in the fiscal year shown, computed in accordance with the stock-based compensation accounting rules set forth in ASC 718. The assumptions used in the calculation of the amounts shown are included in Note 15 to our audited consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended October 3, 2020. Recipients do not realize the value of equity-based awards until the awards vest (or are exercised in the case of stock options). The actual value that a recipient will realize from these awards is determined by the Company’s future share price and may be higher or lower than the amounts indicated in the table, which represent the full grant date fair value of such awards.
(2)The grant date fair values of the restricted stock with performance criteria are based on the maximum outcome of those awards as of the grant date, which is the probable payout of such awards based on what we have determined, in accordance with the stock-based compensation accounting rules, to be the probable levels of achievement of the performance goals related to those awards. The resulting number of shares of restricted stock with performance criteria that vest, if any, depends on whether we achieve the specified level of performance with respect to the performance measure tied to these awards. Descriptions of these awards and the performance criteria are provided in the subsection titled “Elements of Compensation—Equity-Based Compensation—Restricted Stock with Performance Criteria” in the section titled “Compensation Discussion and Analysis” in this Proxy Statement. The grant date fair values of performance stock awards are reported in the table above at the probable payout, which is less than the maximum possible payout. The table below shows the grant date fair values of the performance stock awards granted to each NEO during fiscal year 2020 at the probable payout and the maximum payout that would result if the highest levels of performance goals are achieved. The grant date fair values for the performance stock awards are computed in accordance with the rules described in footnote (1). Descriptions of these awards and the performance criteria are provided in the subsection titled “Elements of Compensation—Equity-Based Compensation—Performance Stock” in the section titled “Compensation Discussion and Analysis” in this Proxy Statement.

	Grant Date Fair Value of Performance Stock Awards
Name	Probable Payout	Maximum Payout
John H. Tyson	3,553,240	4,828,240
Noel White	3,790,122	5,150,122
Dean Banks	2,516,873	3,427,223
Stewart Glendinning	1,125,193	1,528,943
Chris Langholz	888,310	1,207,060

(3)Amounts reflected in this column are cash payments made pursuant to the Executive Incentive Plan. For a more detailed discussion, see the subsection titled “Elements of Compensation—Annual Performance Incentive Payments” under the “Compensation Discussion and Analysis” section of this Proxy Statement.
(4)For the assumptions used to determine the change in the pension value, see the table titled “SERP Assumptions” in the section titled “Pension Benefits” in this Proxy Statement. Messrs. Banks and Langholz do not participate in the SERP and Mr. Tyson is currently receiving distributions under the SERP.
(5)The amounts reflected in this column for fiscal year 2020 represent the sum of all other compensation and perquisites received by the NEOs from the Company, as more fully set forth in the table below.

Name	Year	Reimbursement of Taxes ($)	Executive Life Insurance Premiums ($)	Company Contribution under the Employee Stock Purchase Plan ($)	Company Contribution under the Executive Savings Plan ($)(a)	Company Contribution under the Retirement Savings Plan ($)	Non-Employee Director Compensation ($)(b)	Perquisites ($)(c)

John H. Tyson	2020	100,394	0	0	225,082	11,400	0	1,337,609	(d)

Noel White	2020	170,634	58,003	31,971	236,947	11,400	0	205,774	(e)

Dean Banks	2020	160,551	1,087	0	90,195	0	26,250	580,702	(f)

Stewart Glendinning	2020	3,734	2,827	0	119,992	11,400	0	13,911	(g)

Chris Langholz	2020	149,480	1,368	0	66,676	0	0	309,308	(h)
_______________________________
(a)Included in these amounts are Company contributions to the applicable NEOs pursuant to the Executive Savings Plan subsequent to the end of the fiscal year 2020, though attributable to performance in fiscal year 2020, as follows: Mr. Tyson - $140,944; Mr. White - $147,962; Mr. Banks - $53,749; Mr. Glendinning - $68,200; and Mr. Langholz - $48,676 (a description of the Executive Savings Plan is provided under the heading “Financial, Retirement and Welfare Benefit Plans” in the “Compensation Discussion and Analysis” section of this Proxy Statement, as well as following the table titled “Nonqualified Deferred Compensation for Fiscal Year 2020” under “Executive Savings Plan”). The amounts do not include matching contributions that were attributable to performance in fiscal year 2019 but paid in fiscal year 2020, as those awards were previously reported as fiscal year 2019 compensation.
(b)Represents compensation earned by Mr. Banks for the period September 29, 2019 through December 20, 2019, in connection with his service as a non-employee member of the Board, including director and committee attendance fees. See “Director Compensation for Fiscal Year 2020” above for a discussion of our director compensation program.
(c)The amounts in this column include premiums paid by the Company for a long-term disability insurance policy for each NEO. The values expressed for personal use of Company-owned aircraft in footnotes (d) through (h), below, are based on the aggregate incremental cost to the Company using a method that accounts for fuel, maintenance, landing fees, other associated travel costs and charter fees. Mr. Tyson’s, Mr. White’s and Mr. Banks’ personal use of Company-owned aircraft is permitted under their respective employment contracts, and the other NEOs’ personal use of Company-owned aircraft is at the CEO’s discretion, subject to an overall limit established by the Compensation and Leadership Development Committee. In each case, the executives’ use must comply with the Company’s aircraft policy and not interfere with the Company’s use of the aircraft. The values of all perquisites are based on the incremental aggregate cost to the Company and are individually quantified only if they exceed the greater of $25,000 or 10% of the total amount of perquisites for such NEO.
(d)This amount includes $1,335,426 for personal use of Company-owned aircraft and amounts for event tickets.
(e)This amount includes $103,165 for personal use of Company-owned aircraft and $101,026 for security equipment and services.
(f)This amount includes $156,375 for personal use of Company-owned aircraft, $321,878 for personal use of Company-owned aircraft related to his relocation and $100,540 for moving expenses.
(g)This amount includes $12,078 for personal use of Company-owned aircraft and amounts for event tickets.

(h)The reimbursement of taxes amount includes a tax equalization credit of $148,000. The perquisite amount includes a transportation allowance of $26,143, a housing allowance of $145,230, a dependent education allowance of $35,315, a cost of living allowance of $83,608 and an amount for a club membership.
(6)This amount represents a sign-on bonus of $5,000,000, which Mr. Banks will be required to repay should he (i) voluntarily terminate his employment with the Company prior to December 20, 2021, the two year anniversary of his commencement of employment with the Company or (ii) have not relocated and established a permanent residence in the Northwest Arkansas area prior to December 20, 2020.
Grants of Plan-Based Awards During Fiscal Year 2020
The table below provides information on equity and cash-based performance awards granted to each of the Company’s NEOs during fiscal year 2020. The equity awards were granted under the Stock Incentive Plan. The cash-based performance awards were granted under the Executive Incentive Plan. More information on plan-based awards is provided in the subsection titled “Elements of Compensation” under the “Compensation Discussion and Analysis” section of this Proxy Statement.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)	All Other Option Awards: Number of Securities Under- lying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
John H. Tyson	11/6/2019	11/6/2019	1,080,000	2,160,000	4,320,000
	11/18/2019	11/6/2019				16,670	33,340		66,681			3,553,240
	11/18/2019	11/6/2019					16,670					1,500,000
	11/18/2019	11/6/2019								89,499	89.98	1,500,003
Noel White	11/6/2019	11/6/2019	1,125,000	2,250,000	4,500,000
	11/18/2019	11/6/2019				17,782	35,563		71,126			3,790,122
	11/18/2019	11/6/2019					17,782					1,600,000
	11/18/2019	11/6/2019								95,466	89.98	1,600,010
Dean Banks	12/17/2019	12/17/2019	1,035,000	2,070,000	4,140,000
	12/23/2019	12/17/2019				11,719	23,438		46,876			2,516,873
	12/23/2019	12/17/2019					11,719					1,071,000
	12/23/2019	12/17/2019								62,926	91.39	1,071,001
Stewart Glendinning	11/6/2019	11/6/2019	511,500	1,023,000	2,046,000
	11/18/2019	11/6/2019				5,278	10,557		21,115			1,125,193
	11/18/2019	11/6/2019					5,279					475,000
	11/18/2019	11/6/2019								28,342	89.98	475,012
Chris Langholz	11/6/2019	11/6/2019	396,000	792,000	1,584,000
	11/18/2019	11/6/2019				4,167	8,335		16,670			888,310
	11/18/2019	11/6/2019					4,168					375,000
	11/18/2019	11/6/2019					61,125	(6)				5,500,000
	11/18/2019	11/6/2019								22,375	89.98	375,005
_______________________________
(1)The amounts in these columns represented the threshold, target and maximum amounts payable for performance in fiscal year 2020 under the Executive Incentive Plan based on the NEO’s salary on October 3, 2020. The amounts paid to each NEO pursuant to this plan for fiscal year 2020 are set forth in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table for Fiscal Year 2020” in this Proxy Statement. For more detailed information on the Executive Incentive Plan and potential payments thereunder, see the discussion and tables in the subsection titled “Elements of Compensation—Annual Incentive Payments” in the section titled “Compensation Discussion and Analysis” in this Proxy Statement.
(2)The amounts in these columns represent (i) the threshold, target and maximum amount of shares of performance stock which would be awarded upon the achievement of specified performance criteria for the awards granted on November 18, 2019 (and December 23, 2019, for Mr. Banks), and (ii) the amount of shares of restricted stock with performance criteria which would be awarded upon the achievement of a specified performance criterion for the awards granted. The vesting terms of the performance stock include the achievement of a three-year cumulative Adjusted Operating Income target and a favorable relative total shareholder return comparison with the Compensation Peer Group. The vesting terms of the restricted stock with performance criteria granted include the achievement of a three-year cumulative Adjusted Operating Income target of $125 million over the 2020 - 2022 fiscal years. Assuming all performance criteria are satisfied and the NEOs’ continued employment, the awards will vest on November 18, 2022. For a more detailed discussion, see the subsections titled “Elements of Compensation—Equity-Based Compensation—Performance Stock” and “Elements of Compensation—Equity-Based Compensation—Restricted Stock with Performance Criteria” in the section titled “Compensation Discussion and Analysis” in this Proxy Statement.
(3)The amounts in this column represent nonqualified stock options that expire on November 18, 2029. These options vest in equal annual increments on each of the first, second and third anniversary dates of the grant and become fully vested after three years.
(4)Pursuant to the terms of the Stock Incentive Plan, the exercise price for these options is the closing price of our Class A Common Stock on the grant date.
(5)For a description of the methodology used to determine the grant date fair value of stock and option awards, see footnote 1 of the “Summary Compensation Table for Fiscal Year 2020” in this Proxy Statement.
(6)This represents an award of restricted stock with performance criteria, 20% of which vested on November 18, 2020. The remaining 80% of the award vests on November 18, 2021, subject to the achievement of a one-year cumulative Adjusted Operating Income of $125 million and the continued employment of Mr. Langholz through the vesting date.
Outstanding Equity Awards at 2020 Fiscal Year-End
The table below provides information on the stock option, restricted stock and performance stock awards held by each of the Company's NEOs as of October 3, 2020.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John H. Tyson	11/26/2012	160,600	0		19.36	11/26/2022
	11/22/2013	160,600	0		31.82	11/22/2023
	11/21/2014	231,239	0		42.26	11/21/2024
	11/30/2015	109,202	0		50.00	11/30/2025
	11/28/2016	93,334	0		58.34	11/28/2026
	11/17/2017	47,999	23,998	(2)	77.97	11/17/2027
	11/17/2017						17,948	(3)	1,064,496
	11/17/2017						10,453	(4)	619,967
	11/19/2018	42,585	85,169	(5)	59.42	11/19/2028
	11/19/2018									25,590	(6)	1,517,743
	11/19/2018									97,610	(7)	5,789,249
	11/18/2019	0	89,499	(8)	89.98	11/18/2029
	11/18/2019									17,113	(9)	1,014,972
	11/18/2019									66,681	(10)	3,954,850

Noel White	11/30/2015	18,208	0		50.00	11/30/2025
	11/28/2016	31,703	0		58.34	11/28/2026
	11/17/2017	24,685	12,342	(2)	77.97	11/17/2027
	11/17/2017						9,230	(3)	547,431
	11/17/2017						5,376	(4)	318,851
	11/19/2018	40,383	80,763	(5)	59.42	11/19/2028
	11/19/2018									24,266	(6)	1,439,216
	11/19/2018									92,561	(7)	5,489,793
	11/18/2019	0	95,466	(8)	89.98	11/18/2029
	11/18/2019									18,254	(9)	1,082,645
	11/18/2019									71,126	(10)	4,218,483

Dean Banks	02/08/2018									2,156	(11)	127,872
	02/07/2019									2,772	(11)	164,407
	12/23/2019	0	62,926	(12)	91.39	12/23/2029
	12/23/2019									11,973	(9)	710,119

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
	12/23/2019									46,876	(10)	2,780,216

Stewart Glendinning	12/15/2017	0	15,270	(13)	81.28	12/15/2027
	12/15/2017	25,183	12,591	(14)	81.28	12/15/2027
	12/15/2017						9,699	(3)	575,248
	12/15/2017						5,669	(4)	336,228
	11/19/2018	13,951	27,900	(5)	59.42	11/19/2028
	11/19/2018									8,383	(6)	497,196
	11/19/2018									31,975	(7)	1,896,437
	11/18/2019	0	28,342	(8)	89.98	11/18/2029
	11/18/2019									5,419	(9)	321,401
	11/18/2019									21,115	(10)	1,252,331

Chris Langholz	11/18/2019	0	22,375	(8)	89.98	11/18/2029
	11/18/2019									4,278	(9)	253,728
	11/18/2019									62,747	(15)	3,721,525
	11/18/2019									16,670	(10)	988,698
_______________________________
The footnotes below are applicable to more than one executive where noted.
(1)The amounts listed in this column reflect a share price of $59.31, the closing price of our shares on the NYSE on October 2, 2020, the last trading day of our 2020 fiscal year.
(2)These options vested and became exercisable on November 17, 2020.
(3)This represents an award of restricted stock with performance criteria that vested on November 20, 2020, resulting from the satisfaction of the applicable performance criterion. The performance criterion was the achievement of cumulative Adjusted EBIT of more than $125 million for the 2018-2020 fiscal years.
(4)This represents an award of performance stock that vested on November 20, 2020, with any vesting determined based on the satisfaction of the following performance criteria: (a) cumulative Adjusted Operating Income target of $11,326 million for the 2018-2020 fiscal years and (b) a favorable comparison of the Company's Class A Common Stock price relative to the stock prices of a predetermined peer group of publicly traded companies over the 2018-2020 fiscal years. Based on the actual level of performance, this award vested at 62.10% of the target award with respect to the cumulative operating income criterion and 0% with respect to the stock price comparison criterion.
(5)One-half of these options vested and became exercisable on November 19, 2020 and the remaining options are scheduled to vest and become exercisable on November 19, 2021.
(6)This represents an award of restricted stock with performance criteria that vests on November 29, 2021, subject to the achievement of a three-year cumulative Adjusted Operating Income of $125 million. The amount includes shares accrued under the Company’s dividend reinvestment plan.
(7)This represents an award of performance stock that vests on November 29, 2021, subject to the achievement of a three-year cumulative Adjusted Operating Income target and favorable comparison of the Company's relative total shareholder return to a predetermined peer group of publicly traded companies over the 2019-2021 fiscal years. The number of shares reported is based on the maximum potential payout.
(8)One-third of these options vested and became exercisable on November 18, 2020. One-half of the remaining options are scheduled to vest and become exercisable on November 18, 2021, and the remaining options are scheduled to vest and become exercisable on November 18, 2022.
(9)This represents an award of restricted stock with performance criteria that vests on November 18, 2022, subject to the achievement of a three-year cumulative Adjusted Operating Income of $125 million. The amount includes shares accrued under the Company’s dividend reinvestment plan.
(10)This represents an award of performance stock that vests on November 18, 2022, subject to the achievement of a three-year cumulative Adjusted Operating Income target and favorable comparison of the Company's relative total shareholder return to a predetermined peer group of publicly traded companies over the 2020-2022 fiscal years. The number of shares reported is based on the maximum potential payout.
(11)This represents a stock award for shares of the Issuer's Class A Common Stock granted on the date of re-election as a director at the Annual Meeting of Shareholders. Per the Deferred Fee Plan for Directors, these shares shall vest 180 days after termination as a member of the Board of Directors.

(12)One-third of these options will vest and became exercisable on December 23, 2020. One-half of the remaining options are scheduled to vest and become exercisable on December 23, 2021, and the remaining options are scheduled to vest and become exercisable on December 23, 2022.
(13)These options vested and became exercisable on December 11, 2020.
(14)These options vested and became exercisable on December 15, 2020.
(15)This represents an award of restricted stock with performance criteria, 20% of which vested on November 18, 2020. The remaining 80% of the award vests on November 18, 2021, subject to the achievement of a one-year cumulative Adjusted Operating Income of $125 million and the continued employment of Mr. Langholz through the vesting date. The amount includes shares accrued under the Company’s dividend reinvestment plan.
Option Exercises and Stock Vested During Fiscal Year 2020
The table below sets forth the number of shares acquired and the value realized upon exercise of stock options and vesting of stock awards during fiscal year 2020 by the listed NEOs. None of our NEOs exercised stock options during the year.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
John H. Tyson			22,618	(2)	2,035,174	(1)
			46,015	(3)	4,140,518	(1)
Noel White			11,524	(2)	1,036,964	(1)
			23,446	(3)	2,109,681	(1)
			2,712	(4)	218,359	(5)
_______________________________
(1)The value is based on our stock price of $89.98 on November 18, 2019.
(2)Represents previously awarded restricted stock with performance criteria that vested on November 18, 2019.
(3)Represents previously awarded performance stock that vested on November 18, 2019.
(4)Represents previously awarded restricted stock that vested on February 14, 2020.
(5)The value is based on our stock price of $80.51 on February 14, 2020.
Pension Benefits
The SERP is a nonqualified deferred compensation plan that provides a retirement benefit to certain officers of the Company, including all of the NEOs. It also provides life insurance protection for certain officers, including Mr. White. The retirement benefit is a lifetime annuity. In fiscal year 2018, the Compensation and Leadership Development Committee elected to suspend new participation and vest benefits for all existing participants in the SERP as of December 31, 2018. The primary formula for calculating the amount of such benefit uses one percent of the average annual compensation paid to the officer for his or her final five years of service multiplied by his or her years of creditable service (the “normal retirement allowance”). “Creditable service” is the number of years and months that the participant has been a contracted officer beginning January 1, 2004, subject to certain grandfathering and grade level criteria. The SERP also provides for catch-up accruals for certain grandfathered participants (officers prior to 2002 receive an additional one percent of their final five-year average annual compensation multiplied by their final five years of creditable service). An officer’s normal retirement allowance cannot decrease from the highest normal retirement allowance amount calculated during the officer’s tenure. In addition, participants in the plan as of July 1, 2014, with at least 20 years of vesting service are generally eligible for a minimum benefit and a tax allowance based on the amount of their executive life insurance premium at the male nonsmoker rate. The Compensation and Leadership Development Committee has the discretion to grant early retirement benefits under the plan.

If a Company-employed participant was in the SERP as of July 1, 2014, and subsequently dies, the participant’s beneficiaries receive a death benefit under the life insurance portion of the SERP. As of October 3, 2020, the life insurance portion of the SERP provided a death benefit of $3,000,000 for Mr. White. Mr. Tyson no longer participates in the life insurance portion of the SERP because previous amounts accrued by him were monetized and are being paid in connection with his becoming a non-executive officer in fiscal year 2008, and Mr. Tyson is currently receiving the benefits. When Mr. Glendinning began participating in the SERP, the life insurance feature was no longer offered. Messrs. Banks and Langholz are ineligible to participate in the SERP because it was frozen prior to their joining the Company.

The following table shows the years of creditable service for benefit accrual purposes and the present value of the accrued benefits for each of the NEOs under the SERP as of October 3, 2020.

Name	Plan Name	Numbers of Years of Creditable Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
John H. Tyson	Tyson Foods, Inc. SERP	15.75	5,166,413	175,196
Noel White	Tyson Foods, Inc. SERP	20.00	7,953,131
Stewart Glendinning	Tyson Foods, Inc. SERP	1.00	176,027
_______________________________
(1)The plan considers only creditable service, as more fully described above. The NEOs’ actual years of service are as follows: Mr. Tyson - 48 years; Mr. White - 37 years; and Mr. Glendinning - 3 years.
(2)The present value of these benefits is based on the following assumptions:

	As of September 28, 2019	As of October 3, 2020
Discount Rate	3.26%	2.74%
Mortality Table for Annuities	RP-2014 mortality tables with MP-2018 generational improvement for males and females with white collar adjustment	PRI-2012 mortality tables with MP-2019 generational improvement for males and females with white collar adjustment
The following table shows the estimated annual single life annuity payable from the plan upon retirement at age 62, based on the specific compensation and years of service classifications indicated below.

Average Cash Compensation	Years of Service
	15	20	25	30	35
$500,000	$75,000	$100,000	$125,000	$150,000	$175,000
$750,000	$112,500	$150,000	$187,500	$225,000	$262,500
$1,000,000	$150,000	$200,000	$250,000	$300,000	$350,000
$1,500,000	$225,000	$300,000	$375,000	$450,000	$525,000
$2,000,000	$300,000	$400,000	$500,000	$600,000	$700,000
$3,000,000	$450,000	$600,000	$750,000	$900,000	$1,050,000
$5,000,000	$750,000	$1,000,000	$1,250,000	$1,500,000	$1,750,000
Nonqualified Deferred Compensation for Fiscal Year 2020
The table below provides information on benefits available to the NEOs for fiscal year 2020 under the Executive Savings Plan and the Retirement Income Plan.

Name	Plan(1)	Executive Contributions in Last Fiscal Year ($)(2)	Company Contributions in Last Fiscal Year ($)(3)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)(5)
John H. Tyson	Executive Savings Plan	135,109	225,082	1,396,073	1,121,713	6,843,790
Noel White	Executive Savings Plan	283,991	236,947	331,378	29,098	4,580,719
	Retirement Income Plan	0	0	65,411	0	792,842
Dean Banks	Executive Savings Plan	0	90,195	4,019	0	94,214
Stewart Glendinning	Executive Savings Plan	268,269	119,992	73,177	0	1,249,889
Chris Langholz	Executive Savings Plan	319,223	66,676	1,512	0	387,411
_______________________________
(1)As further detailed in the narrative below, all NEOs may participate in the Executive Savings Plan. As a previous executive of IBP, inc. (“IBP”), Mr. White also has an account balance in the Retirement Income Plan as further described below.
(2)Amounts in this column are included in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table for Fiscal Year 2020” in this Proxy Statement. The amounts in this column include post-fiscal year 2020 contributions made from the NEOs’ non-equity incentive plan compensation attributable to fiscal year 2020 performance as follows: Mr. Tyson - $88,090; Mr. White - $184,953; Mr. Glendinning - $213,125; and Mr. Langholz - $304,223.
(3)Included in these amounts are Company contributions to the applicable NEOs and pursuant to the Executive Savings Plan subsequent to the end of the fiscal year 2020, though attributable to performance in fiscal year 2020, as follows: Mr. Tyson -

$140,944; Mr. White - $147,962; Mr. Banks - $53,749; Mr. Glendinning - $68,200; and Mr. Langholz - $48,676. A description of the Executive Savings Plan is provided in the subsection titled “Financial, Retirement and Welfare Benefit Plans” in the “Compensation Discussion and Analysis” section of this Proxy Statement, as well as below under the heading “Executive Savings Plan.”
(4)The amounts in this column include post-fiscal year 2020 executive contributions and Company contributions as described in footnotes (2) and (3) above.
(5)In addition to the amounts described in footnotes (2) and (3) above, the amount shown in this column includes the following amounts reported as compensation for each of the NEOs in the Company’s Summary Compensation Tables in previous years:

Name	Amount ($)
John H. Tyson	1,995,207
Noel White	2,848,546
Dean Banks	0
Stewart Glendinning	722,827
Chris Langholz	0
Executive Savings Plan
The Company sponsors the Executive Savings Plan which is available to NEOs and other highly compensated employees of the Company and is intended to provide participants the opportunity to defer up to 60% of their salaries in excess of the limits of the Internal Revenue Code imposed on the Retirement Savings Plan (the qualified 401(k) plan) and 100% of cash performance incentive payments. Participants must elect to defer their compensation for a year in the year prior to performing services, and deferral elections are generally irrevocable. The Executive Savings Plan also provides a matching contribution by the Company equal to 100% of the first 3% of base pay contributed, plus 50% of the next 2% contributed which is not otherwise matched under the Company’s Retirement Savings Plan. Performance incentive payment deferrals are also matched at the same rates. In addition, NEOs and certain other participants receive a non-elective Company contribution equal to 4% of their base salary and annual incentive plan payment. Participants’ accounts under the Executive Savings Plan are adjusted for investment gains or losses. Participants may elect how their accounts are invested from a notional investment based on the investment options available under the Retirement Savings Plan.
For amounts deferred to the Executive Savings Plan on or after January 1, 2005, and any earnings, gains or losses thereon, the following distribution rules apply. Participants must elect the amount of their deferrals and the time and form of their distributions prior to the year their salaries and performance incentive payments to be deferred are earned. Participants may elect to receive distributions in January following termination of employment, in January of a specified calendar year as elected by the participant, or a combination of the foregoing. Participants may apply for an earlier distribution on account of an extraordinary and unforeseeable event. Participants may elect the form of their distributions in either a lump sum payment or annual installments payable over a period not to exceed 15 years from the later of the date the participant terminates employment or attains age 62. Notwithstanding the foregoing, a participant’s account will be distributed in a lump sum if it does not exceed the maximum annual contribution limit under the Retirement Savings Plan following termination of employment. Changes are permitted to these elections only in accordance with limited rules of the plan. Certain key employees may be required to delay a distribution payable at termination of employment for six months as required by law. Notwithstanding a participant’s distribution election, if a participant dies prior to distribution of the account, the account will be paid to the participant’s designated beneficiary beginning in January of the year following the participant’s death in five annual installments or in a lump sum in January of the year following the participant’s death if the value of the account does not exceed the maximum annual contribution limit under the Retirement Savings Plan at the time of distribution. If a participant dies after distributions have begun to the participant, the participant’s designated beneficiary receives payment in accordance with the participant’s distribution election. For account balances prior to January 1, 2005, and earnings, gains and losses thereon, the distribution rules described in the section below titled “Retirement Income Plan” apply.
Any assets reserved for Company payments under the Executive Savings Plan remain subject to the claims of our creditors. Benefits are currently paid from a grantor trust originally established to pay benefits under the Retirement Income Plan. Assets from this grantor trust can be used to pay benefits under the Executive Savings Plan only if there are sufficient assets remaining in the trust after any such payment to satisfy all benefit obligations under the Retirement Income Plan. The Company currently provides funding for this grantor trust on an ongoing basis.
Retirement Income Plan
The Company maintains the Retirement Income Plan, which is a nonqualified deferred compensation plan originally maintained by IBP. The Retirement Income Plan is currently frozen, meaning that no further contributions are permitted to be made. Prior to being frozen, certain employees of IBP could defer their compensation to the Retirement Income Plan and receive matching contributions on their deferrals in excess of limits imposed on qualified plans under the Internal Revenue Code. Accounts under the Retirement Income Plan continue to realize gain or loss. Participants may elect how their accounts are invested from the investment options available under the Retirement Savings Plan. The Retirement Income Plan will terminate after all distributions from the plan have been made.
A participant is eligible for a distribution from the Retirement Income Plan at termination or, if the participant elects, while in-service or on account of a hardship. In-service distributions requested by June 30 are paid in January of the year following the request. Distributions requested on account of hardship may be requested at any time and distributed when approved by the plan’s administrative committee. Distributions are made in the form elected by the participant from a lump sum payment or annual or biannual installments payable over a period not to exceed 15 years from the later of the date the participant terminates employment or attains age 62. Notwithstanding the foregoing, a participant’s account will be distributed in a lump sum if it does not exceed $50,000 at the time of distribution following termination of employment. If a participant dies prior to distribution of the account, the account will be paid to the participant’s designated beneficiary in ten annual installments following the later of the year the participant dies or would have attained age 62, in a lump sum if the value of the account does not exceed $50,000 at the time of distribution or as the beneficiary elects from the distribution options available to the participant. If a participant dies after distributions have begun to the participant, the participant’s designated beneficiary receives payment in accordance with the participant’s distribution election.
The assets of the Retirement Income Plan, including NEOs’ deferrals, are subject to the claims of our creditors and benefits are paid from a trust we established to secure our obligations under the plan.
Potential Payments Upon Termination
The severance terms for Messrs. Tyson, White and Banks are reflected in their respective employment contracts. The severance terms for Messrs. Glendinning and Langholz are based on the Executive Severance Plan.
As of the end of fiscal year 2020, in the event the Company terminated the employment of Messrs. Tyson, White or Banks prior to the expiration of the NEO’s respective employment contract term (other than for “cause” or by reason of their death or permanent disability), a termination by Mr. White or Mr. Banks due to good reason or, in the case of the other NEOs, a termination of employment due to a job elimination or by the NEO due to good reason, the Company will pay, in the case of Mr. Tyson, a lump sum payment equal to two years of his then-current base salary and two times his annual bonus target, in the case of Mr. White or Mr. Banks, his then-current base salary for a period of two years and two times his annual bonus target plus continued medical coverage for up to 18 months, and, in the case of the other NEOs, such officer’s then current base salary for a period of two years, COBRA reimbursements for up to two years of continued coverage, and 12-months of outplacement assistance. In addition, participating NEOs in the Executive Severance Plan are also eligible to receive a pro-rated payout under the Company’s annual incentive plan for the year of termination, provided that the NEO was employed for at least 60 days during the applicable fiscal year, with such payout based on target performance for terminations in the first three quarters of a fiscal year and actual performance for terminations in the fourth quarter.
If an NEO’s employment terminates for “cause” he is not entitled to any of the foregoing benefits and will receive only his accrued but unpaid compensation as of the date of his termination. The term “cause” generally includes, among other things, the NEO engaging in wrongful conduct which results in injury to the Company or engaging in certain criminal activities.
The Executive Severance Plan also provides severance benefits in the event of a qualifying voluntary termination; however, as of October 3, 2020, none of the NEOs were eligible to terminate under the Executive Severance Plan due to a qualifying voluntary termination.
The NEOs would have been entitled to the following estimated payments and benefits from the Company if a termination occurred on the last day of the fiscal year, under the following circumstances. In addition, NEOs may be eligible for payment of their accounts under the Company’s qualified retirement plan, the Employee Stock Purchase Plan and nonqualified plans. For the benefits under these plans, see the sections titled “Compensation Discussion and Analysis,” “Pension Benefits” and “Nonqualified Deferred Compensation for Fiscal Year 2020” of this Proxy Statement.

	Tyson				White
	Termination by Company Without Cause ($)		Termination by Company for Cause ($)	Termination Due to Death or Permanent Disability ($)	Termination by Company Without Cause ($)		Termination by Company for Cause ($)	Termination Due to Death or Permanent Disability ($)
Severance	6,720,000	(1)	0	2,138,400	7,000,000	(1)	0	2,227,500
Accrued and Unpaid Vacation	92,308		92,308	92,308	96,154		96,154	96,154
Acceleration of vesting of equity-based compensation awards(2)	6,533,679		0	7,876,676	5,028,790		0	6,367,163
Health Insurance(3)	0		0	0	14,803		0	14,803
Total	13,345,987		92,308	10,107,384	12,139,747		96,154	8,705,620

	Banks				Glendinning
	Termination by Company Without Cause ($)		Termination by Company for Cause ($)	Termination Due to Death or Permanent Disability ($)	Termination by Company Without Cause ($)		Termination by Company for Cause ($)	Termination Due to Death or Permanent Disability ($)
Severance	6,440,000	(1)	0	2,049,300	2,562,769	(4)	0	1,012,769
Accrued and Unpaid Vacation	88,462		88,462	88,462	59,615		59,615	59,615
Acceleration of vesting of equity-based compensation awards(2)	565,599		0	1,084,482	2,755,729		0	2,781,487
Health Insurance(3)	27,950		0	27,950	14,163		0	14,163
Total	7,122,011		88,462	3,250,194	5,392,276		59,615	3,868,034

	Langholz
	Termination by Company Without Cause ($)		Termination by Company for Cause ($)	Termination Due to Death or Permanent Disability ($)
Severance	1,984,079	(4)	0	784,079
Accrued and Unpaid Vacation	46,154		46,154	46,154
Acceleration of vesting of equity-based compensation awards(2)	2,226,104		0	2,226,104
Health Insurance(3)	24,804		0	24,804
Total	4,281,141		46,154	3,081,141

_______________________________
(1)    These amounts represent (i) in the case of Mr. Tyson, a lump sum payment equal to two years of his then-current base salary and two times his annual target performance incentive and (ii) in the case of Messrs. White and Banks, the continued payment of the NEO’s base salary for two years and two times the annual target performance incentive.
(2)    These amounts represent the value of each NEO’s unvested stock options, restricted stock with performance criteria and performance stock at the target level that would have vested in the event of a termination on October 3, 2020, based on our stock price of $59.31 on October 2, 2020.
(3)With the exception of Mr. Tyson, these amounts represent the premiums to continue the NEOs’ health insurance for the severance period provided in the NEO’s employment contract.  Mr. Tyson’s contract provides that in the case of his disability, he and his spouse are entitled to health insurance until each of their deaths, and his eligible dependents are entitled to health insurance until such time as their eligibility has ceased. In the case of Mr. Tyson’s death, his spouse and eligible dependents are entitled to the same coverage.  With respect to Mr. Tyson, this amount (a) excludes any amount for a spouse, as Mr. Tyson was not married as of October 3, 2020, and (b) excludes any amount for Mr. Tyson, as the period of time for coverage cannot be determined.  As of October 3, 2020, the annual costs for Mr. Tyson’s health insurance totaled $5,520.

(4)These amounts represent continued payment of the NEO’s base salary for two years and one annual incentive target payment under the Company’s annual incentive plan.
Potential Payments Upon a Change in Control
The employment contracts in place in fiscal year 2020 between the Company and Messrs. Tyson, White and Banks, the Company’s Executive Severance Plan with respect to the other NEOs, and the equity-based compensation award agreement, contained change in control provisions in favor of the NEOs. These provisions provided for the acceleration of vesting of the equity-based compensation awards held by the NEOs upon the occurrence of a change in control of the Company. In these provisions, “change in control” was defined as any one of the following: (1) the acquisition by any individual or entity of the Company’s voting securities where the acquisition caused the individual or entity to own 25% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote in the election of directors; (2) a merger, consolidation, combination or like transaction involving the Company in which the shareholders of the Company immediately prior to the transaction did not own at least 50% of the voting power of the issued and outstanding capital stock of the Company immediately after the transaction; (3) the sale or transfer by the Company of more than 50% of its assets or by any shareholder or shareholders of the Company of more than 50% of the voting power of the issued and outstanding capital stock of the Company in any one transaction or a series of related transactions occurring within a one year period in which the Company, any corporation controlled by the Company or the shareholders of the Company immediately prior to the transaction did not own at least 50% of the voting power of the issued and outstanding equity securities of the acquirer immediately after the transaction; (4) a majority of the persons who were members of the Board ceased to be directors within any 12-month period; or (5) the dissolution or liquidation of the Company. However, for the purpose of the acceleration of vesting of equity-based compensation awards, a change in control does not include any event as a result of which one or more of the following persons or entities possessed, immediately after such event, over 50% of the combined voting power of the Company or any successor entity: (i) Tyson Limited Partnership, or any successor entity; (ii) individuals related to Don Tyson by blood, marriage or adoption, or the estate of any such individual (including Don Tyson); or (iii) any entity in which one or more individuals or estates described in the preceding clauses (i) and (ii) possessed over 50% of the combined voting power or beneficial interests of such entity. If such a change in control occurred, any stock options, restricted stock or performance stock that had been previously granted to the executive officer will vest (to the extent not already vested) 60 days after the occurrence of the change in control or upon any earlier date after such change in control if the executive officer is terminated other than for “cause,” as defined in the applicable provisions.
Each NEO would have been entitled to the estimated payments from the Company or its successor described in the table below if a change in control occurred on October 3, 2020. The amounts represent the value of the listed NEOs’ unvested stock options, restricted stock with performance criteria and performance stock that would vest on account of the change in control, based on a closing stock price of $59.31 as of the last trading day of fiscal year 2020. However, if the payments due to a change in control were to result in an excise tax being due, the aggregate payments would be reduced to the largest amount which could be paid without triggering an excise tax. The amounts reported in the table below do not reflect the application of any reduction in benefits pursuant to the applicable employment contracts or the Executive Severance Plan.

Name	Estimated Amount ($)
John H. Tyson	12,462,858
Noel White	9,977,338
Dean Banks	2,100,230
Stewart Glendinning	5,134,329
Chris Langholz	4,565,870
If the Company terminated any NEO following a change in control, such officer is not entitled to any unique benefit because their termination followed a change in control. Instead, the officer would receive the termination benefits described above under the section titled “Potential Payments Upon Termination.”

CEO PAY RATIO DISCLOSURE
We are required by Item 402(u) of Regulation S-K, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, to disclose the ratio of our fiscal year 2020 CEO’s annual total compensation to the median of the annual total compensation of all of our employees. The SEC’s rules for calculating this ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to our pay ratio disclosed below.
We strive to offer competitive compensation for each position considering local labor markets. As a result, our compensation program varies amongst each local market and by position in order to allow us to provide a competitive total rewards package.
The median of the fiscal year 2020 annual total compensation of all of our employees, other than Mr. White, was $37,444. Mr. White’s fiscal year 2020 annual total compensation was $10,993,649, as reported in the Summary Compensation Table for Fiscal Year 2020. The ratio of these amounts (our “Pay Ratio”) for fiscal year 2020 is approximately 294:1.
We believe our fiscal year 2020 Pay Ratio is a reasonable estimate calculated in a manner consistent with SEC rules and in accordance with the methodology described below. From the employee population as of the last day of our 2020 fiscal year (October 3, 2020) based on our payroll records, we identified the median compensated employee (the “Median Compensated Employee”) using as our consistently applied compensation measure gross taxable wages prior to any pre-tax deductions, as reported in the Company’s payroll records for the twelve months ended October 3, 2020. We calculated the annual total compensation for the Median Compensated Employee in accordance with the rules applicable to the Summary Compensation Table for Fiscal Year 2020.
As of October 3, 2020, we had 138,847 employees globally, with 119,915 employees based in the U.S. and 18,932 employees located outside of the U.S. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the company's total number of employees. We applied this de minimis exemption when identifying the Median Compensated Employee by excluding certain employees located outside of the U.S.1
After applying the de minimis exemption, we calculated the Pay Ratio based on our 119,915 U.S. employees, 4,260 China employees, and 10,767 Thailand employees, representing approximately 97% of our global2 full-time, part-time, temporary and seasonal employees who were employed as of October 3, 2020.

___________________________________
1Excluded employee count by each location was as follows: Australia (168); Austria (50); Brazil (831); Canada (8); Colombia (28); Egypt (1); France (2); Germany (1); Hong Kong (6); India (92); Indonesia (2); Ireland (1); Italy (17); Japan (9); Lebanon (1); Malaysia (1,478); Mexico (118); Netherlands (313); New Zealand (104); Peru (72); Philippines (102); Portugal (1); South Africa (1); South Korea (136); Spain (1); Taiwan (7); Turkey (37); UAE (2); United Kingdom (315); and Venezuela (1).
2We employ people in 33 countries globally.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended October 3, 2020. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence. Based on the review and discussions above, the Audit Committee recommended to the Board that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2020 for filing with the SEC.
The Board has delegated to the Audit Committee the responsibility to, among other things, (i) oversee and monitor the Company’s financial reporting, auditing and accounting process, (ii) be directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, (iii) review and oversee the Company’s internal audit department, and (iv) provide an open avenue of communication among the Company’s independent registered public accounting firm, financial and senior management, the internal auditor and the Board. The Audit Committee’s duties and responsibilities are embodied in a written charter, which is evaluated annually. The Audit Committee’s charter was last amended by the Board during August 2020 and is available on the Company’s Investor Relations website at http://ir.tyson.com or in print to any shareholder who sends a request to Tyson Foods, Inc., Attention: Secretary, 2200 West Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999.
Audit Committee of the Board of Directors
Jonathan D. Mariner, Chair
Mike Beebe*
Kevin M. McNamara*
Cheryl S. Miller

*On November 19, 2020, David J. Bronczek was appointed to the Audit Committee and Messrs. Beebe and McNamara ceased serving on the Audit Committee

CERTAIN TRANSACTIONS
The following are the transactions occurring since September 28, 2019 (i) in which the Company was a participant, (ii) where the annual amount involved exceeded $120,000, and (iii) in which the Company’s NEOs, directors, director nominees, principal shareholders and other related parties had a direct or indirect material interest or which the Company has chosen to voluntarily disclose. Other than described in this section, no other transactions of this type are currently proposed.
1.    The Company has contracts with an entity for the lease of wastewater treatment plants that service chicken processing facilities owned by the Company in Nashville, Arkansas and Springdale, Arkansas. During fiscal year 2020, interests in the lessor entity were owned by the following persons: the Donald J. Tyson Revocable Trust (of which John H. Tyson, the Chairman of the Board, is one of the trustees); Berry Street Waste Water Treatment Plant, LP (of which the TLP owns 90%); Carla Tyson (sister of John H. Tyson), Cheryl Tyson (sister of John H. Tyson), and J.J. Caldwell-Tyson (sister of John H. Tyson). Aggregate lease payments made by the Company during fiscal year 2020 with respect to the Nashville facility were $750,000 plus $10,428 for property taxes attributable to the treatment plant. Aggregate lease payments made by the Company during fiscal year 2020 with respect to the Springdale facility were $450,000 plus an amount for property taxes; however, for property tax purposes the treatment plant is not segregated from the processing facility and, as such, the amount of property tax attributable to the treatment plant is not determinable.
2.    In fiscal year 2020, the Company provided administrative services to the Tyson Limited Partnership, and the Tyson Limited Partnership, through its affiliate, TLP Investments, L.P., reimbursed the Company $185,492 for such services.
3.    Ms. Durham, a member of the Board of Directors, is Chief Executive Officer of American Seafoods Group. During fiscal year 2020 the Company paid American Seafoods Group $6,725,715 for direct purchases of fish for the manufacture of certain products for a customer of the Company.
4.    John R. Tyson, son of John H. Tyson, was employed as Chief Sustainability Officer during fiscal year 2020. During fiscal year 2020, John R. Tyson received compensation including a base salary of $272,077, bonuses totaling $133,255, and $8,399 in other employee benefits (including Company contributions to his Retirement Savings Plan account and premiums paid by the Company for a long term disability benefit). On November 18, 2019, John R. Tyson was granted an award of restricted stock with performance criteria with a grant date fair value of $87,500, an award of performance stock with a grant date fair value of $51,818, and an award of non-qualified stock options which will vest in equal annual installments over three years with a grant date fair value of $43,760. All grants were made under the Stock Incentive Plan.
5.     Adam Stouffer, son of Steve Stouffer, the Group President Fresh Meats, was employed as Senior Manager Sales during fiscal year 2020, and received compensation including a base salary of $123,461, bonuses totaling $25,139, and $7,109 in other employee benefits (including Company contributions to his Retirement Savings Plan account and premiums paid by the Company for a long term disability benefit).
6.    Emily Bosse, daughter of Steve Stouffer, was employed as Senior Manager Production Planning during fiscal year 2020, and received compensation including a base salary of $117,316, bonuses totaling $27,400, moving expenses and tax gross ups totaling $48,674, and $6,725 in other employee benefits (including Company contributions to her Retirement Savings Plan account and premiums paid by the Company for a long term disability benefit).
7.    Taylor White, son of Mr. White, was employed as Associate Director Commodity during fiscal year 2020, and received compensation including a base salary of $102,957, bonuses totaling $19,331 and $4,519 in other employee benefits (including Company contributions to his Retirement Savings Plan account and premiums paid by the Company for a long term disability benefit).
The related party transactions described above have been reviewed by the Governance and Nominating Committee, which has determined that the transactions are fair to the Company. The Governance and Nominating Committee oversees and reviews related party and other special transactions between the Company and its directors, executive officers or their affiliates. This review typically entails the receipt of appraisals or other information from independent third parties which are utilized in the Governance and Nominating Committee’s determination of fairness. However, our Governance and Nominating Committee charter requires that the Governance and Nominating Committee review and approve all transactions with related persons as may be required to be disclosed by the rules of the SEC. The Governance and Nominating Committee is responsible for determining whether such transactions are fair to the Company. Directors and executive officers are specifically asked to disclose such transactions annually.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
The Company currently anticipates that the 2022 Annual Meeting of Shareholders (“2022 Annual Meeting”) will be held on February 10, 2022. Proposals of shareholders intended to be presented at the 2022 Annual Meeting must be received by the Company’s corporate secretary at the Company’s principal executive offices on or before August 25, 2021 in order to be eligible for inclusion in the Company’s Proxy Statement and form of proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act.
The Company’s by-laws provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise properly brought before the meeting by or at the direction of the Company’s board of directors or by a shareholder. The Company’s by-laws provide that for any business (other than a proposal included in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) to be brought before an annual meeting by a shareholder, the shareholder must (i) be a shareholder of record on the date the shareholder provides notice to the Company of its intention to bring business before the annual meeting and on the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting, (ii) be entitled to vote at the annual meeting, and (iii) give timely notice of the proposed business in proper written form in compliance with the notice procedures and informational requirements set forth in Article II, Section 10 of the Company’s by-laws. To be timely, the notice must be received by the secretary of the Company at the principal executive office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder to be timely must be so received no more than 120 days prior to such annual meeting nor less than the later of (i) 90 days prior to such annual meeting and (ii) ten days after the day on which public disclosure of the date of the annual meeting was made. To be timely for purposes of the 2022 Annual Meeting, the notice must be received by the Company’s corporate secretary at the Company’s principal executive offices on or before November 13, 2021, but in no event earlier than October 14, 2021.
Under the Company’s by-laws, nominations for director may be made only by the Board (or any duly authorized committee of the Board) or by any shareholder that (i) is a shareholder of record on the date the shareholder provides notice to the Company of its intention to nominate a director nominee for election to the board and on the record date for the determination of shareholders entitled to notice of and to vote at the meeting at which directors will be elected, (ii) is entitled to vote at such meeting, and (iii) gives timely notice of such nomination in proper written form in compliance with the notice procedures and informational requirements set forth in Article II, Section 9 of the Company’s by-laws. To be timely, the notice must be received by the secretary of the Company at the principal executive offices of the Company (i) in the case of an annual meeting, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder to be timely must be so received no more than 120 days prior to such annual meeting nor less than the later of (x) 90 days prior to such annual meeting and (y) ten days after the day on which public disclosure of the date of the meeting was made; and (ii) in the case of a special meeting called for the purpose of electing directors, no more than ten days after the day on which public disclosure of the date of such special meeting was made. To be timely for purposes of the 2022 Annual Meeting, the notice must be received by the Company’s corporate secretary at the Company’s principal executive offices on or before November 13, 2021, but in no event earlier than October 14, 2021.
The Company’s principal executive offices for notices of shareholder proposals, other Company business to be brought at an annual meeting, or nominations for director are located at the address provided below in “Shareholder Communications.”
SHAREHOLDER COMMUNICATIONS
Shareholders and other interested parties may direct communications to individual directors, including the Lead Independent Director, a Board committee, the non-management directors as a group or the Board as a whole, by addressing the communication to the named individual, the committee, the non-management directors as a group or the Board as a whole, c/o Tyson Foods, Inc., Attention: Secretary, 2200 West Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999.
EXPENSES OF SOLICITATION
The cost of soliciting proxies will be borne by the Company. Solicitations may be made by executive officers, directors and employees of the Company personally or by mail, telephone or other similar means of communication. Solicitations by such persons will be made on a part-time basis and no special compensation other than reimbursement of actual expenses incurred in connection with such solicitations will be paid.

ADDITIONAL INFORMATION AVAILABLE
Upon written request of any shareholder, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2020, as filed with the SEC, including the financial statements and data supplementary thereto. The written request should be sent to the corporate secretary at the Company’s principal executive offices at the address provided above under “Shareholder Communications.” The written request must state that as of December 14, 2020, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. In addition, the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2020, including the financial statements and data supplementary thereto, is available on the Company’s Investor Relations website at http://ir.tyson.com.
HOUSEHOLDING OF PROXY MATERIALS
The Company has adopted a procedure called “householding,” of which the SEC has approved. Under this procedure, the Company is permitted to deliver a single copy of the proxy materials to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. If the Company has not received such contrary instructions, then shareholders receiving a single copy of the Company’s proxy materials are deemed to have consented to householding. This procedure reduces the Company’s printing and mailing costs. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards or voting instruction forms. Upon written or oral request, the Company will promptly deliver a separate copy of the proxy materials to any shareholder at a shared address to which the Company delivered a single copy of any of these documents. To request additional copies of any of these documents, please submit your request to the Company in writing at the address, or by calling the phone number, provided below.
If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, you may contact the corporate secretary by mail at 2200 West Don Tyson Parkway, Mail Stop CP004, Springdale, Arkansas 72762-6999, or by calling our Investor Relations department at (479) 290-4524, and provide your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. If you hold shares in “street name,” you may contact your brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
OTHER MATTERS
The material referred to in this Proxy Statement under the caption “Audit Committee Report” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Exchange Act.
So far as is now known, there is no business other than that described above to be presented to the shareholders for action at the Annual Meeting. Should other business come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.
By Order of the Board of Directors
Amy Tu
Secretary

December 23, 2020

TYSON FOODS, INC.
2000 STOCK INCENTIVE PLAN
(As Amended and Restated Effective February 11, 2021)

    The provisions of the Plan, as amended and restated effective February 11, 2021, shall apply to Stock Incentives granted on and after the effective date.

SECTION 1 - DEFINITIONS

1.1    Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)    “Affiliate” means (i) any Subsidiary; (ii) an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or (3) any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b)    “Board of Directors” means the board of directors of the Company.

(c)    “Change in Control” except as may otherwise be explicitly specified in a Stock Incentive Agreement or Stock Incentive Program, means any one of the following events which may occur after the date hereof:

(1)    the acquisition by any individual, entity or “group,” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes any such Person to own twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this Section, the following shall not be deemed to result in a Change in Control, (i) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company, in which case any such subsequent acquisition shall be deemed to be a Change in Control; or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(2)    merger, consolidation, share exchange, combination, reorganization or like transaction involving the Company in which the stockholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction;

(3)    the sale or transfer (other than as security for the Company’s obligations) of more than fifty percent (50%) of the assets of the Company in any one transaction or a series of related transactions occurring within a one (1) year period in which the Company, any corporation controlled by the Company or the stockholders of the Company immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction;

(4)    the sale or transfer of more than fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company by the holders thereof in any one transaction or a series of related transactions occurring within a one (1) year period in which the Company, any corporation controlled by the Company or the stockholders of the Company immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction;

(5)    within any twelve-month period the persons who were directors of the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors; provided that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) relating to the election of directors of the Company shall be deemed to be an Incumbent Director; or

(6)    the dissolution or liquidation of the Company;

provided, however, that with respect to any Stock Incentive subject to the time and form of payment rules Code Section 409A and which provides for payment due to a Change in Control, “Change in Control” shall mean “a change in ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of a corporation” as defined in Code Section 409A (as may be modified under the Stock Incentive Agreement or Stock Incentive Program and as permitted by Code Section 409A). No accelerated vesting, payment, or other settlement with respect to any Stock Incentive shall be made solely on the basis of the occurrence of a Change in Control; provided, however, that the Plan shall not preclude acceleration of vesting and/or payment, or other settlement of a Stock Incentive held by a Participant if (I) within twenty-four (24) months following such Change in Control, the Participant experiences a Separation from Service or Termination of Employment under such circumstances as may be set forth by the Committee in the applicable Stock Incentive Agreement or as may be modified by the Committee thereafter, or (II) the value of any Stock Incentive is not effectively assumed or equivalent value is not provided (as determined by the Committee, as constituted prior to the Change in Control in its sole and absolute discretion), in connection with a Change in Control, subject to such terms and conditions as may be established by the Committee in its discretion.

(d)    “Code” means the Internal Revenue Code of 1986, as amended.

(e)    “Committee” means the committee appointed by the Board of Directors to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the independence requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded. Notwithstanding the foregoing, with respect to Stock Incentives granted by an officer or officers of the Company and/or the Chairperson of the Committee pursuant to Section 2.3(b), the “Committee” as used in the Plan shall mean such officer or officers and/or such Chairperson, unless the context would clearly indicate otherwise.

(f)    “Company” means Tyson Foods, Inc., a Delaware corporation.

(g)    “Disability” unless otherwise defined by the Committee in the applicable Stock Incentive Agreement or Stock Incentive Program, has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates. Notwithstanding the foregoing, with respect to any Stock Incentive subject to the time and form of payment rules Code Section 409A and which provides for payment due to a Disability, “Disability” shall mean “disability” as defined in Code Section 409A (as may be modified under the Stock Incentive Agreement or Stock Incentive Program and as permitted by Code Section 409A).

(h)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(i)    “Exercise Price” has the meaning ascribed to it in Section 3.2(a).

(j)    “Fair Market Value” with regard to a date means the closing price at which Stock shall have been sold on that date or the last trading date prior to that date as reported by the New York Stock Exchange and published in The Wall Street Journal.

(k)    “Incentive Stock Option” means an incentive stock option contemplated by the provisions of Code Section 422 or any successor thereto.

(l)    “Nonqualified Stock Option” means an option that is not designated as, or otherwise intended to be, an Incentive Stock Option.

(m)    “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

(n)    “Other Stock-Based Award” means a Stock Incentive described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and may be settled in cash or in Stock. Other Stock-Based Awards may include, but not be limited to, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.

(o)    “Over 10% Owner” means an individual who at the time an Incentive Stock Option is granted owns Company stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(p)    “Participant” means an individual who receives a Stock Incentive hereunder.

(q)    “Performance Goals” means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to a Stock Incentive granted to a Participant under the Plan. Performance Goals may be described in terms of Company-wide objectives or in terms of objectives that are related to performance of the division, Affiliate, department or function within the Company or an Affiliate in which the Participant receiving the Stock Incentive is employed or on which the Participant’s efforts have the most influence. The achievement of the Performance Goals established by the Committee for any Performance Period will be determined without regard to the effect on such Performance Goals of any acquisition or disposition by the Company of a trade or business, or of substantially all of the assets of a trade or business, during the Performance Period. The Performance Goals established by the Committee for any Performance Period under the Plan may consist of one or more of the following:
(1)    earnings per share and/or growth in earnings per share;
(2)    operating cash flow and/or growth in operating cash flow;
(3)    cash available;
(4)    net income and/or growth in net income;
(5)    revenue and/or growth in revenue;
(6)    total shareholder return (measured as the total of the appreciation of, and dividends declared on, the Stock);
(7)    return on invested capital;
(8)    return on shareholder equity;
(9)    return on assets;
(10)    return on common book equity;
(11)    operating income;
(12)    EBIT, EBITDA or EBITDAR; or
(13)    Company stock price performance.

The Performance Goals may be established individually, alternatively, or in any combination, and measured either quarterly, annually, or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, including in relation to previous quarters’ or years’ results or to a designated comparison group.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under ASC 718, amortization of acquired technology and intangibles, and significant impairments; litigation or claim judgments or settlements; the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for restructuring and related programs; discontinued operations; gains and losses associated with the sale or closure of operations; other non-operating gains and losses; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence.

(r)    “Performance Period” means, with respect to a Stock Incentive, a period of time within which the Performance Goals relating to such Stock Incentive are to be measured. The Performance Period will be established by the Committee at the time the Stock Incentive is granted.

(s)    “Plan” means the Tyson Foods, Inc. 2000 Stock Incentive Plan.

(t)    “Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company, subject to the following requirements:

(1)    in the case of a Participant who is an employee of the Company, a termination of the Participant’s employment where either (i) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (ii) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months); or

(2)    in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient where (i) the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient expires, if the expiration constitutes a good-faith and complete termination of the contractual relationship; or (ii) with respect to amounts payable to the Participant under a Stock Incentive upon the termination of the independent contractor’s relationship with the Service Recipient, no amount will be paid to the Participant before a date that is at least twelve (12) months after the day on which the contract expires under which the Participant performs services for the Service Recipient (or, in the case of more than one contract, all such contracts expire) and no amount payable to the Participant on that date will actually be paid to the Participant if, after the expiration of the contract (or contracts) and before that date, the Participant performs services for the Service Recipient as an independent contractor or an employee; or

(3)    in any case, as may otherwise be permitted under Code Section 409A.

(u)    “Stock” means the Company’s Class A $.10 par value common stock.

(v)    “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(w)    “Stock Incentive Agreement” means a (1) written agreement between the Company and a Participant evidencing an award of a Stock Incentive or (2) an electronic notice of award grant in a form approved by the Company and recorded by the Company in an electronic recordkeeping system used for the purpose of tracking award grants under the Plan generally and, if required by the Committee, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Committee may require.

(x)    “Stock Incentive Program” means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(y)    “Stock Incentives” means, collectively, Options, Stock Appreciation Rights, and Other Stock-Based Awards.

(z)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(aa)    “Termination of Employment” means the termination of the employee-employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2 - THE STOCK INCENTIVE PLAN

2.1    Purpose of the Plan. The Plan is intended to (a) provide incentive to officers, employees, directors, consultants and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers, employees, directors, consultants and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining such key personnel.

2.2    Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, 93,000,000 shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance pursuant to Stock Incentives, all or any of which may be pursuant to any one or more Stock Incentives, including without limitation, Incentive Stock Options. At no time may the Company have outstanding Stock Incentives and shares of Stock issued in respect of Stock Incentives under the Plan in excess of the Maximum Plan Shares. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. For purposes of determining the number of shares of Stock issued upon the exercise, settlement or grant of a Stock Incentive under this Section, (a) any shares of Stock withheld to satisfy tax withholding obligations or the Exercise Price shall be considered issued under the Plan and (b) the settlement of a Stock Appreciation Right shall be treated as a settlement in shares of Stock without regard to whether settlement was in cash or shares of Stock.

2.3    Administration of the Plan.

(a)    The Plan is administered by the Committee.  The Committee has full authority in its discretion to determine the officers, employees, directors, consultants and service providers of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to correct any defect or reconcile any inconsistency in the Plan or between the Plan and any Stock Incentive Agreement or Stock Incentive Program; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated).  The Committee’s decisions are final and binding on all Participants.

(b)    Notwithstanding any other provision of this Plan, the Board of Directors or the Committee, may by resolution authorize one or more officers of the Company and/or the Chairman of the Committee to do one or more of the following: (1) designate individuals (other than officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act) to receive Stock Incentives under the Plan; (2) determine the number of shares of Stock subject to such Stock Incentives; provided however, that the resolution shall specify the total number of shares of Stock that may be granted subject to such Stock Incentives; (3) interpret the provisions of a Stock Incentive Agreement or Stock Incentive Program; and / or (4) determine the treatment of Stock Incentives upon a Termination of Employment or Separation from Service.

2.4    Eligibility and Limits.  Stock Incentives may be granted only to officers, employees, directors, consultants and other service providers of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s).

2.5    Service Providers Outside of the United States.  Without amending the Plan, the Committee shall have the power and authority to determine which Affiliates shall be covered by this Plan and which service providers outside the United States of America shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures, or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Any such rules, procedures, or sub-plans may be reflected on Appendix A, as updated by the Company from time to time. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures, and sub-plans with provisions that limit or modify rights on death, disability, or retirement or on Separation from Service or Termination of Employment; available methods of exercise or settlement of a Stock Incentive; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. Any such Stock Incentive shall conform to the requirements set forth in the Plan, except to the limited extent a modification is necessary for the Stock Incentive to comply with an applicable local law.

SECTION 3 - TERMS OF STOCK INCENTIVES

3.1    Terms and Conditions of All Stock Incentives.

(a)    The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits on Options, Stock Appreciation Rights and other Stock Incentives as described in the following sentence.

The maximum number of shares of Stock with respect to which (1) Options, (2) Stock Appreciation Rights and (3) Other Stock-Based Awards that are not settled in cash may be granted during any calendar year to any employee may not exceed 1,000,000, subject to adjustment in accordance with Section 5.2 and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to Other Stock-Based Awards that are payable in cash may not exceed Five Million Dollars ($5,000,000). In applying this limitation, if an Option or Stock Appreciation Right, or any portion thereof, granted to an employee is cancelled or repriced for any reason, then the shares of Stock attributable to such cancellation or repricing either shall continue to be counted as an outstanding grant or shall be counted as a new grant of shares of Stock, as the case may be, against the affected employee’s 1,000,000 share limit for the appropriate calendar year.

(b)    Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Stock Incentive, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or payment of the Stock Incentive. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void. Other than Stock Incentives granted as inducements to the hiring of an eligible service provider or Stock Incentives subject to performance criteria, any Stock Incentive granted to a Participant who is an employee shall be subject to a minimum vesting period of twelve (12) months, with permissible exceptions for death, Disability, retirement, an involuntary termination of service, extraordinary corporate events such as a Change in Control, or other extenuating circumstance, as may be set forth by the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may subsequently determine.

(c)    At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of a Stock Incentive and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Stock Incentive is vested or settled, as applicable, unless the Performance Goal is based solely on the increase in value of the Stock. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void.

(d)    The date a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

(e)    Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

(f)    Unless otherwise permitted by the Committee, Stock Incentives are not transferable or assignable except as provided in this Section. Following a Participant’s death, Stock Incentives shall be transferred or assigned to the Designated Beneficiary; or if the Participant does not have a Designated Beneficiary, to the Participant’s surviving spouse; or if the Participant is unmarried, to the Participant’s estate. Notwithstanding the foregoing, the Committee shall not permit Incentive Stock Options to be transferred or assigned except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death. Stock Incentives are exercisable, during the Participant’s lifetime, only by the Participant or by the legal representative of the Participant in the event of the Participant’s Disability. In the event of the death of the Participant, Stock Incentives are only exercisable by the Designated Beneficiary; or if the Participant does not have a Designated Beneficiary, by the Participant’s surviving spouse; or if the Participant is unmarried, by the legal representative of the Participant’s estate if one is appointed within ninety (90) days of the Participant’s death; or if no such legal representative is appointed, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death. For purposes of this Section, the Participant’s ‘Designated Beneficiary’ is the beneficiary of the Participant designated in writing in the manner and within the time frame provided by the Committee. Notwithstanding the foregoing, this Section 3.1(f) shall not preclude transfer to the Company and transfer to facilitate the settlement of Stock Incentives consistent with the terms of the Plan and applicable law.

(g)    After the date of grant of a Stock Incentive, the Committee may, in its sole discretion, modify the terms and conditions of a Stock Incentive, except to the extent that such modification would be inconsistent with other provisions of the Plan or would adversely affect the rights of a Participant under the Stock Incentive (except as otherwise permitted under the Plan or Stock

Incentive) or would be inconsistent with other provisions of the Plan; including the acceleration of the first twelve (12) months of a vesting period other than in accordance with Section 3.1(b).

(h)    In connection with the settlement of any Stock Incentive, the Committee may reduce the amount of any settlement proceeds otherwise due the Participant by any then outstanding indebtedness owed by the Participant to the Company or any Affiliate; provided, however, that no offset shall be applied if the action would cause adverse tax consequences under Section 409A of the Code.

3.2    Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option.  Incentive Stock Options may only be granted to employees of the Company or any Subsidiary. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a)    Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

(b)    Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option must be as specified in the applicable Stock Incentive Agreement.

(c)    Payment. Payment for all shares of Stock purchased pursuant to the exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides, but in any case subject to such procedures or restrictions as the Committee may impose:

(1)    by delivery or deemed delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(2)    in a cashless exercise through a broker; or

(3)    by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

(d)    Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, subject to the limitation in Section 3.1(b), the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

(e)    Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Stock Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)    Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(g)    No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

(h)    No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders the Exercise Price of an Option may not be reduced, directly or indirectly, after the grant of the Option, including any surrender of the Option in consideration of, or in exchange for: (1) the grant of a new Option having an Exercise Price below that of the Option that was surrendered; (2) Stock; (3) cash; or (4) any other Stock Incentive.

3.3    Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement.  A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

(a)    Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

(b)    Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, subject to the limitation in Section 3.1(b), the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c)    No Repricing or Buyouts. Except as provided in Section 5.2, without the approval of the Company’s stockholders, the price of a Stock Appreciation Right may not be reduced, directly or indirectly, after the grant of the Stock Appreciation Right, including any surrender of the Stock Appreciation Right in consideration of, or in exchange for: (1) the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered; (2) Stock; (3) cash, or (4) any other Stock Incentive.

3.4    Terms and Conditions of Other Stock-Based Awards. An Other Stock-Based Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of any of the following: (i) a number of, or the value of, a specified or determinable number of shares of Stock granted by the Committee, (ii) a percentage or multiple of the value of a specified number of shares of Stock determined by the Committee, or (iii) dividend equivalents on a specified, or a determinable number, or a percentage or multiple of a specified number, of shares of Stock determined by the Committee. At the time of the grant, the Committee must determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as may be applicable; and the Performance Goals or other performance criteria, if any, applicable to the determination of the ultimate payment value of the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

(a)    Payment. Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

(b)    Conditions to Payment. Each Other Stock-Based Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of an Other Stock-Based Award, subject to the limitation in Section 3.1(b), the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid in whole or in part.

(c)    Treatment of Dividends. Any dividends payable on Other Stock-Based Awards issued and outstanding shall not be paid to the recipient Participant, if at all, any earlier than the date the underlying shares of Stock become earned and/or vested.

(d)    Deferral of Other Stock-Based Awards. The Committee may, but need not, permit a Participant to defer receipt of the settlement proceeds in satisfaction of earned Other-Stock-Based Awards that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, provided that any such deferral shall be administered in good faith compliance with Section 409A of the Code and the guidance thereunder, including the following rules:

(1)    A Participant may elect to defer settlement of such an Other Stock-Based Award by making a valid, irrevocable election prior to: (i) six months before the end of the applicable performance period if it qualifies as “performance based compensation” (within the meaning of Code Section 409A), provided that such election is made before the amount of the compensation is readily ascertainable, or (ii) in any other case, thirty (30) days following the date of its grant, provided that the election is made at least twelve (12) months in advance of the earliest date on which the Other Stock-Based Award may otherwise vest (disregarding for this purpose any accelerated vesting that may occur as a result of death, a “disability” (within the meaning of Section 409A of the Code), or a “change in the ownership or effective control or in the ownership of a substantial portion of the assets of the corporation” (within the meaning of Section 409A of the Code));

(2)    A Participant may elect to have such Other Stock-Based Award settled at such time(s) or upon such event(s) as the Committee may allow provided such time((s) and event(s) are permitted pursuant to Section 409A of the Code;

(3)    Notwithstanding the foregoing, with respect to a Participant who, as of the date of the Participant’s Separation from Service, is a “specified employee” within the meaning of Section 409A of the Code and the Treasury regulations and other guidance thereunder, any settlement of a deferred Other-Stock-Based Award on account of the Participant’s Separation from Service may not be made earlier than six (6) months following such Participant’s Separation from Service, except that in the event of any Participant’s earlier death, such deferred Other Stock-Based Award shall be paid within thirty (30) days after the Company receives notice of the Participant’s death; an

(4)    The Committee is authorized to take such action as it deems necessary and reasonable to avoid the application of the additional tax described in Section 409A(a)(1)(B) of the Code to any Other Stock-Based Award deferred hereunder.

(5)    Other Stock-Based Awards deferred pursuant to this Section 3.4(d) shall continue to be credited in the number of shares of Stock subject to the Other Stock-Based Award that are being deferred and shall be settled in the same form as provided for in the applicable Stock Incentive Agreement.

3.5    Treatment of Awards Upon Termination of Service. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine; provided, however, that the Committee shall not exercise its discretion to accelerate the vesting of any Stock Incentive within the first twelve (12) months of a vesting period other than in accordance with Section 3.1(b) The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect all or a portion of the Participant’s period of service or such other factors as the Committee determines are relevant to its decision to continue the award.

SECTION 4 - RESTRICTIONS ON STOCK

4.1    Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program.  During the

period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2    Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

SECTION 5 - GENERAL PROVISIONS

5.1    Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Incentive, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Incentive pursuant to such procedures as the Committee may establish. A Participant may satisfy the withholding tax in cash, cash equivalents, or, if and to the extent the applicable Stock Incentive Agreement, Stock Incentive Program, or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, tax withholding obligation arising from exercise or payment of a Stock Incentive.

5.2    Changes in Capitalization; Merger; Liquidation.

(a)    The number and kind of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Other Stock-Based Awards; the number and kind of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant, or payment as applicable, of each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award; the Exercise Price of each outstanding Option; the specified number and kind of shares of Stock to which each outstanding Stock Appreciation Right and Other Stock-Based Award pertains; the total number of shares of Stock that may be subject to Stock Incentives granted by one or more officers of the Company and/or the Chairperson of the Committee; the maximum number of shares as to which Options, Stock Appreciation Rights, and other Stock Incentives may be granted to an employee during any calendar year; and the threshold price of each Stock Appreciation Right, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying a Stock Incentive to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)    Notwithstanding any other provision of the Plan to the contrary, in the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control, that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Stock Incentives and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new stock incentives by the Company or by a third party, the settlement of any Stock Incentive in cash or cash equivalents, the acceleration of Stock Incentives, the removal of restrictions on outstanding Stock Incentives, other adjustments to outstanding Stock Incentives or the termination of outstanding Stock Incentives in exchange for the cash value, if any, determined in good faith by the Committee of the vested and/or unvested portion of the Stock Incentives, all as may be provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. The Committee may also use the Plan to assume stock incentives not originally granted under the Plan. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive.

(c)    Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer in lieu of the shares of Stock that are subject to the Stock Incentive.

(d)    The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3    Compliance with Code.

(a)    Code Section 422.    All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

(b)    Code Section 409A.    Except to the extent provided otherwise by the Committee, Stock Incentives under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that a Stock Incentive, Stock Incentive Agreement, Stock Incentive Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Stock Incentive, Stock Incentive Agreement, Stock Incentive Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Stock Incentive Agreement, and / or Stock Incentive Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

5.4    Right to Terminate Employment or Service Relationship. Nothing in the Plan or in any Stock Incentive Agreement confers upon any Participant the right to continue as an officer, employee, director or service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or service relationship at any time.

5.5    Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.6    Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.7    Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.8    Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the

Participant under such Stock Incentive, unless required to comply with any provision of the Code, applicable securities laws, or the rules of any exchange upon which the Company’s Stock is listed. Any termination of the Plan involving the accelerated settlement of Stock Incentives subject to the provisions of Section 409A of the Code shall be effected in accordance with the requirements of Section 409A of the Code, including Treasury Regulation Section 1.409A-3(j)(4)(ix) or any successor guidance.

5.9    Stockholder Approval. The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Stock Incentive granted hereunder will be void.

5.10    Choice of Law. The laws of the State of Delaware govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

IN WITNESS WHEREOF, the Company has executed this Plan on this 11th day of February, 2021.

    TYSON FOODS, INC.

    By: __________________________________________

    Title: _________________________________________

Appendix A

Rules, Procedures, and Sub-Plans for Service Providers Outside of the United States

United Kingdom

For purposes of delivering Stock Incentives to persons located in the United Kingdom, only an employee who is on the payroll and performs duties as a bona fide employee of a United Kingdom-registered Affiliate shall be eligible to be a Participant hereunder.

Tyson

2200 WEST DON TYSON PARKWAY
SPRINGDALE, AR 72762-6999

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on February 10, 2021 for shares held directly and by 11:59 P.M. Eastern Time on February 8, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TSN2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on February 10, 2021 for shares held directly and by 11:59 P.M. Eastern Time on February 8, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D28615-P47233 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TYSON FOODS, INC.

The Board of Directors recommends that you vote FOR items 1, 2 and 3:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. John H. Tyson	☐	☐	☐
1b. Les R. Baledge	☐	☐	☐
1c. Gaurdie E. Banister Jr.	☐	☐	☐
1d. Dean Banks	☐	☐	☐
1e. Mike Beebe	☐	☐	☐
1f. Maria Claudia Borras	☐	☐	☐
1g. David J. Bronczek	☐	☐	☐
1h. Mikel A. Durham	☐	☐	☐
1i. Jonathan D. Mariner	☐	☐	☐
1j. Kevin M. McNamara	☐	☐	☐
1k. Cheryl S. Miller	☐	☐	☐
1l. Jeffrey K. Schomburger	☐	☐	☐

	For	Against	Abstain
1m. Robert Thurber	☐	☐	☐
1n. Barbara A. Tyson	☐	☐	☐
1o. Noel White	☐	☐	☐
2. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending October 2, 2021.	☐	☐	☐
3. To approve the amendment and restatement of the Tyson Foods, Inc. 2000 Stock Incentive Plan.	☐	☐	☐

The Board of Directors recommends that you vote AGAINST items 4, 5 and 6:	For	Against	Abstain
4. Shareholder proposal to request a report regarding human rights due diligence.	☐	☐	☐
5. Shareholder proposal regarding share voting.	☐	☐	☐
6. Shareholder proposal to request a report disclosing the policy and procedures, expenditures, and other activities related to lobbying and grassroots lobbying communications.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournments or postponements thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Tyson

Tyson Foods, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D28616-P47233

PROXY
TYSON FOODS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
FEBRUARY 11, 2021

The undersigned shareholder(s) of TYSON FOODS, INC. hereby appoint(s) John Tyson and Kevin M. McNamara, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed on the reverse side, at the Annual Meeting of Shareholders to be held via webcast, on February 11, 2021, at 10:00 a.m. Central Time, and at any adjournments or postponements thereof, for the transaction of the business listed on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

IMPORTANT - PLEASE SIGN AND DATE ON BACK OF CARD. RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE; NO POSTAGE NECESSARY.

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

TYSON FOODS, INC.

Tyson

2200 WEST DON TYSON PARKWAY
SPRINGDALE, AR 72762-6999

Meeting Information

Meeting Type: Annual
For holders as of: December 14, 2020
Date: February 11, 2021 **Time:** 10:00 AM CT
Location: Meeting via the Internet-please visit www.virtualshareholdermeeting.com/TSN2021.

The company will be hosting the meeting via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/TSN2021 and be sure to have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page).

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

D28618-P47233

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT FORM 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 28, 2021 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote By Internet:

Before The Meeting:

Go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

During The Meeting:

Go to *www.virtualshareholdermeeting.com/TSN2021*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

D28619-P47233

Voting Items

The Board of Directors recommends that you vote FOR items 1, 2 and 3:

1. Election of Directors

   Nominees:

   1a. John H. Tyson

   1b. Les R. Baledge

   1c. Gaurdie E. Banister Jr.

   1d. Dean Banks

   1e. Mike Beebe

   1f. Maria Claudia Borras

   1g. David J. Bronczek

   1h. Mikel A. Durham

   1i. Jonathan D. Mariner

   1j. Kevin M. McNamara

   1k. Cheryl S. Miller

   1l. Jeffrey K. Schomburger

   1m. Robert Thurber

   1n. Barbara A. Tyson

   1o. Noel White

D28620-P47233

The Board of Directors recommends that you vote AGAINST items 4, 5 and 6:

4. Shareholder proposal to request a report regarding human rights due diligence.

5. Shareholder proposal regarding share voting.

6. Shareholder proposal to request a report disclosing the policy and procedures, expenditures, and other activities related to lobbying and grassroots lobbying communications.

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournments or postponements thereof.